UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Cardinal Health, Inc.
(Name of Registrant as Specified In Its Charter)
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CardinalHealth™

Proxy Statement

Notice of Annual Meeting of Shareholders

24

CARDINAL HEALTH 2024 Proxy Statement	1

LETTER TO CARDINAL HEALTH SHAREHOLDERS
SEPTEMBER 16, 2024
Fiscal 2024 was a year of strong financial performance at Cardinal Health, delivered in tandem with key strategic progress in the portfolio. We finished the year with continued momentum, and the Board and management team are working together to advance our strategy to maximize shareholder value creation.
CONTINUED STRATEGIC FOCUS ON MAXIMIZING SHAREHOLDER VALUE
We continue to advance our strategy to build upon the growth and resiliency of the Pharmaceutical and Specialty Solutions segment, execute our Global Medical Products and Distribution (“GMPD”) Improvement Plan, and accelerate our growth in key areas, while optimizing our portfolio to maximize shareholder value creation. This year we took decisive actions to simplify our business and drive performance, including reorganizing our operating and segment reporting structure to enhance management focus while enabling efficiencies, accountability, and transparency. We grew our largest and most significant business, Pharmaceutical and Specialty Solutions, above our targeted long-term growth rate. In GMPD, we continued to execute our Improvement Plan initiatives, returning the business to profitability. Looking ahead, we remain committed to executing the GMPD Improvement Plan and have identified additional near-term value creation opportunities for the segment.
FISCAL 2024 PERFORMANCE
We delivered strong financial performance in fiscal 2024, growing both operating earnings and diluted earnings per share. Pharmaceutical and Specialty Solutions grew segment profit 7%, while GMPD segment profit of $92 million was an almost $240 million year-over-year improvement. We also generated nearly $3.8 billion of operating cash flow, which positioned us to return $1.25 billion to shareholders through share repurchases and dividends as well as make strategic investments in our business, such as the acquisition of Specialty Networks, a tech-enabled multi-specialty platform.
UPDATES TO THE COMPOSITION OF THE BOARD AND COMMITTEE LEADERSHIP
We have a strong, refreshed Board with deep, relevant experience as well as a mix of tenures, backgrounds, and gender and ethnic diversity. In March, we welcomed Bob Azelby to the Board. Bob is a seasoned former executive with a strong track record of leading large, complex organizations in the biopharmaceutical, oncology, and specialty pharmaceutical spaces. Also during the past year, Nancy Killefer became Chair of our Human Resources and Compensation Committee, replacing Carrie Cox, who retired from the Board last year. A member of our Board since 2015, Nancy brings substantial board leadership experience to this role. Overall, our Board’s skillsets are closely aligned with our strategic priorities, and we believe that our directors possess the right experience, skills, and backgrounds to effectively oversee our business strategy as it evolves. As noted in the proxy statement, Steven Barg and Sujatha Chandrasekaran will be departing the Board when their terms expire this year. On behalf of the Board, I would like to thank Steven and Suja for their service and for their valuable contributions to the Board.
OPERATING SUSTAINABLY
The Board is highly engaged regarding our ESG priorities and provides oversight of the company’s overall sustainability efforts through our Governance and Sustainability Committee. We continue to drive progress across a focused set of ESG priorities that we believe differentiate us in the market and help us to create long-term, sustainable value for all our stakeholders. We were happy to share earlier this year that we received approval of our near-term science-based greenhouse gas emissions reduction targets from the Science Based Targets initiative. We plan to share more about these targets and our progress against them in our fiscal 2024 ESG Report.
SHAREHOLDER ENGAGEMENT
This past summer, the company contacted shareholders representing 51% of our outstanding shares and met with shareholders representing 35% of our outstanding shares. Nancy Killefer and I participated in select meetings with shareholders representing 30% of our outstanding shares. In these discussions, we provided updates on our strategy, Board composition and refreshment, governance practices, executive compensation, and sustainability topics. These are important conversations, and we greatly value the insights that our shareholders provide, which we share with the full Board.

2	CARDINAL HEALTH 2024 Proxy Statement

LETTER TO CARDINAL HEALTH SHAREHOLDERS
LOOKING FORWARD
Our success would not be possible without the commitment of our more than 48,000 employees worldwide, who remain focused on our mission to improve the lives of people every day. They continue to put our customers first and are foundational to our success.
On behalf of our Board, I thank you for your share ownership and continued support of Cardinal Health. Following a strong fiscal 2024, the Board is excited to oversee execution of the company’s strategic priorities, which are designed to achieve our plans for growth for fiscal 2025 and beyond. We look forward to working with you and all our partners to ensure that Cardinal Health continues its essential role in healthcare.

Sincerely, Gregory B. Kenny Chairman of the Board

CARDINAL HEALTH 2024 Proxy Statement	3

NOTICE
of Annual Meeting
of Shareholders
September 16, 2024
The 2024 annual meeting of shareholders (the “Annual Meeting”) will be conducted virtually. You will be able to participate in the virtual meeting online, vote your shares electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/CAH2024.
VIRTUAL MEETING
The Annual Meeting is a virtual shareholder meeting at www.virtualshareholdermeeting.com/CAH2024.
RECORD DATE
Shareholders of record as of September 9, 2024 are entitled to vote at the Annual Meeting.
PROXY VOTING
Please vote your shares promptly to ensure the presence of a quorum during the Annual Meeting. Voting your shares now via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expense of additional solicitation. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option.
We are requesting your vote to:
ITEMS OF BUSINESS

WEDNESDAY, NOVEMBER 6, 2024 8:00 a.m. Eastern Time Virtual Meeting www.virtualshareholdermeeting.com/CAH2024

VOTE IN ADVANCE OF THE MEETING IN ONE OF FOUR WAYS:

INTERNET Visit 24/7 www.proxyvote.com

BY TELEPHONE Call the toll-free number 1-800-690-6903 within the United States, U.S. territories, or Canada

BY MAIL Mark, sign, and date proxy card and return by mail in enclosed postage-paid envelope

VIRTUAL MEETING See page 87 for instructions on how to attend and vote your shares

Elect the 10 director nominees named in the proxy statement;	Please refer to the enclosed proxy materials or the information forwarded by your bank, broker, or other holder of record to see which voting methods are available to you.
Approve, on a non-binding advisory basis, the compensation of our named executive officers;

Ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending June 30, 2025;

Vote on a shareholder proposal described in the proxy statement, if properly presented at the Annual Meeting; and
Transact such other business as may properly come before the meeting or any adjournment or postponement.

MEETING DETAILS See “Proxy Summary” and “Other Matters” for details.
By Order of the Board of Directors.
Patrick C. Pope
Executive Vice President, General Counsel, and Secretary
September 16, 2024

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on November 6, 2024: The Notice of Annual Meeting of Shareholders, the accompanying proxy statement, and our 2024 Annual Report to Shareholders are available at www.proxyvote.com. These proxy materials are first being sent or made available to shareholders commencing on September 16, 2024.

4	CARDINAL HEALTH 2024 Proxy Statement

PROXY SUMMARY
This summary highlights certain information contained elsewhere in our proxy statement. This summary does not contain all the information that you should consider, and you should carefully read the entire proxy statement and our 2024 Annual Report to Shareholders before voting. References to our fiscal years in the proxy statement mean the fiscal year ended or ending on June 30 of such year. For example, “fiscal 2024” refers to the fiscal year ended June 30, 2024.
About Us
Headquartered in Dublin, Ohio, Cardinal Health, Inc. is a global healthcare services and products company providing customized solutions for hospitals, healthcare systems, pharmacies, ambulatory surgery centers, clinical laboratories, physician offices, and patients in the home. We distribute pharmaceuticals and medical products and provide cost-effective solutions that enhance supply chain efficiency. We connect patients, providers, payers, pharmacists, and manufacturers for integrated care coordination and better patient management.
Effective January 1, 2024, we began managing our business and reporting our financial results in two new reportable segments:
•Pharmaceutical and Specialty Solutions; and
•Global Medical Products and Distribution (“GMPD”).
The remaining operating segments that are not significant enough financially to require separate reportable segment disclosures (Nuclear and Precision Health Solutions, at-Home Solutions, and OptiFreight® Logistics) are reported as “Other.”
Fiscal 2024 Performance
Fiscal 2024 marked a year of strong operational execution and financial performance, delivered in tandem with significant strategic progress across the portfolio. We continue to advance our strategy to build upon the growth and resiliency of the Pharmaceutical and Specialty Solutions segment, execute our GMPD Improvement Plan, and accelerate our growth in key areas, while optimizing our portfolio to maximize shareholder value creation.

Revenue $226.8B +11%	GAAP Operating Earnings $1.2B +65%	Non-GAAP Operating Earnings $2.4B +16%	Operating Cash Flow $3.8B +32%

GAAP Diluted EPS $3.45 N.M.	Non-GAAP Diluted EPS $7.53 +29%	Total Shareholder Return(1) +5.6%

(1)Total shareholder return (“TSR”) over the period from July 1, 2023 through June 30, 2024, expressed as a percentage, calculated based on changes in stock price assuming reinvestment of dividends.
•Revenue was $226.8 billion, up 11% from the prior year.
•GAAP operating earnings were $1.2 billion, which included $675 million in pre-tax goodwill impairment charges related to the GMPD segment. Non-GAAP operating earnings were $2.4 billion, a 16% increase over the prior year, reflecting segment profit increases in GMPD and Pharmaceutical and Specialty Solutions.
•GAAP diluted earnings per share (“EPS”) were $3.45, which included the pre-tax goodwill impairment charges ($617 million after tax or $2.50 per share) related to the GMPD segment. Non-GAAP diluted EPS was $7.53, a 29% increase over the prior year, reflecting the increase in non-GAAP operating earnings, lower interest and other expense, a lower effective tax rate, and a lower share count.
•Pharmaceutical and Specialty Solutions grew segment profit 7%, while GMPD segment profit of $92 million was an almost $240 million year-over-year improvement. Other segment profit grew 7%.
•We generated $3.8 billion in operating cash flow, returned $1.25 billion to shareholders in share repurchases ($750 million) and dividends ($499 million), and invested over $500 million back into our businesses to drive organic growth.

CARDINAL HEALTH 2024 Proxy Statement	5

PROXY SUMMARY
Our Strategic Priorities
•We executed simplification actions, including reducing our corporate footprint, streamlining our organizational structure, and narrowing the countries in which we operate, resulting in the company surpassing its enterprise cost savings target.
•We acquired Specialty Networks, an integrated multi-specialty platform that creates clinical and economic value for independent specialty providers and partners across urology, gastroenterology, and rheumatology.
•During the fiscal year, the Board’s Business Review Committee and management continued to review the company’s strategy, portfolio, capital allocation framework, and operations, work that began early in fiscal 2023. We completed the review of the growth businesses within our former Medical segment and, after an extensive review of the GMPD segment, we recently announced that we remain committed to executing the GMPD Improvement Plan and have identified additional near-term value creation opportunities for the segment. As planned, the Business Review Committee sunsetted in July 2024.
See Annex A for reconciliations to the comparable financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and a discussion of the reasons why we use non-GAAP financial measures.
Our Strategic Priorities

1	Build upon the growth and resiliency of Pharmaceutical and Specialty Solutions segment	2	Execute GMPD Improvement Plan initiatives

3	Accelerate growth in key areas	4	Relentless focus on shareholder value creation

6	CARDINAL HEALTH 2024 Proxy Statement

PROXY SUMMARY
Our 2024 Board Nominees
Our 2024 Board Nominees

			Director Since		Committees
Nominee	Age	Occupation		Independent	A(1)	G(1)	H	R(1)
Robert W. Azelby	56	Former President and CEO, Eliem Therapeutics, Inc.	2024
Michelle M. Brennan	59	Former Value Creation Leader, Johnson & Johnson	2022
Sheri H. Edison	67	Former EVP and General Counsel, Amcor plc	2020
David C. Evans	61	Former EVP and CFO, Scotts Miracle-Gro Company and Battelle Memorial Institute	2020
Patricia A. Hemingway Hall	71	Former President and CEO, Health Care Service Corporation	2013
Jason M. Hollar	51	CEO, Cardinal Health, Inc.	2022
Akhil Johri	63	Operating Advisor to Clayton, Dubilier & Rice; Former EVP and CFO, United Technologies Corporation	2018
Gregory B. Kenny	71	Former President and CEO, General Cable Corporation	2007
Nancy Killefer	70	Former Senior Partner, Public Sector Practice, McKinsey & Company, Inc.	2015
Christine A. Mundkur	55	Former CEO, Impopharma Inc.	2022
(1)Directors Steven K. Barg, a member of the Governance and Sustainability Committee, and Sujatha Chandrasekaran, a member of the Audit and Risk Oversight Committees, have decided not to stand for re-election at the Annual Meeting.

Key:	Chairman of the Board
	Chair	A: Audit	H: Human Resources and Compensation
	Member	G: Governance and Sustainability	R: Risk Oversight

CARDINAL HEALTH 2024 Proxy Statement	7

PROXY SUMMARY
Director Nominee Highlights
Director Nominee Highlights
Our Board is committed to regularly refreshing its composition. Director candidates are evaluated on an ongoing basis to maintain a proper balance and diversity of experience, tenure, and perspectives. As illustrated below, we believe that our director nominees possess the right mix of skills, qualifications, and experience that enables the Board to effectively provide oversight to our management team and our long-term strategy and execution.
10 Director Nominees

Independence	Average Tenure	Diversity

Skills and Experience

Board Leadership	Regulatory/Legal/Public Policy Experience

Financial Expertise	International Experience

Healthcare Expertise	Information Technology/Cybersecurity Experience

Operations Experience

A description of these skills can be found on page 25.

8	CARDINAL HEALTH 2024 Proxy Statement

PROXY SUMMARY
Governance and Board Highlights
Governance and Board Highlights
Our Board oversees the development and execution of our strategy. The Board has adopted thoughtful governance practices and processes and implemented a number of measures to enhance its composition, improve independent oversight, and increase its effectiveness. These measures align our corporate governance structure with achieving our strategic objectives.

Active Independent Oversight	Commitment to Continuous Improvement	Strong Corporate Governance Practices

•Independent, non-executive Chairman of the Board with robust duties. See page 26.
•All of the directors that serve on the Audit, Governance and Sustainability, Human Resources and Compensation, and Risk Oversight Committees are independent.
•Our independent directors meet privately in executive session on a regular basis during Board and committee meetings without our CEO or other members of management present.
•Our Governance and Sustainability Committee regularly reviews the Board’s governance practices.
•Our Board and committees exercise oversight of the company’s strategy, operations, and risks. See pages 35 through 39.

•Our Board and committees conduct comprehensive and multifaceted self-evaluations. See pages 33 and 34.
•A formal annual evaluation process, facilitated by an experienced third party, assesses the Board’s effectiveness, and an action plan is developed in response to director input.
•In addition to the formal self-evaluation process, directors are provided with opportunities throughout the year to give input on Board and committee practices and processes, desired agenda topics, and resources.
•Our Board periodically completes performance evaluations of individual directors.
•Our Board also seeks and receives shareholder input on governance practices, executive compensation, sustainability, and other topics through extensive outreach and engagement throughout the year that includes participation of independent directors. See page 40.

•Our Governance and Sustainability Committee completes an annual review of director commitments and our Corporate Governance Guidelines limit a director’s service on outside boards. See page 29.
•Audit Committee members generally may not serve on more than two other public company audit committees in addition to our Audit Committee. See page 29.
•Diverse candidates are included in new director searches. See page 29.
•Our Board has a mandatory director retirement age of 75. See page 29.
•Directors receive a comprehensive orientation when they join the Board and continue to receive ongoing education and training relevant to our business and strategy. See page 28.
•Our governing documents provide for majority voting in uncontested director elections. See page 89.
•Our Human Resources and Compensation Committee oversees the management succession process for our CEO and other senior executives. See page 38.

CARDINAL HEALTH 2024 Proxy Statement	9

PROXY SUMMARY
Shareholder Engagement
Shareholder Engagement
It has been our longstanding practice to meet with shareholders throughout the year so that management and the Board can better understand shareholder perspectives on governance, executive compensation, sustainability, and other topics.
Typically, our shareholder engagement process begins in the summer by soliciting feedback from institutional investors on governance practices and other topics. Feedback from these meetings is shared with and discussed by the Board. In the fall, we file our proxy statement and discuss proxy topics with institutional investors before the Annual Meeting.
Our independent Board Chairman, Human Resources and Compensation Committee Chair, and members of management engaged with shareholders during the summer of 2024 and discussed our strategy, Board composition and refreshment, governance practices, executive compensation, sustainability initiatives, and other topics, including the shareholder proposals voted on at the 2023 annual meeting of shareholders.

For more information on our approach to shareholder engagement and actions we have taken in response to shareholder feedback, see pages 40 and 41. For more information on our shareholder engagement efforts with respect to executive compensation, see page 48 of the Compensation Discussion and Analysis (“CD&A”).
Agreement with Elliott
On September 5, 2022, we entered into a cooperation agreement (the “Cooperation Agreement”) with Elliott Associates, L.P. and Elliott International, L.P. (together, “Elliott”). On May 3, 2023, we amended the Cooperation Agreement to extend its term until the later of (i) July 15, 2024 and (ii) five days following the date on which Steven K. Barg, Elliott’s investor designee to the Board, or his successor ceases to serve on, or resigns from, the Board. The amendment extended Elliott’s agreement to abide by certain standstill restrictions and voting commitments. Since Mr. Barg has decided not to stand for re-election at the Annual Meeting, the Cooperation Agreement will expire five days after he departs the Board.
Originally under the Cooperation Agreement, we agreed to appoint Mses. Brennan, Chandrasekaran, and Mundkur and Mr. Barg as new independent members of the Board effective September 6, 2022. Ms. Mundkur was initially identified by the
Board’s Governance and Sustainability Committee. We also agreed under the Cooperation Agreement to establish an advisory Business Review Committee to conduct a comprehensive review of the company’s strategy, portfolio, capital allocation framework, and operations.
In connection with the extension of the Cooperation Agreement’s term, the Board extended the term of the Business Review Committee until July 15, 2024, at which time the Committee sunsetted.
Summaries of the Cooperation Agreement and the First Amendment to the Cooperation Agreement are included in Form 8-Ks filed with the U.S. Securities and Exchange Commission (“SEC”) on September 6, 2022 and May 4, 2023, respectively. The full Cooperation Agreement and First Amendment to the Cooperation Agreement are filed as exhibits to these Form 8-Ks.

10	CARDINAL HEALTH 2024 Proxy Statement

PROXY SUMMARY
Our Approach to ESG
Our Approach to ESG
We approach environmental, social, and governance (“ESG”) topics in a way that supports our business, with a focus on compliance with evolving regulatory requirements, and positions us as a partner of choice for our customers and suppliers. We have prioritized seven topics to serve as the foundation for our three-year strategic plan for ESG. We selected these seven priority topics because we believe they allow us to differentiate ourselves in the market and enable us to mitigate the most important environmental and social risks to the company and the communities we serve.
Fiscal 2024 Highlights for Our Seven ESG Priorities
During fiscal 2024, we received approval from the Science Based Targets initiative (“SBTi”) for our near-term science-based greenhouse gas (“GHG”) emissions reduction targets: to aim to reduce absolute Scope 1 and 2 GHG emissions by 50% by fiscal 2030 from a fiscal 2019 base year1; and to aim to have science-based targets for 75% of our suppliers by spend, covering purchased goods and services and upstream transportation and distribution, by fiscal 2028, which addresses Scope 3 emissions from our supply chain. Here are other fiscal 2024 highlights for our seven priority ESG topics:

COMMUNITY ENGAGEMENT	DIVERSITY, EQUITY, AND INCLUSION (“DE&I”)	EMPLOYEE WELL-BEING	ENERGY AND CLIMATE

•Our Foundation launched its Equity Rx initiative to increase medication access for vulnerable populations.
•Our Foundation supported the release of the Zero Suicide Toolkit for Children's Hospitals, a significant step in youth suicide prevention.
•Thousands of employees supported their communities through volunteering over 54,000 hours and donating over $1.1 million.

•Seven employee resource groups (“ERGs”) continued to foster an inclusive culture and helped to attract, develop, and retain talent.
•Open to all employees, our ERGs expanded efforts in fiscal 2024 toward allyship and provided customized programs to improve members’ mental and physical well-being.

•We increased adoption of a co-pay medical plan that provides employees transparency and choice and helps reduce the financial burden for healthcare.
•We continued to focus on reducing the stigma around mental health issues and provided targeted resources to support employees’ mental well-being.

•We continued to make progress towards our GHG emissions reduction goal and developed a climate action plan to help achieve this goal.
•We shifted certain international freight shipments from air to ocean, reducing emissions and generating cost savings.
•A new on-site solar array came online at our Fukuroi, Japan manufacturing facility to provide electricity from renewable sources.

PRODUCT AND SERVICE INNOVATION	\	RESPONSIBLE SOURCING	TALENT MANAGEMENT

•Our distribution businesses reduced the number of totes delivered to customers, resulting in 3.1 million fewer totes being used in our pharmaceutical distribution business alone.
•Our Sustainable Technologies™ business expanded to Australia to meet customer demand for reprocessed medical devices.
•Hospitals using our Wavemark automated supply chain solution reduced product waste by 63%, saving $300,000 per hospital procedural department.
•We expanded supplier due diligence enterprise-wide with surveys, audits, corrective actions, and trainings. •We continued our efforts to map and trace critical supply chains.
•We provided a variety of learning and development opportunities to support career advancement.
•We expanded our Aspire development program to prepare employees to be people leaders. Graduates of the program were promoted at a higher rate than the full employee population.
•We achieved an 87% response rate for our employee check-in survey this past year, which continues to inform our enterprise employee engagement strategy.

Management Approach
We manage our ESG priorities through dedicated teams throughout the company with oversight from the Board's Governance and Sustainability Committee and management's ESG Governance Committee composed of the CEO, the CEO’s direct reports, and other senior business and functional leaders, who help ensure that ESG matters are aligned with and support our business strategy.
1    The target boundary includes land-related emissions and removals from bioenergy feedstocks.

CARDINAL HEALTH 2024 Proxy Statement	11

PROXY SUMMARY
Virtual Annual Meeting
Where to Find More Information
We continue to transparently report on our ESG progress annually. More information about our ESG efforts can be found in our ESG Report and on our website at www.cardinalhealth.com under "About Us — Environmental, Social and Governance (ESG)." The information in our ESG Report and on our website is not incorporated by reference into, and does not form any part of, this proxy statement. Any targets or goals discussed in this proxy statement and our ESG Report are aspirational, and as such, no guarantees or promises are made that these goals will be met. Furthermore, statistics and metrics disclosed in this proxy statement and in our ESG Report are estimates and may be based on assumptions that turn out to be incorrect. We do not undertake or assume any obligation to update or revise any of this information.
Virtual Annual Meeting

TIME AND DATE Wednesday, November 6, 2024 8:00 a.m. Eastern Time	PLACE Virtual Meeting www.virtualshareholdermeeting.com/CAH2024	RECORD DATE September 9, 2024

This year’s Annual Meeting will be conducted virtually. You will be able to participate in the virtual Annual Meeting online, vote your shares electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/CAH2024 and entering the 16-digit control number included in the notice of internet availability of proxy materials, voting instruction form, or proxy card that was sent to you with this proxy statement.
If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. To attend as a guest, please visit www.virtualshareholdermeeting.com/CAH2024 and enter the information requested on the screen to register as a guest. Note that you will not have the ability to vote or ask questions during the meeting if you participate as a guest.
For further information on how to attend and participate in the virtual Annual Meeting, please see “Other Matters” beginning on page 87 in this proxy statement.
Roadmap to Voting Matters
Shareholders will be asked to vote on the following proposals at the Annual Meeting:

Proposal	Board Recommendation	Page Reference
PROPOSAL 1: to elect the 10 director nominees named in this proxy statement	FOR each director nominee	14
PROPOSAL 2: to approve, on a non-binding advisory basis, the compensation of our named executive officers	FOR	45
PROPOSAL 3: to ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending June 30, 2025	FOR	82
PROPOSAL 4: shareholder proposal to prohibit the re-nomination of any director who fails to receive a majority vote, if properly presented at the Annual Meeting	AGAINST	84
How to Vote in Advance of the Annual Meeting
You can return voting instructions in advance of the Annual Meeting by any of the means set forth below. Internet or telephone voting is available until Tuesday, November 5, 2024 at 11:59 p.m. Eastern Time.

INTERNET Visit 24/7 www.proxyvote.com	TELEPHONE Call the toll-free number 1-800-690-6903 within the United States, U.S. territories, or Canada and follow the instructions provided by the recorded message	MAIL Mark, sign, and date your proxy card and return it by mail in the enclosed postage-paid envelope

12	CARDINAL HEALTH 2024 Proxy Statement

PROXY SUMMARY
Forward-Looking Statements
Forward-Looking Statements
Certain statements in this proxy statement may be considered “forward-looking” statements within the meaning of the applicable securities laws. Forward-looking statements include those preceded by, followed by, or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends,” or similar expressions. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the factors that can be found in our news releases and our filings with the SEC, including our Annual Report on Form 10-K for fiscal 2024. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

CARDINAL HEALTH 2024 Proxy Statement	13

CORPORATE GOVERNANCE
PROPOSAL 1 — Election of Directors
Our Board currently has 12 members. Ten of our directors are standing for re-election at the Annual Meeting to serve until the next annual meeting of shareholders and until their successor is elected and qualified or until their earlier resignation, removal from office, or death. Other than Mr. Azelby, who joined the Board on March 1, 2024, each of the nominees is a current director who was elected at last year’s annual meeting of shareholders.
Steven K. Barg and Sujatha Chandrasekaran, directors since 2022, have decided not to stand for re-election at the Annual Meeting.
The size of the Board will be reduced to 10 at the time of the Annual Meeting.
Each director nominee agreed to be named in this proxy statement and to serve if elected. If, due to death or other unexpected occurrence, one or more of the director nominees is not available for election, proxies will be voted for the election of any substitute nominee the Board selects.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED ON PAGES 15 THROUGH 24.
Board Membership Criteria: What We Look For
The Board’s Governance and Sustainability Committee considers and reviews the appropriate skills and characteristics for directors in the context of the Board’s current composition and objectives. Criteria for identifying and evaluating director candidates include, among other things:
•business experience, qualifications, attributes, and skills, such as relevant industry knowledge (including healthcare, supply chain, and logistics) and experience in operations, information technology and cybersecurity, accounting and finance, strategic planning, and international markets;
•leadership experience as a CEO, CFO, or other senior executive, or leader of a significant business operation or function;
•independence;
•judgment and integrity;
•ability to commit sufficient time and attention to the activities of the Board;
•diversity of occupational and personal backgrounds, including race and gender diversity; and
•absence of conflicts with our interests.
Our Corporate Governance Guidelines provide that, as part of the search process for each new director, the Governance and Sustainability Committee includes, and instructs any search firm to include, women and racially and ethnically diverse candidates in the pool from which candidates are selected.

14	CARDINAL HEALTH 2024 Proxy Statement

CORPORATE GOVERNANCE
Our Director Nominees
Our Director Nominees
The Board seeks members that possess the experience, skills, and diverse backgrounds to perform effectively in overseeing our current and evolving business and strategic direction. All director nominees bring to the Board a wealth of executive leadership experience derived from their diverse professional backgrounds and areas of expertise. As a group, they have business acumen, healthcare, global business, and technology experience, and operations and financial expertise. In addition, six of the 10 director nominees are gender or racially or ethnically diverse.
Each director nominee has sound judgment and integrity and is able to commit sufficient time and attention to the activities of the Board. All director nominees other than our CEO are independent.

Independent Director Age: 56 Director since: 2024 Board Committees: •Risk Oversight Skills and Experience:	ROBERT W. AZELBY Former President and CEO of Eliem Therapeutics, Inc.

Director Qualifications:
Mr. Azelby brings over 30 years of healthcare experience to the Board. Having served as CEO and in other executive roles at companies in the biopharmaceutical, oncology, and specialty pharmaceutical industries, he has significant experience in the areas of strategy, corporate governance, commercial and manufacturing operations, international markets, finance, human resources, and regulatory compliance. Mr. Azelby also brings to the Board valuable perspectives and insights from his service on the boards of directors of ADC Therapeutics and Autolus Therapeutics.

Professional Experience:
•President and CEO of Eliem Therapeutics, Inc., a biotechnology company focused on neuronal excitability disorders (2020 – 2023)
•President and CEO of Alder BioPharmaceuticals Inc., a clinical-stage biopharmaceutical company focused on prevention of chronic migraines (2018 – 2019)
•Executive Vice President and Chief Commercial Officer of Juno Therapeutics Inc., a biopharmaceutical company (2015 – 2018)
•Held various senior roles at Amgen, a multinational biopharmaceutical company (2000 – 2015)

Other Public Company Directorships (within the past 5 years):
•ADC Therapeutics SA (since 2023)
•Autolus Therapeutics plc (since January 2024)
•Chinook Therapeutics Inc. (2023)
•Eliem Therapeutics Inc. (2020 – 2023)
•Clovis Oncology Inc. (2018 – 2022)
•Immunomedics (2020)
•Alder BioPharmaceuticals Inc. (2018 – 2019)

Board Leadership	Healthcare Expertise	Regulatory/Legal/Public Policy Experience	Information Technology/Cybersecurity Experience
Financial Expertise	Operations Experience	International Experience

CARDINAL HEALTH 2024 Proxy Statement	15

CORPORATE GOVERNANCE
Our Director Nominees

Independent Director Age: 59 Director since: 2022 Board Committees: •Audit •Human Resources and Compensation Skills and Experience:	MICHELLE M. BRENNAN Former Value Creation Leader of Johnson & Johnson

Director Qualifications:
With an extensive career in senior management positions at Johnson & Johnson (“J&J”), Ms. Brennan brings to the Board substantial experience in the areas of healthcare, regulatory compliance, manufacturing operations, product quality, strategy, finance, and international markets. She also brings to the Board valuable perspectives and insights from her service on the Masimo board, including service on its Compensation Committee, and her prior service on the Coupa Software board, including chairing its Nominating and Corporate Governance Committee and serving on its Audit Committee.

Professional Experience:
•Global Value Creation Leader at J&J, a researcher, developer, and manufacturer in the healthcare and consumer packaged goods fields (2019 – 2020)
•Company Group Chair of Medical Devices at J&J in Europe, the Middle East, and Africa (“EMEA”) (2015 – 2018)
•President of Enterprise Standards & Productivity at J&J (2014 – 2015)
•Worldwide President of Ethicon Energy at J&J (2012 – 2014)
•Regional President of Ethicon Endo Surgery for EMEA, the Mediterranean, and Iberia, at J&J (2010 – 2012)
•Worldwide Vice President of Business Development & Strategy for Ethicon Endo Surgery at J&J (2007 – 2009)

Other Public Company Directorships (within the past 5 years): •Masimo Corporation (since 2023) •Coupa Software Incorporated (2020 – 2023)

Board Leadership	Healthcare Expertise	Regulatory/Legal/Public Policy Experience	Information Technology/Cybersecurity Experience
Financial Expertise	Operations Experience	International Experience

16	CARDINAL HEALTH 2024 Proxy Statement

CORPORATE GOVERNANCE
Our Director Nominees

Independent Director Age: 67 Director since: 2020 Board Committees: •Audit •Risk Oversight (Chair) Skills and Experience:	SHERI H. EDISON Former Executive Vice President and General Counsel of Amcor plc

Director Qualifications:
Having served in general counsel and other functional leadership roles at publicly traded manufacturing companies in industries such as medical devices and packaging, Ms. Edison brings to the Board substantial experience in the areas of healthcare, legal, regulatory compliance, corporate governance, strategy, and international markets. She also brings prior private legal practice experience as well as broad business experience, which further bolsters her understanding of a dynamic commercial, legal, compliance, and regulatory environment. Ms. Edison draws on her extensive legal, regulatory, and leadership experience in chairing the Risk Oversight Committee. She also brings to the Board valuable perspectives and insights from her service on the board of directors of Union Pacific (where she chairs the Corporate Governance, Nominating, and Sustainability Committee and serves on the Compensation and Benefits Committee) and from her prior service on the board of directors of AK Steel.

Professional Experience:
•Executive Vice President and General Counsel of Amcor plc, a global packaging company (2019 – 2021)
•Senior Vice President, Chief Legal Officer, and Secretary of Bemis Company, Inc., a global packaging company (from 2017 until Bemis was acquired by Amcor in 2019)
•Vice President, General Counsel, and Secretary of Bemis (2010 – 2016)
•Senior Vice President and Chief Administrative Officer of Hill-Rom Holdings Inc., a global medical device company (2007 – 2010)
•Vice President, General Counsel, and Secretary of Hill-Rom Holdings Inc. (2004 – 2007)
•Began career in private legal practice

Other Public Company Directorships (within the past 5 years): •Union Pacific Corporation (since 2021) •AK Steel Holding Corporation (2014 – 2020)

Board Leadership	Healthcare Expertise	Regulatory/Legal/Public Policy Experience	Information Technology/Cybersecurity Experience
Financial Expertise	Operations Experience	International Experience

CARDINAL HEALTH 2024 Proxy Statement	17

CORPORATE GOVERNANCE
Our Director Nominees

Independent Director Age: 61 Director since: 2020 Board Committees: •Audit •Risk Oversight Skills and Experience:	DAVID C. EVANS Former Executive Vice President and CFO of The Scotts Miracle-Gro Company

Director Qualifications:
Mr. Evans has a deep financial background as the former CFO at The Scotts Miracle-Gro Company and Battelle Memorial Institute. Having spent 25 years in financial leadership positions with these organizations, Mr. Evans brings to the Board substantial experience in the areas of finance and accounting, investor relations, capital markets, strategy, tax, and information technology. He also provides valuable insights in the areas of financial reporting and internal controls. Through his experience with Scotts Miracle-Gro, he provides a deep understanding of the financial aspects of, and capital deployment for, a publicly traded company. His service in an interim executive role at Cardinal Health brings company and industry knowledge to the Board. Mr. Evans also brings valuable perspectives and insights from his service on the board of directors of Scotts Miracle-Gro, where he chairs the Audit Committee.

Professional Experience:
•Interim CFO of The Scotts Miracle-Gro Company, a consumer lawn and garden products company (August 2022 – December 2022)
•Interim CFO of Cardinal Health (September 2019 – May 2020)
•Executive Vice President and CFO of Battelle Memorial Institute, a private research and development organization (2013 – 2018)
•Executive Vice President, Strategy and Business Development of Scotts Miracle-Gro (2011 – 2013)
•Executive Vice President and CFO of Scotts Miracle-Gro (2006 – 2013)

Other Public Company Directorships (within the past 5 years): •The Scotts Miracle-Gro Company (since 2018)

Board Leadership	Healthcare Expertise	Regulatory/Legal/Public Policy Experience	Information Technology/Cybersecurity Experience
Financial Expertise	Operations Experience	International Experience

18	CARDINAL HEALTH 2024 Proxy Statement

CORPORATE GOVERNANCE
Our Director Nominees

Independent Director Age: 71 Director since: 2013 Board Committees: •Governance and Sustainability (Chair) •Human Resources and Compensation Skills and Experience:	PATRICIA A. HEMINGWAY HALL Former President and CEO of Health Care Service Corporation

Director Qualifications:
As retired President and CEO of Health Care Service Corporation (“HCSC”), the nation’s largest mutual health insurer in the United States operating Blue Cross and Blue Shield Plans, Ms. Hemingway Hall brings to the Board valuable experience regarding healthcare payment models and the industry’s regulatory environment. Beginning her career as a registered nurse, she later became a leader within the health insurance industry, gaining relevant experience in the areas of healthcare reform, regulatory compliance, government relations, finance, information technology, and human resources. Ms. Hemingway Hall chairs the Board’s Governance and Sustainability Committee and is a member of its Human Resources and Compensation Committee. She also brings valuable perspectives and insights from her service on the board of directors of ManpowerGroup (including service on its Governance and Sustainability and Audit Committees) and her former service on the boards of directors of Celgene and Halliburton.

Professional Experience: •President and CEO of HCSC (2008 – 2016) •President and Chief Operating Officer of HCSC (2007 – 2008) •Executive Vice President of Internal Operations of HCSC (2006 – 2007)

Other Public Company Directorships (within the past 5 years): •ManpowerGroup, Inc. (since 2011) •Celgene Corporation (2018 – 2019) •Halliburton Company (2019 – 2022)

Board Leadership	Healthcare Expertise	Regulatory/Legal/Public Policy Experience	Information Technology/Cybersecurity Experience
Financial Expertise	Operations Experience	International Experience

CARDINAL HEALTH 2024 Proxy Statement	19

CORPORATE GOVERNANCE
Our Director Nominees

Age: 51 Director since: 2022 Skills and Experience:	JASON M. HOLLAR CEO of Cardinal Health, Inc.

Director Qualifications:
Having served as CEO of Cardinal Health since September 2022 and as its CFO from May 2020 to August 2022, Mr. Hollar draws on his knowledge of our daily operations and strategy and of our industry, customers, suppliers, employees, and shareholders to provide the Board with a unique and important perspective on our business. He brings to the Board extensive management, operational, and financial expertise, having led financial activities at Cardinal Health and other large public companies spanning financial strategy, capital deployment, treasury, tax, investor relations, risk management, accounting, and financial reporting. Mr. Hollar also brings to the Board substantial experience in capital markets, mergers and acquisitions, information technology, and international markets as well as experience working in manufacturing sites and leading lean, procurement, and inventory management teams. During his tenure at Cardinal Health, he has helped prioritize investments in growth businesses, strengthen the balance sheet, and efficiently return capital to shareholders. Mr. Hollar also brings relevant experience and perspectives to the Board from his service on the board of directors of DaVita Inc., where he chairs the Audit Committee.

Professional Experience:
•CEO of Cardinal Health (since 2022)
•CFO of Cardinal Health (2020 – 2022)
•Executive Vice President and CFO of Tenneco Inc., a global automotive products and services company (2018 – 2020)
•Senior Vice President Finance at Tenneco Inc. (2017 – 2018)
•CFO of Sears Holding Corporation, a holding company for large consumer retailers across the United States (2016 – 2017) (Sears filed for Chapter 11 bankruptcy in October 2018)
•Also served as Corporate Controller and Vice President of Finance for Delphi Automotive’s powertrain systems division, which included oversight of the Europe, Middle East, and Africa regions
•Earlier in his career, held finance positions of increasing responsibility in Navistar’s engine group, South American operations, and corporate financial planning and analysis

Other Public Company Directorships (within the past 5 years): •DaVita Inc. (since 2022)

Board Leadership	Healthcare Expertise	Regulatory/Legal/Public Policy Experience	Information Technology/Cybersecurity Experience
Financial Expertise	Operations Experience	International Experience

20	CARDINAL HEALTH 2024 Proxy Statement

CORPORATE GOVERNANCE
Our Director Nominees

Independent Director Age: 63 Director since: 2018 Board Committees: •Audit (Chair) Skills and Experience:	AKHIL JOHRI Operating Advisor to Clayton, Dubilier & Rice; Executive Vice President and former CFO of United Technologies Corporation

Director Qualifications:
Having spent more than 25 years in financial leadership positions with United Technologies Corporation (“UTC”) and Pall Corporation, Mr. Johri brings to the Board substantial experience in the areas of global finance and accounting, investor relations, capital markets, mergers and acquisitions, tax, information technology, and international markets. He also provides valuable insights in the areas of financial reporting and internal controls. Through his experience in senior leadership roles with UTC’s businesses, he provides a deep understanding of the financial aspects of, and capital deployment for, a publicly traded multinational company. Mr. Johri also brings to the Board valuable perspectives and insights from his service on Boeing’s board of directors, including chairing its Finance Committee and serving on its Audit Committee.

Professional Experience:
•Operating Advisor to Clayton, Dubilier & Rice, a global private equity manager (since 2021)
•Executive Vice President and CFO of UTC, a provider of high technology products and services to the building systems and aerospace industries (2015 – 2019)
•CFO and Chief Accounting Officer of Pall Corporation, a global supplier of filtration, separations, and purifications products (2013 – 2014)
•Vice President of Finance and CFO of UTC Propulsion & Aerospace Systems, which included Pratt & Whitney and UTC Aerospace Systems (2011 – 2013)
•Earlier in his career, led investor relations and held senior financial roles with global business units at UTC

Other Public Company Directorships (within the past 5 years): •The Boeing Company (since 2020)

Board Leadership	Healthcare Expertise	Regulatory/Legal/Public Policy Experience	Information Technology/Cybersecurity Experience
Financial Expertise	Operations Experience	International Experience

CARDINAL HEALTH 2024 Proxy Statement	21

CORPORATE GOVERNANCE
Our Director Nominees

Independent Chairman of the Board Age: 71 Director since: 2007 Board Committees: •Governance and Sustainability Skills and Experience:	GREGORY B. KENNY Former President and CEO of General Cable Corporation

Director Qualifications:
Mr. Kenny has been our Chairman of the Board since November 2018 and was independent Lead Director from 2014 to 2018. Having spent 14 years as President and CEO of General Cable Corporation, he brings to the Board significant experience in the areas of corporate governance, manufacturing operations, international markets, finance, and human resources. He also draws upon his board governance and leadership experience previously chairing our Governance and Sustainability and Compensation Committees and chairing Ingredion’s board of directors and its Corporate Governance and Nominating Committee. Both in his current role as Chairman of the Board and his prior role as independent Lead Director, Mr. Kenny has promoted strong independent Board leadership and a robust, deliberative decision-making process among independent directors. Mr. Kenny also brings to the Board valuable perspectives and insights from his former service on the board of directors of AK Steel.

Professional Experience:
•President and CEO of General Cable Corporation, a global manufacturer of aluminum, copper, and fiber-optic wire and cable products (2001 – 2015)
•President and Chief Operating Officer of General Cable (1999 – 2001)
•Executive Vice President and Chief Operating Officer of General Cable (1997 – 1999)
•Served in executive level positions at Penn Central Corporation, where he was responsible for corporate business strategy
•Earlier in his career, served as Foreign Service Officer of the U.S. Department of State

Other Public Company Directorships (within the past 5 years): •Ingredion Incorporated (since 2005) •AK Steel Holding Corporation (2016 – 2020)

Board Leadership	Healthcare Expertise	Regulatory/Legal/Public Policy Experience	Information Technology/Cybersecurity Experience
Financial Expertise	Operations Experience	International Experience

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CORPORATE GOVERNANCE
Our Director Nominees

Independent Director Age: 70 Director since: 2015 Board Committees: •Governance and Sustainability •Human Resources and Compensation (Chair) Skills and Experience:	NANCY KILLEFER Former Senior Partner, Public Sector Practice of McKinsey & Company, Inc.

Director Qualifications:
Having served in key leadership positions in both the public and private sectors and provided strategic counsel to healthcare and consumer-based companies during her 30 years with McKinsey, Ms. Killefer brings to the Board substantial experience in the areas of strategic planning, including healthcare strategy, and marketing and brand-building. Her extensive experience as managing partner of McKinsey’s Public Sector Practice and as a chief financial officer of a government agency provides valuable insights in the areas of government relations, public policy, and finance. Ms. Killefer also brings to the Board valuable perspectives and insights from her service on the boards of directors of Certara (including chairing its Compensation Committee), and Meta Platforms (including chairing its Privacy Committee and serving on its Audit and Risk Oversight Committees), and her prior service on the boards of directors of Avon Products, Natura, and Taubman Centers.

Professional Experience:
•Senior Partner of McKinsey & Company, Inc., a global management consulting firm (1992 – 2013)
•Founder and Managing Partner of McKinsey’s Public Sector Practice (2007 – 2013)
•Held a number of key leadership roles at McKinsey, including serving as a member of the firm’s governing board
•Assistant Secretary for Management, CFO, and Chief Operating Officer for the U.S. Department of Treasury (1997 – 2000)

Other Public Company Directorships (within the past 5 years):
•Certara, Inc. (since 2021)
•Meta Platforms, Inc. (since 2020)
•Avon Products, Inc. (2013 – 2020)
•Natura & Co Holding S.A. (2020 – 2023)
•Taubman Centers, Inc. (2019 – 2020)

Board Leadership	Healthcare Expertise	Regulatory/Legal/Public Policy Experience	Information Technology/Cybersecurity Experience
Financial Expertise	Operations Experience	International Experience

CARDINAL HEALTH 2024 Proxy Statement	23

CORPORATE GOVERNANCE
Our Director Nominees

Independent Director Age: 55 Director since: 2022 Board Committees: •Human Resources and Compensation •Risk Oversight Skills and Experience:	CHRISTINE A. MUNDKUR Former CEO of Impopharma Inc.

Director Qualifications:
Having served in a variety of executive, legal, quality and regulatory compliance, and consulting roles over more than 20 years in the pharmaceutical industry, Ms. Mundkur brings to the Board substantial experience in the areas of healthcare, legal, quality and regulatory compliance, manufacturing operations, strategy, finance, and international markets. She also brings to the Board valuable perspectives and insights from her service on the board of directors of MannKind Corporation, a global biopharmaceutical company focused on treatments for diabetes, and prior service on the board of directors of Lupin Limited, a global biopharmaceutical company listed on the National Stock Exchange of India Ltd.

Professional Experience:
•CEO and non-voting Chair of the Board of Directors at Impopharma Inc., a generic pharmaceutical inhalation development company (2013 – 2017)
•President of CM Strategic Advisors, consulting on global pharmaceutical business strategies (2011 – 2013)
•President and CEO of the U.S. Division and Head of Commercial Operations for North America for Sandoz, Inc., a division of the Novartis Group and a global generic and biosimilar pharmaceutical business (2009 – 2010)
•CEO of Barr Laboratories, Inc., a subsidiary of Barr Pharmaceuticals, Inc. (2008)
•Associate Counsel at Barr Pharmaceuticals and held several positions of increasing responsibility in the company’s quality and regulatory departments (1993 – 2008)

Other Public Company Directorships (within the past 5 years): •MannKind Corporation (since 2018) •Lupin Limited (NSE: LUPIN) (2019 – 2022)

Board Leadership	Healthcare Expertise	Regulatory/Legal/Public Policy Experience	Information Technology/Cybersecurity Experience
Financial Expertise	Operations Experience	International Experience

24	CARDINAL HEALTH 2024 Proxy Statement

CORPORATE GOVERNANCE
Our Director Nominees
Director Skills and Experience Matrix
Our director nominees possess relevant skills and experience that contribute to a well-functioning Board that effectively oversees our strategy and management.

Experience(1)

Board leadership as a board chair, lead director, or committee chair equips directors to lead our Board and its committees											9
Financial expertise as a finance executive or CEO brings valuable experience to the Board and our management team											9
Healthcare expertise as a leader of a healthcare company or a consulting firm with a healthcare practice provides industry experience											8
Operations experience increases the Board’s understanding of our distribution and manufacturing operations											6
Regulatory/legal/public policy experience helps the Board assess and respond to an evolving business and healthcare regulatory environment											6
International experience brings critical insights into the opportunities and risks of our international businesses											7
Information technology/cybersecurity experience contributes to the Board’s understanding of the information technology aspects of our business as well as cybersecurity policy											4
Background
Tenure (years)	<1	2	4	4	11	2	6	17	9	2
Age	56	59	67	61	71	51	63	71	70	55
Gender	M	F	F	M	F	M	M	M	F	F
Race/Ethnicity
African American/Black
Asian
White
(1)A “” in the chart indicates a specific area of focus or expertise that is particularly relevant to a director’s service on the Board. The lack of a “” does not mean that a director does not also possess meaningful experience or skill in that area.

CARDINAL HEALTH 2024 Proxy Statement	25

CORPORATE GOVERNANCE
Our Board’s Composition and Structure
Our Board’s Composition and Structure

GREGORY B. KENNY Chairman of the Board	JASON M. HOLLAR CEO

AKHIL JOHRI Audit Committee Chair	NANCY KILLEFER Human Resources and Compensation Committee Chair

PATRICIA A. HEMINGWAY HALL Governance and Sustainability Committee Chair	SHERI H. EDISON Risk Oversight Committee Chair

Our Board Leadership Structure
The Board has an independent, non-executive chair leadership structure. Mr. Kenny has served as Chairman of the Board since we first adopted this structure in 2018.
In addition to serving as a liaison between the Board and management, key responsibilities of the Chairman include:
•calling meetings of the Board and independent directors;
•setting the agenda for Board meetings in consultation with the other directors, the CEO, and the Corporate Secretary;
•reviewing Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items;
•reviewing and approving Board meeting materials before circulation and providing guidance to management on meeting presentations;
•chairing Board meetings, including the executive sessions of the independent directors;
•participating in the annual CEO performance evaluation and, in coordination with the Human Resources and Compensation Committee Chair, participating in the CEO succession planning process;
•consulting with the Governance and Sustainability Committee Chair on the Board’s annual self-evaluation process;
•as a member of the Governance and Sustainability Committee, evaluating potential director candidates, assisting with director recruitment, recommending committee chairs and membership, and recommending updates to the company’s Corporate Governance Guidelines; and
•holding governance discussions with institutional investors.
Mr. Kenny’s prior experience serving as our independent Lead Director and chairing our Governance and Sustainability and Human Resources and Compensation Committees, as well as his experience chairing other public company boards and board committees, positions him to effectively lead the Board.
Our CEO, Mr. Hollar, draws on his knowledge of our daily operations and of our industry, customers, suppliers, employees, and shareholders to provide the Board with a unique and important perspective on our business.
The Board believes the current leadership structure of an independent Chairman of the Board and a separate CEO best serves the company and its shareholders. This leadership structure facilitates robust communications between management and the Board and provides effective oversight by independent directors.
Our Corporate Governance Guidelines provide that, whenever possible, the Chairman of the Board shall be an independent director. The Guidelines further provide that if the Chairman is not independent, the independent directors will elect an independent director to serve as Lead Director. The Governance and Sustainability Committee and the Board periodically evaluate succession plans for the Board chair role.

26	CARDINAL HEALTH 2024 Proxy Statement

CORPORATE GOVERNANCE
Our Board’s Composition and Structure
Identifying and Onboarding Directors
The Governance and Sustainability Committee is responsible for identifying, reviewing, and recommending director candidates, and our Board is responsible for selecting candidates for election as directors based on the Governance and Sustainability Committee’s recommendations. While the process may vary depending on the director candidate, our general approach is as follows:

1
Assess
The Governance and Sustainability Committee regularly assesses the Board’s composition, including the mix of individual directors on our Board, to:
•evaluate the overall Board composition; and
•develop criteria for potential candidates that are complimentary and additive to the existing Board composition.
In developing these criteria, the Committee considers, among other things:
•our strategic priorities;
•our directors’ skills, experiences, tenure, and age; and
•desired attributes and qualifications our Board identifies through its annual self-evaluation process.

2
Identify
The Governance and Sustainability Committee usually retains a third-party search firm to identify potential candidates using the factors and criteria identified during the assessment phase.
The Committee includes, and instructs any search firm to include, women and racially and ethnically diverse candidates in the pool from which candidates are selected.

3
Evaluate
Once a potential candidate is identified, members of the Governance and Sustainability Committee review the candidate’s:
•background and skills, including how the candidate would support the Board’s oversight of our strategy, performance, culture, and risk;
•independence and potential conflicts of interest; and
•time availability.
Promising candidates interview with the Governance and Sustainability Committee, our CEO, other directors, and members of management.

4
Recommend
Following the Governance and Sustainability Committee’s thorough review process, the Committee recommends a candidate to the Board, which elects the individual as a new director.
The composition of our Board reflects the Board’s commitment to identify, evaluate, and nominate candidates who possess personal qualities, qualifications, skills, and diversity of backgrounds, and provide a mix of tenures that, when taken together, best serve our company and our shareholders.

In February 2024, following a robust recruitment process led by the Governance and Sustainability Committee, the Board elected Mr. Azelby as a director. Mr. Azelby was identified as a potential candidate for consideration by a search firm retained by the Governance and Sustainability Committee. Mr. Azelby brings to the Board extensive experience in the biopharmaceutical, oncology, and other specialty pharmaceutical industries, which the Board believes will contribute to the oversight of our business strategy supporting long-term value creation.

CARDINAL HEALTH 2024 Proxy Statement	27

CORPORATE GOVERNANCE
Our Board’s Composition and Structure
Director Orientation and Continuing Education
Directors receive a comprehensive orientation to the company shortly after they join the Board and continue to receive ongoing education and training relevant to our business and industry.

New Director Orientation
All new directors typically participate in a comprehensive director orientation program, which includes:
•presentations by senior management on our business, strategy, significant financial matters, information technology and security matters, legal, quality, and regulatory matters, our ethics and compliance program, and our approach to human capital management;
•business reviews by the leaders of our business units;
•opportunities to learn about our significant risks, regulatory matters, and corporate governance, including the roles and responsibilities of our directors; and
•briefings on the responsibilities, duties, and activities of the committees on which the director will initially serve.

Continuing Director Education
We provide additional educational opportunities to our Board and its committees internally throughout the year. Training topics are generally identified either through director or executive feedback or in connection with events relevant to the company, including areas of emerging risk. Ongoing director education may include:
•management presentations on the company’s businesses, services, products, and industry trends;
•presentations by outside experts on various topics such as healthcare industry trends, regulatory updates, cybersecurity, and artificial intelligence; and
•tours of the company’s facilities.
In the past year, we have hosted outside experts to present during Board meetings on topics related to the current macroeconomic environment, healthcare industry trends, the cybersecurity threat environment, trends, and regulatory developments, and artificial intelligence.

External Director Education
We encourage our directors to attend outside director and other continuing education programs. We make available to directors information on director education programs covering topics such as:
•developments in our industry;
•corporate governance practices;
•relevant regulatory requirements and expectations;
•the macroeconomic environment; and
•other matters relevant to their duties as directors.
In the past year, our directors have attended programs sponsored by the National Association of Corporate Directors and Tapestry Networks, among others.

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CORPORATE GOVERNANCE
Our Board’s Composition and Structure
Board Diversity
Our Corporate Governance Guidelines provide that the Board seeks to achieve diversity of professional and personal backgrounds on the Board, including race and gender diversity. We believe that our Board nominees reflect an appropriate mix of skills, experience, and backgrounds and strike the right balance of longer serving and newer directors.
Our Corporate Governance Guidelines provide that, as part of the search process for each new director, the Governance and Sustainability Committee includes, and instructs any search firm to include, women and racially and ethnically diverse candidates in the pool from which candidates are selected. See the director skills matrix on page 25 for the self-identified gender and race and ethnicity of our director nominees.
Director Retirement
The Governance and Sustainability Committee and the Board believe that setting a retirement age for Cardinal Health directors is advisable to facilitate the addition of new directors and, in turn, refresh the Board’s composition. Accordingly, our Corporate Governance Guidelines provide that a director will not be nominated for re-election after their 75th birthday.
Additional Board Service
Directors are expected to commit sufficient time and attention to the activities of the Board. In accordance with our Corporate Governance Guidelines, except as approved by the Board:
•directors who serve as executive officers of a public company, including Cardinal Health, should not serve on more than one public company board in addition to our Board; and
•other directors should not serve on more than three public company boards in addition to our Board.
In addition, no director who is a member of our Audit Committee may, at the same time, serve on the audit committees of more than two other public companies, unless the Governance and Sustainability Committee determines that such simultaneous service would not impair such director’s ability to effectively serve on our Audit Committee.
Directors must advise the Chairman of the Board, the Chair of the Governance and Sustainability Committee, and the Corporate Secretary in advance of accepting an invitation to serve on another board or any appointment to an audit committee, a committee chair position, a lead director position, or a board chair position on any other public company board.
Our Corporate Governance Guidelines include a formalized process in which the Governance and Sustainability Committee conducts an annual review of director capacity and outside public company board commitments. During this annual review, the Governance and Sustainability Committee may consider all factors it deems to be relevant, including the following:
•meeting attendance;
•whether the director is currently employed or retired from full-time employment;
•the number of other boards on which the director sits and the commitment levels and time demands of such other boards;
•the role of a director on other boards (with consideration given to public company board leadership positions);
•any industry or other commonalities between outside boards that aid in the director’s efficiencies serving on such boards;
•any other outside commitments;
•individual contributions at our Board and committee meetings;
•peer review feedback from directors throughout the year (if any) and the results of the annual Board evaluation; and
•the director’s general engagement, effectiveness, and preparedness.
The Governance and Sustainability Committee conducted a review of director capacity for our 2024 director nominees and affirms that they are compliant with our outside board commitments policy.

CARDINAL HEALTH 2024 Proxy Statement	29

CORPORATE GOVERNANCE
Our Board’s Composition and Structure
Director Attendance
The Board held seven meetings during fiscal 2024. Each director attended 75% or more of the meetings of the Board and Board committees on which they served during the fiscal year. Average director attendance across all Board and Board committee meetings exceeded 99%.
All our then-current directors attended the annual meeting of shareholders last year. Absent unusual circumstances, each director is expected to attend the annual meeting of shareholders.

41 total Board and committee meetings in 2024	Exceeded 99% overall attendance at Board and committee meetings

Board Committees
The Board has four standing committees: the Audit Committee; the Governance and Sustainability Committee; the Human Resources and Compensation Committee (the “Compensation Committee”); and the Risk Oversight Committee. Each member of these committees is independent under our Corporate Governance Guidelines and under applicable committee independence rules.
The charter for each of these committees is available on our website at www.cardinalhealth.com under “About Us — Corporate — Investor Relations — Governance — Committee Composition.” This information also is available in print (free of charge) to any shareholder who requests it from our Investor Relations department.
As noted earlier in this proxy statement, in addition to its four standing committees, the Board had a Business Review Committee from September 6, 2022 until July 15, 2024, when it sunsetted. The Business Review Committee was chaired by Mr. Hollar and Messrs. Barg and Johri served as the other members of the Committee. The Business Review Committee met 11 times during fiscal 2024.
As chartered, the Committee conducted a comprehensive review of the company’s strategy, portfolio, capital allocation framework, and operations during its tenure. Specifically, the Committee:
•completed a review of the former Pharmaceutical segment, as announced in June 2023;
•completed a review of the growth businesses within the former Medical segment, as announced in January 2024; and
•after an extensive review of the GMPD segment, supported management’s commitment to executing the GMPD Improvement Plan, as announced in August 2024.

30	CARDINAL HEALTH 2024 Proxy Statement

CORPORATE GOVERNANCE
Our Board’s Composition and Structure
Audit Committee

Members:

Akhil Johri (Chair)	Michelle M. Brennan	Sujatha Chandrasekaran(1)	Sheri H. Edison	David C. Evans

The Audit Committee’s primary duties are to:
•oversee the integrity of our financial statements, including reviewing annual and quarterly financial statements and earnings releases and the effectiveness of our internal and disclosure controls;
•appoint the independent auditor and oversee its qualifications, independence, and performance, including pre-approving all services by the independent auditor;
•review our internal audit plan and oversee our internal audit department;
•oversee our compliance with legal and regulatory requirements with respect to audit, accounting, and financial disclosure matters and related internal controls(2); and
•oversee our major financial risk exposures, our cybersecurity and other major information technology risk exposures, and our process for assessing and managing risk through our enterprise risk management program.
The Board has determined that each of Messrs. Evans and Johri is an “audit committee financial expert” for purposes of the SEC rules.

(1)Ms. Chandrasekaran has decided not to stand for re-election at the Annual Meeting.
(2)The Audit Committee oversees compliance with legal and regulatory requirements in coordination with the Risk Oversight Committee, except that the Audit Committee is solely responsible for compliance with audit, accounting, and financial disclosure matters and related internal controls.
Governance and Sustainability Committee

Members:(1)

Patricia A. Hemingway Hall (Chair)	Steven K. Barg(2)	Gregory B. Kenny	Nancy Killefer

The Governance and Sustainability Committee’s primary duties are to:
•identify, review, and recommend candidates for the Board, including recommending criteria to the Board for potential Board candidates and assessing the qualifications, attributes, skills, contributions, and independence of directors and director candidates;
•oversee the Board’s succession planning;
•make recommendations to the Board concerning the structure, composition, and functions of the Board and its committees, including Board leadership and leadership structure;
•oversee our ESG activities, policies, strategy, and reporting and disclosure practices (except to the extent such matters are overseen by another Board committee), and monitor and evaluate environmental, social, and political issues and risks potentially impacting the company;
•oversee our policies and practices regarding political and lobbying activities and expenditures, including an annual review of our political contributions policy, corporate political contributions, lobbying activities, and trade association payments;
•review our Corporate Governance Guidelines and governance practices and recommend changes; and
•conduct the annual Board evaluation and oversee the process for the evaluation of each director.

(1)Carrie S. Cox and Bruce L. Downey were members of the Governance and Sustainability Committee until their terms expired at the 2023 annual meeting of shareholders.
(2)Mr. Barg has decided not to stand for re-election at the Annual Meeting.

CARDINAL HEALTH 2024 Proxy Statement	31

CORPORATE GOVERNANCE
Our Board’s Composition and Structure
Human Resources and Compensation Committee

Members:(1)

Nancy Killefer (Chair)(2)	Michelle M. Brennan	Patricia A. Hemingway Hall	Christine A. Mundkur

The Human Resources and Compensation Committee’s primary duties are to:
•approve compensation for the CEO, establish relevant performance goals, and evaluate his performance;
•approve compensation for our other executive officers and oversee their performance evaluations;
•act on behalf of the Board in administering equity and incentive compensation plans and policies, including the terms of our compensation “clawback” policies, and discharge the Committee’s responsibilities under those plans and policies;
•review our non-management directors’ compensation program and recommend changes to the Board;
•oversee the management succession process for the CEO and senior executives;
•oversee and advise the Board about human capital management strategies and policies;
•oversee and assess any material risks related to compensation arrangements; and
•assess the independence of the Committee’s consultant and evaluate its performance.
The CD&A, which begins on page 46, discusses how the Human Resources and Compensation Committee makes compensation-related decisions regarding our named executive officers.

(1)Carrie S. Cox chaired the Compensation Committee until her term expired at the 2023 annual meeting of shareholders.
(2)Ms. Killefer replaced Carrie S. Cox as the Committee Chair in November 2023.
Risk Oversight Committee

Members:(1)

Sheri H. Edison (Chair)	Robert W. Azelby	Sujatha Chandrasekaran(2)	David C. Evans	Christine A. Mundkur

The Risk Oversight Committee assists the Board in monitoring and overseeing risks associated with the company’s operations, including risks associated with quality, legal, and regulatory compliance (other than financial matters overseen by the Audit Committee).
The Risk Oversight Committee’s primary duties are to:
•oversee our ethics and compliance program;
•oversee our compliance with laws and regulations in areas such as healthcare fraud and abuse, antitrust, data privacy and security, and other areas of significant legal and compliance risk;
•oversee our compliance with laws and regulations related to anti-bribery and anti-corruption laws;
•oversee our product quality and safety program, including compliance with laws and regulations related to the manufacture, sourcing, importation, and distribution of medical and pharmaceutical products; and
•evaluate the performance of the Chief Legal and Compliance Officer and recommend to the Board the appointment of the Chief Legal and Compliance Officer.
The Risk Oversight Committee coordinates with the Audit Committee in monitoring compliance by the company with legal and regulatory requirements as they relate to the responsibilities of the Audit Committee.

(1)Bruce L. Downey was a member of the Risk Oversight Committee until his term expired at the 2023 annual meeting of shareholders.
(2)Ms. Chandrasekaran has decided not to stand for re-election at the Annual Meeting.

32	CARDINAL HEALTH 2024 Proxy Statement

CORPORATE GOVERNANCE
Our Board’s Composition and Structure
Our Board Evaluation Process
Our Board and committees regularly evaluate their effectiveness through a comprehensive and multifaceted process consisting of a formal, annual Board evaluation and ongoing engagement throughout the year. The two components of the process, which are complementary, are described in further detail below.

Formal Board Evaluation
The formal, annual Board evaluation process is developed and administered under the direction of the Governance and Sustainability Committee. The key elements of the process are as follows:

1
Evaluation Planning
Each year, the Governance and Sustainability Committee reviews and determines the focus areas, scope, and format of the formal self-evaluation. Areas of focus are based on the then-current operating environment, areas of focus from prior years’ self-evaluations, and input from directors. The evaluation process includes an assessment of both Board process and substance, including:

•the Board’s effectiveness, structure, composition, succession, and culture;
•the quality of Board discussions;
•the Board’s performance in oversight of business performance, strategy, succession planning, risk management, and other key areas; and
•agenda topics for future meetings.

2
Conducting the Evaluation
The evaluation is conducted by an outside facilitator with corporate governance experience and all members of our Board and each of its standing committees participate in the formal evaluation process.
The outside facilitator interviews each director individually to obtain anonymous feedback, which helps the Board identify follow-up action items. The feedback is then aggregated and summarized by the outside facilitator.
In 2024, the Board’s evaluation process included individual director performance reviews, which involved the outside facilitator confidentially soliciting feedback from other directors and members of senior management during the interview process. Following interviews, the outside facilitator discussed the feedback received with each individual director.

3
Board and Committee Review of Results
The outside facilitator reviews the results first with the Governance and Sustainability Committee and then the Board.
The Board and each committee discuss the results in executive session without management present.
Results are shared with management, as appropriate, to assist the Board and its committees in making enhancements to address opportunities identified.

4
Development of Action Plan
In response to input from the formal evaluation process, an action plan is developed.
Our Chairman, committee chairs, and other directors then work with management to take concrete steps to improve practices, processes, and procedures to enhance the Board’s and committees’ effectiveness.
Key actions taken in response to feedback from past Board evaluations and other feedback received are summarized on the following page.

Ongoing Engagement
In addition, throughout the year, directors have regular opportunities to provide input directly to the Chairman, committee chairs, and management on meeting process enhancements, resources, and agenda topics for Board and committee meetings and strategic planning sessions. For example, the Board and each committee meet regularly in executive sessions without management present. Following each executive session, feedback is shared with management and next steps are discussed and determined. This year-round, regular engagement allows for continuous, real-time feedback.

CARDINAL HEALTH 2024 Proxy Statement	33

CORPORATE GOVERNANCE
Our Board’s Composition and Structure
Enhancements made in response to the Board Evaluation Process
Actions taken in response to feedback from past Board evaluations and other feedback received include:

Composition	•Continued to support directors’ discussion and decision-making on Board succession planning and committee membership, including a focus on the future needs and alignment with the company’s strategy.

Board culture
•Continued to provide opportunities for our Board to interact with senior management and emerging talent, both formally and informally, to strengthen relationships and support the Board’s talent and succession planning responsibilities.

Focus
•Enhanced discussions about areas of emerging risk at Board and committee meetings, including in-depth reviews of key topics such as risks arising from the macroeconomic environment and technology and cybersecurity risks, including artificial intelligence.
•Clarified certain risk oversight responsibilities to better coordinate and enhance Audit Committee and Risk Oversight Committee oversight.

Process
•Enhanced meeting presentations to complement and add insight beyond written meeting materials.
•Enhanced the structure of strategic planning sessions to facilitate directors’ and management’s thorough review and discussion of the company’s strategy and address topics identified by directors as desired areas of increased focus.
•Adapted Board and committee meeting structure, process, practices, and agendas to enhance our directors’ ability to perform their oversight responsibilities by providing ample time during Board and committee meetings for discussion, in-depth reviews, questions, and executive sessions.

Information and resources
•Restructured and enhanced meeting materials to better highlight important information (while maintaining completeness) and to better facilitate dialogue between management and directors.
•Provided educational opportunities and third-party perspectives on topics where directors have indicated outside expertise is desired, including cybersecurity. Additional information on director continuing education opportunities is discussed earlier in this proxy statement.
•Refined the use of pre-read materials by creating a resource separate from presentation materials focusing on background information relevant to those topics that will be discussed during meetings.

In addition to the full Board’s evaluation process, each of the Audit, Compensation, Governance and Sustainability, and Risk Oversight Committees annually review their charters and conduct their own committee self-evaluation.

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CORPORATE GOVERNANCE
Our Board’s Primary Role, Responsibilities, and Processes
Our Board’s Primary Role, Responsibilities, and Processes
Our Corporate Governance Guidelines provide that our Board serves as the representative of, and acts on behalf of, all the shareholders of Cardinal Health. The Board, operating directly and through its committees, fulfills the following primary functions:
•oversees management in the conduct of Cardinal Health’s businesses;
•oversees management’s efforts to establish and maintain for the company high standards of legal and ethical conduct in all of its businesses, including conformity with all applicable laws and regulations;
•reviews, evaluates, and, where appropriate, approves the company’s major business strategies, capital deployment, and long-term plans and reviews its performance;
•selects, evaluates, and sets the compensation for the CEO and other senior officers and plans for management succession;
•oversees management’s efforts to protect the assets of Cardinal Health through the maintenance of appropriate accounting, financial reporting, and financial and other controls;
•oversees the company’s policies and procedures for assessing and managing risk;
•provides advice and counsel to senior management;
•evaluates the overall effectiveness of the Board and its committees; and
•evaluates, selects, and recommends an appropriate slate of candidates for election as directors.
How Our Board Oversees Our Strategy and Capital Deployment
The Board receives updates on company performance and regularly discusses our strategy considering the competitive environment, developments in the rapidly changing healthcare industry, and the global business and economic environment. The Board reviews and approves capital deployment, including dividends, financing and share repurchase plans, and significant acquisitions and divestitures.
At least annually, the Board conducts a dedicated strategy session with in-depth discussions of our industry, specific businesses, and new business opportunities. At these sessions, the Board also discusses risks related to our strategies, including risks resulting from possible actions by competitors, disrupters, customers, and suppliers. The Board also considers various elements of strategy at each regular quarterly meeting. The collective backgrounds, skills, and experiences of our directors, including broad industry experience, contribute to robust discussions of strategy and the related risks.
As described elsewhere in this proxy statement, the Business Review Committee conducted a comprehensive review of the company’s strategy, portfolio, capital allocation framework, and operations prior to sunsetting in July 2024.

CARDINAL HEALTH 2024 Proxy Statement	35

CORPORATE GOVERNANCE
Our Board’s Primary Role, Responsibilities, and Processes
How Our Board Oversees Risk
A summary of the allocation of general risk oversight functions among management, the Board, and the Board’s committees follows below.

Board of Directors

Enterprise risks (including strategic risks)

Audit Committee	Human Resources and Compensation Committee	Governance and Sustainability Committee	Risk Oversight Committee

•Financial management and disclosure •Accounting •Financial reporting •Tax and treasury •Information technology and cybersecurity •Enterprise risk management program	•Executive compensation program and incentives •Management succession process •Workplace safety and culture •Other human capital management strategies and policies	•Governance structure and practices •Board succession •ESG activities, policies, strategy, and reporting •Political and lobbying expenditures	•Ethics and compliance program •Product quality and safety program •Compliance with legal and regulatory requirements •Controlled substance monitoring program

Management

Identification, assessment, and management of risks through enterprise risk management program

Management has day-to-day responsibility for assessing and managing risks, and the Board is responsible for risk oversight. Management has developed and administers an enterprise risk management (“ERM”) program, which the Audit Committee oversees. Through this ERM program, management identifies and prioritizes enterprise risks and develops systems to assess, monitor, and mitigate those risks. Management reviews and discusses with the Board and its committees significant risks facing the company.
Risks Associated with Operations
The Risk Oversight Committee assists the Board in monitoring and overseeing risks associated with our operations, including risks associated with quality, legal, and regulatory compliance.
The Risk Oversight Committee oversees our ethics and compliance program, product quality and safety program, and our compliance with legal and regulatory requirements other than audit, accounting, and financial disclosure matters and related internal controls, which are overseen by the Audit Committee. The Risk Oversight Committee receives quarterly updates from senior leadership regarding all the areas that the
Committee oversees, and the Board receives annual updates from senior leadership regarding our ethics and compliance program and our product quality and safety program.
The Risk Oversight Committee coordinates with the Audit Committee in monitoring compliance by the company with legal and regulatory requirements as they relate to the responsibilities of the Audit Committee. Certain members of the Risk Oversight Committee also sit on the Audit Committee, which helps to facilitate this coordination.

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CORPORATE GOVERNANCE
Our Board’s Primary Role, Responsibilities, and Processes
Controlled Substance Distribution Risks
The Board remains active in overseeing risks associated with our distribution of controlled substances. The Risk Oversight Committee, which reports regularly to the Board, receives quarterly updates from senior leadership regarding, among other things:
•our controlled substance monitoring program;
•our ongoing compliance with federal and state regulations governing the distribution of controlled substances;
•legislative and regulatory developments regarding the distribution of controlled substances;
•our compliance with the injunctive relief terms of the national opioid settlement; and
•the status of opioid litigation and investigations.
Cybersecurity and Other Information Technology Risks
The Audit Committee is responsible for discussing with management our cybersecurity and other major information technology risk exposures, including artificial intelligence. The Audit Committee receives quarterly updates from the Chief Information Officer and Chief Information Security Officer on these risks and the Board receives an annual cybersecurity update. These updates focus on, among other things, the threat environment and the risks our businesses face, the state of, priorities of, and investments in our information protection program, the availability of cyber insurance, and relevant cybersecurity operational metrics. A detailed description of our cybersecurity risk oversight, governance, management, and expertise is included in the Cybersecurity section in our Annual Report on Form 10-K.
Oversight of ESG Matters
Given the breadth of ESG matters for a company of our size and scale, oversight of those issues is allocated throughout the Board and its committees:

Responsible party	Oversight areas for ESG matters
Board	•ESG strategy and risks (through oversight of strategic risks)
Human Resources and Compensation Committee	•Attracting, developing, retaining, and motivating management and other employees •Workplace safety and culture •Workplace DE&I initiatives •Employee relations
Governance and Sustainability Committee
•Board succession and refreshment
•ESG activities, policies, strategy, and reporting and disclosure practices (except to the extent such matters are overseen by another Board committee)
•Environmental, social, and political issues and risks
•Policies and practices regarding political and lobbying expenditures

Risk Oversight Committee	•Ethics and compliance •Product quality and safety •Compliance with healthcare fraud and abuse, antitrust, and anti-bribery and anti-corruption laws •Data privacy and security
At the management level, our ESG matters are led and coordinated by our Vice President, ESG who regularly engages with the Board’s Governance and Sustainability Committee. The Vice President, ESG is responsible for, among other things:
•conducting regular priority assessments to determine the topics of most significance to our stakeholders;
•collaborating with senior leaders to help ensure that our ESG-related priorities align with our business operations; and
•developing ESG-related goals and managing our ESG data, measurement, and reporting.
Providing management oversight to our ESG program is an ESG Governance Committee composed of the CEO, the CEO’s direct reports, and other senior business and functional leaders.

CARDINAL HEALTH 2024 Proxy Statement	37

CORPORATE GOVERNANCE
Our Board’s Primary Role, Responsibilities, and Processes
The Board’s Role in Oversight of Corporate Culture and Human Capital
The Board continues to assess and monitor our corporate culture and how it enables our business strategies. The Board and its Compensation Committee engage with management on various specific aspects of human capital and cultural health, including talent management and succession planning, DE&I initiatives, and employee engagement.
Our Path Forward
Our Path Forward (see illustrative graphic below) is a comprehensive, enterprise-wide strategy that creates clarity regarding our mission, where we are going, how we will grow, what we believe, and how we act. This initiative reflects our vision and strategy to position the company for the future.
Our Path Forward goals have been a part of our annual cash incentive and performance share unit (“PSU”) grants over the past four years to help align our senior leaders’ incentives with this important strategic initiative. Our Path Forward goals for the fiscal 2024 compensation programs are discussed in the CD&A beginning on page 46.

Vision	Mission	Priorities	Values	Behaviors

To be healthcare’s most trusted partner, safely and efficiently providing customers and the patients they serve with the products and solutions they need, when and where they need them.	To provide products and solutions that improve the lives of people every day.		Integrity	Invites curiosity

			Inclusive	Inspires commitment

			Innovative	Builds partnerships

			Accountable	Develops self and others

Mission driven

Human Capital Strategy
Our Compensation Committee plays a leading role in overseeing and advising the Board about our human capital management strategies and policies, including with respect to:
•attracting, developing, retaining, and motivating management and employees;
•workplace safety and culture;
•workplace DE&I initiatives; and
•employee relations.
The Board is periodically updated on specific aspects of our human capital management strategy, as appropriate.
Talent Management and Succession Planning
The Compensation Committee and the Board are actively engaged in our talent management program. The Compensation Committee oversees the process for succession planning for the CEO and other senior executives, and management provides an organizational update at each quarterly Committee meeting and shares key talent metrics.
The full Board holds a formal succession planning and talent review session annually, which includes succession planning for the CEO and other senior executives. These sessions include identification of internal candidates and desired leadership skills and key capabilities and experience. Directors also interact with our leaders through Board presentations and discussions as well as through informal events and planned one-on-one meetings.

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CORPORATE GOVERNANCE
Our Board’s Primary Role, Responsibilities, and Processes
Diversity, Equity, and Inclusion
Our people are our most important assets. We remain focused on continuing to build and foster a workplace that values the unique perspectives and contributions of all our employees.
With oversight from the Compensation Committee, we formulated a comprehensive talent strategy that furthers our aspiration to be an employer of choice for all. Our DE&I program helps identify and eliminate barriers to equal opportunity and development, inspires outreach and recruitment efforts to reach a broader base of qualified individuals, and allows all individuals to feel comfortable bringing their authentic selves to work.
We are focused on attracting, developing, and retaining diverse talent, from entry-level to senior leadership positions. We have eliminated the college degree requirement from 80% of positions at the company and are focusing instead on experience and accomplishments as we recruit and hire new employees. We have increased the number of diverse candidate slates and our interview panels include people with differing experiences and backgrounds in the new hire process within the U.S. We conduct “stay conversations” to help leaders understand why employees stay and what might cause them to leave.
Employee Engagement
Management reviews with the Board our employee engagement survey results across a broad range of engagement categories, including career development, communication, customer focus, DE&I, empowerment, leadership, goals and objectives, work environment, and retention. The survey questions give insight into the experience of the employee and their perceptions of their supervisor, team, senior leadership, and the enterprise.
Full surveys are conducted every other year and check-in surveys are conducted in the interim years. In fiscal 2024, employees were invited to participate in a check-in survey, asking about many of the same subjects as in the full survey, but with fewer questions. Participation in these surveys is consistently high; the response rate in the fiscal 2024 check-in survey was 87%, which was in line with prior levels and considered to be well above our survey vendor’s global average.
A few of the key findings from the fiscal 2024 check-in survey responses included that 91% of employees agreed that Cardinal Health is working to improve the lives of people every day and 87% of employees remained highly engaged, found personal accomplishment in their work, and said they would recommend Cardinal Health as a good place to work.
After each full survey, we establish action plans that focus on key priority items. Check-in surveys help us assess the progress made against these action plans.
Director Independence
The Board has established director independence standards based on the New York Stock Exchange (“NYSE”) listing standards. These standards can be found in our Corporate Governance Guidelines on our website at www.cardinalhealth.com under “About Us — Corporate — Investor Relations — Governance — Governance Documents.” These standards address, among other things, employment and compensation relationships, relationships with our auditor and customers, and business relationships.
The Board assesses director independence at least annually, based on the recommendations of the Governance and
Sustainability Committee. The Board has determined that each of Mses. Brennan, Chandrasekaran, Edison, Hemingway Hall, Killefer, and Mundkur, and each of Messrs. Azelby, Barg, Evans, Johri, and Kenny, is independent.
Carrie S. Cox and Bruce L. Downey, who served on our Board until their terms expired at the 2023 annual meeting of shareholders, were determined to be independent as disclosed in our proxy statement for the 2023 annual meeting of shareholders.
Public Policy Engagement
We participate on public policy issues related to our industry and business priorities, employees, customers, shareholders, and the communities we serve. The Governance and Sustainability Committee provides oversight of our policies and practices regarding political and lobbying activities and expenditures, including an annual review of our political contributions policy, corporate political contributions, lobbying activities, and trade association payments. Additional information about our public policy engagement can be found in our annual Political Activities and Contributions Reports available at www.cardinalhealth.com under “About Us — Environmental, Social and Governance (ESG) — Policies and principles.”

CARDINAL HEALTH 2024 Proxy Statement	39

CORPORATE GOVERNANCE
Shareholder Engagement
Shareholder Engagement
Our Annual Engagement Process
It has been our long-standing practice to meet with shareholders throughout the year so that management and the Board can better understand shareholder perspectives on governance practices, executive compensation, sustainability, and other topics. A general overview of our annual engagement process is below.

•Review results of annual meeting of shareholders voting, including investor feedback and input •Plan for outreach to institutional investors	•Review governance best practices and trends •Begin planning for annual meeting of shareholders •Begin planning and drafting proxy statement

•File proxy statement •Discuss proxy statement topics with institutional investors •Shareholders vote at annual meeting of shareholders	•Engage and solicit feedback from institutional investors on governance practices and other topics •Communicate feedback to Board •Board sets agenda for annual meeting of shareholders

Our Fiscal 2024 Engagement Efforts
Our Board Chairman, Compensation Committee chair, and members of management engaged with shareholders during the summer of 2024 and discussed our strategy, Board composition and refreshment, governance practices, executive compensation, sustainability initiatives, and other topics, including the shareholder proposals voted on at the 2023 annual meeting of shareholders.

See page 48 in the CD&A for further detail of our shareholder engagement efforts with respect to executive compensation.

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CORPORATE GOVERNANCE
Standards of Business Conduct
Board Responsiveness to Shareholder Feedback
After considering feedback from shareholders, which is shared with the full Board, and focusing on best practices, we have taken a number of actions with respect to our governance, executive compensation, and sustainability practices and disclosures in recent years.

2024	We received approval by the SBTi for our near-term Scope 1 and 2 GHG emissions reduction targets as well as for a new Scope 3 target addressing our suppliers.
We enhanced our director commitments policy to generally provide that Audit Committee members may not serve on more than two other public company audit committees and require that directors provide notice in advance of accepting any appointment to an audit committee or a board leadership position at another public company.
2023
We baselined our Scope 3 GHG emissions and submitted a science-based target to SBTi for validation that combines our existing public Scope 1 and Scope 2 GHG emission reduction goal with a new Scope 3 target.

2022	We amended our governance documents to provide for an annual review of director capacity and commitments.
We returned to setting three-year PSU goals with the fiscal 2023 annual grant.
We formalized the Board’s oversight of ESG activities, policies, strategy, and reporting and disclosure practices in a renamed Governance and Sustainability Committee.
We enhanced our lobbying disclosure in our Political Activities and Contributions Report.
Standards of Business Conduct
Our Board has adopted written Standards of Business Conduct that outline our corporate values and standards of integrity and behavior for every employee, officer, and director. The Standards of Business Conduct are designed to foster a culture of integrity, drive compliance with legal and regulatory requirements, and protect and promote the reputation of our company. The full text of the Standards of Business Conduct is posted on our website at www.cardinalhealth.com under “About Us — Who we are — Ethics and Compliance.” This information also is available in print (free of charge) to any shareholder who requests it from our Investor Relations department.
Related Person Transactions Policy and Process
Related Person Transactions Policy
We have a written policy that the Audit Committee must approve or ratify any “related person transactions” (transactions exceeding $120,000 in which we are a participant and any related person has a direct or indirect material interest). “Related persons” include our directors, nominees for election as a director, persons controlling over 5% of our common shares, executive officers, and the immediate family members of each of these individuals.
Once a related person transaction is identified, the Audit Committee will review all relevant facts and circumstances and determine whether to approve the transaction. The Audit Committee will take into account such factors as it considers appropriate, including the material terms of the transaction, the nature of the related person’s interest in the transaction, the significance of the transaction to the related person and to us, the nature of the related person’s relationship with us, and whether the transaction would be likely to impair the judgment of a director or executive officer to act in our best interest.
If advance approval of a transaction is not feasible, the Audit Committee will consider the transaction for ratification at its next regularly scheduled meeting. The Audit Committee Chair may pre-approve or ratify any related person transactions in which the aggregate amount is expected to be less than $1 million.
Related Person Transactions
Since July 1, 2023, there have been no transactions, and there are no currently proposed transactions, involving an amount exceeding $120,000 in which we were or are to be a participant and in which any related person had or will have a direct or indirect material interest.

CARDINAL HEALTH 2024 Proxy Statement	41

CORPORATE GOVERNANCE
Director Compensation
Director Compensation
Overview
Our non-management director compensation program is approved by our Board based on the recommendation of the Compensation Committee. The Compensation Committee annually reviews comparative market data and receives recommendations from its independent compensation consultant with regard to the structure and amounts of our director compensation. Total director compensation is targeted at the median amount among our Comparator Group, which is discussed beginning on page 59.
Following the Compensation Committee’s review of director compensation last year, and based on the recommendation of its compensation consultant, the Compensation Committee recommended to the Board, and the Board approved, increases to the annual cash retainer and restricted share unit (“RSU”) grant value effective November 15, 2023. The new compensation aligned with our target of the median director compensation for the Comparator Group.
Compensation Arrangements
The table below shows the elements and amount of compensation that we pay our non-management directors.

Compensation Element	Amount before November 15, 2023 ($)	Amount on and after November 15, 2023 ($)
Annual retainer(1)	115,000	120,000
RSUs(2)	185,000	200,000
Committee chair additional annual retainers(1)
Audit Committee	25,000	25,000
Compensation Committee	20,000	20,000
Governance and Sustainability Committee	20,000	20,000
Risk Oversight Committee	20,000	20,000
Non-executive Chairman of the Board compensation
Additional annual retainer(1)	125,000	125,000
Additional RSUs	125,000	125,000
(1)Retainer amounts are paid in cash in quarterly installments.
(2)Each new non-management director receives an initial RSU grant and thereafter an annual RSU grant on or about the date of our annual meeting of shareholders. The initial grant is prorated to reflect service between the election date and the one-year anniversary of the prior year’s annual meeting of shareholders. We value the RSUs based on the closing share price on the grant date. RSUs vest one year from the grant date (or, for annual grants, on the date of the next annual meeting of shareholders, if earlier) and settle in common shares. We accrue cash dividend equivalents that are payable upon vesting of the RSUs. All unvested RSUs become fully vested upon a “change of control” (as described under “Potential Payments on Termination of Employment and Change of Control” on page 75) unless the director is asked to continue to serve on the board of directors of the surviving entity or its affiliates and receives a qualifying replacement award.
Directors may receive additional compensation for performing duties assigned by the Board or its committees that are considered beyond the scope of the ordinary responsibilities of directors or committee members.
Directors may elect to defer payment of their cash retainers into the Cardinal Health Deferred Compensation Plan (“DCP”). For directors, deferred balances under the DCP are paid in cash upon termination from Board service, death, or disability in a single lump sum or annual installment payments over a period of five or ten years, depending upon the director’s election. A director also may defer receipt of common shares that otherwise would be issued on the date that RSUs vest until termination from Board service.
Our directors may participate in our matching gift program. Under this program and subject to certain restrictions, the Cardinal Health Foundation (our philanthropic affiliate) will match contributions for eligible non-profit organizations.

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CORPORATE GOVERNANCE
Director Compensation
Director Compensation for Fiscal 2024
The non-management directors received the following compensation during fiscal 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		All Other Compensation ($)(2)	Total ($)
Robert W. Azelby(3)	40,192	142,466	(4)	—	182,658
Steven K. Barg	118,051	200,037		—	318,088
Michelle M. Brennan	118,051	200,037		—	318,088
Sujatha Chandrasekaran	118,051	200,037		2,000	320,088
Carrie S. Cox(5)	50,764	0		2,000	52,764
Bruce L. Downey(5)	43,257	0		—	43,257
Sheri H. Edison	138,051	200,037		—	338,088
David C. Evans	118,051	200,037		2,000	322,088
Patricia A. Hemingway Hall	138,051	200,037		—	338,088
Akhil Johri	143,051	200,037		2,000	345,088
Gregory B. Kenny	243,051	325,047		2,000	570,098
Nancy Killefer	130,572	200,037		—	330,609
Christine A. Mundkur	118,051	200,037		—	318,088
(1)These awards are RSUs granted under the Cardinal Health, Inc. 2021 Long-Term Incentive Plan (the “2021 LTIP”). We valued the RSUs by multiplying the closing price of our common shares on the NYSE on the grant date by the number of RSUs awarded. As of June 30, 2024, the aggregate number of shares underlying unvested RSUs held by each director serving on that date was as follows: Mr. Azelby — 1,288 shares; Mr. Barg — 1,965 shares; Ms. Brennan — 1,965 shares; Ms. Chandrasekaran — 1,965 shares; Ms. Edison — 1,965 shares; Mr. Evans — 1,965 shares; Ms. Hemingway Hall — 1,965 shares; Mr. Johri — 1,965 shares; Mr. Kenny — 3,193 shares; Ms. Killefer — 1,965 shares; and Ms. Mundkur — 1,965 shares.
(2)The amounts reported in this column represent a company match attributable to a charitable contribution under our matching gift program. This column does not include perquisites received by a director to the extent the amount of all such perquisites received by the director was less than $10,000.
(3)Mr. Azelby joined the Board on March 1, 2024.
(4)Includes initial RSU grant made on March 15, 2024.
(5)Ms. Cox and Mr. Downey served on the Board until their terms expired at the 2023 annual meeting of shareholders.

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Table of contents
EXECUTIVE COMPENSATION

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PROPOSAL 2 — Advisory Vote to Approve the Compensation of Our Named Executive Officers
PROPOSAL 2 — Advisory Vote to Approve the Compensation of Our Named Executive Officers
In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are asking our shareholders to approve, on a non-binding advisory basis, the compensation of our named executive officers, as defined and disclosed in the CD&A, the Summary Compensation Table, and the related compensation tables, notes, and narrative in this proxy statement.
We urge shareholders to read the CD&A beginning on page 46 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative disclosures appearing on pages 63 through 80, which provide detailed information on the compensation of our named executive officers.
The Board and the Compensation Committee believe that the policies and procedures articulated in the CD&A are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to our long-term success. Additionally, we believe the fiscal 2024 pay outcomes demonstrate alignment between pay and performance.
Although this advisory vote is not binding on the Board, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.
The Board has adopted a policy providing for annual say-on-pay advisory votes such as the one in this Proposal 2. Accordingly, the next say-on-pay advisory vote will be held at our 2025 annual meeting of shareholders.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE CD&A, THE SUMMARY COMPENSATION TABLE, AND THE RELATED COMPENSATION TABLES, NOTES, AND NARRATIVE IN THIS PROXY STATEMENT.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Discussion and Analysis
Executive Summary
This CD&A focuses on the fiscal 2024 compensation of the following executive officers (the “named executive officers” or “named executives”) and describes the executive compensation program and the Compensation Committee’s decisions under it.

Jason M. Hollar	Chief Executive Officer
Aaron E. Alt	Chief Financial Officer
Stephen M. Mason	Chief Executive Officer, Global Medical Products and Distribution Segment
Deborah L. Weitzman	Chief Executive Officer, Pharmaceutical and Specialty Solutions Segment
Jessica L. Mayer	Chief Legal and Compliance Officer
Fiscal 2024 Performance
Fiscal 2024 marked a year of strong operational execution and financial performance, delivered in tandem with significant strategic progress across the portfolio. We continue to advance our strategy to build upon the growth and resiliency of the Pharmaceutical and Specialty Solutions segment, execute our GMPD Improvement Plan, and accelerate our growth in key areas, while optimizing our portfolio to maximize shareholder value creation.

Revenue $226.8B +11%	GAAP Operating Earnings $1.2B +65%	Non-GAAP Operating Earnings $2.4B +16%	Operating Cash Flow $3.8B +32%

GAAP Diluted EPS $3.45 N.M.	Non-GAAP Diluted EPS $7.53 +29%	Total Shareholder Return(1) +5.6%

(1)TSR over the period from July 1, 2023 through June 30, 2024, expressed as a percentage, calculated based on changes in stock price assuming reinvestment of dividends.
•Revenue was $226.8 billion, up 11% from the prior year.
•GAAP operating earnings were $1.2 billion, which included $675 million in pre-tax goodwill impairment charges related to the GMPD segment. Non-GAAP operating earnings were $2.4 billion, a 16% increase over the prior year, reflecting segment profit increases in GMPD and Pharmaceutical and Specialty Solutions.
•GAAP diluted EPS was $3.45, which included the pre-tax goodwill impairment charges ($617 million after tax or $2.50 per share) related to the GMPD segment. Non-GAAP diluted EPS was $7.53, a 29% increase over the prior year, reflecting the increase in non-GAAP operating earnings, lower interest and other expense, a lower effective tax rate, and a lower share count.
•Pharmaceutical and Specialty Solutions grew segment profit 7%, while GMPD segment profit of $92 million was an almost $240 million year-over-year improvement. Other segment profit grew 7%.
•We generated $3.8 billion in operating cash flow, returned almost $1.25 billion to shareholders in share repurchases ($750 million) and dividends ($499 million), and invested over $500 million back into our businesses to drive organic growth.
•We executed simplification actions, including reducing our corporate footprint, streamlining our organizational structure, and narrowing the countries in which we operate, resulting in the company surpassing its enterprise cost savings targets.
•We acquired Specialty Networks, an integrated multi-specialty platform that creates clinical and economic value for independent specialty providers and partners across urology, gastroenterology, and rheumatology.
•During the fiscal year, the Board’s Business Review Committee and management continued to review the company’s strategy, portfolio, capital allocation framework, and operations, work that began early in fiscal 2023. We completed the review of the growth businesses within our former Medical segment and, after an extensive review of the GMPD segment, we recently

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
announced that we remain committed to executing the GMPD Improvement Plan and have identified additional near-term value creation opportunities for the segment. As planned, the Business Review Committee sunsetted in July 2024.
See Annex A for reconciliations to the comparable financial measures prepared in accordance with GAAP and a discussion of the reasons why we use non-GAAP financial measures.
Fiscal 2024 Compensation Highlights
•Sixteen percent growth in non-GAAP operating earnings, strong operating cash flow, and above-target cost savings and completion of leadership capability training drove fiscal 2024 annual cash incentive performance at 132% of target. As discussed on page 52, the Compensation Committee exercised negative discretion in arriving at final funding for the organization of 124%.
•Messrs. Hollar and Alt and Ms. Mayer received 124% of their annual cash incentive targets, which aligned with funding for the corporate function. Mr. Mason received 87% of his target and Ms. Weitzman received 107% of her target, which aligned with their respective segment’s funding.
•PSUs for the fiscal 2022 through fiscal 2024 performance cycle (the “Fiscal 22-24 PSUs”) paid out at 144% based on above-target performance against a three-year cumulative adjusted non-GAAP diluted EPS goal and over-performance on cost savings, with an upward 20% modifier applied based on our TSR finishing in the 92nd percentile of the S&P 500 Health Care Index. Our three-year TSR was 86.2% compared to 21.6% for the S&P 500 Health Care Index over that period (July 1, 2021 through June 30, 2024).
Actions Taken in Connection with Business Portfolio Review and Incremental Accounting Expense
As disclosed in last year’s proxy statement, in connection with the work of the Business Review Committee, which has since sunsetted, the Compensation Committee took certain actions in September 2023 with respect to executive severance protection, as described under “Severance and Change of Control Benefits” on pages 57 and 58 of the CD&A. These actions, which remain in effect for a temporary period of two years following the Compensation Committee’s approval, were intended to ensure that we effectively aligned our executive team with long-term shareholders’ interests and allowed them to focus on business decisions associated with a review of the company’s strategy, portfolio, capital allocation framework, and operations without consideration for how a potential business transaction may affect them personally.
As a result of these actions, certain stock awards previously granted to Messrs. Hollar, Alt, and Mason were considered modified for accounting purposes, which impacts the Summary Compensation Table on page 63. As required by SEC rules, the
Summary Compensation Table includes incremental accounting expense of $8.3 million for Mr. Hollar, $1.0 million for Mr. Alt, and $2.9 million for Mr. Mason related to the modification of previously granted and reported awards.
No additional stock awards were granted. In addition, the modifications had no effect on the performance conditions of unvested PSU grants, which must still be achieved for the PSUs to vest.
The incremental accounting expense was largely attributable to the increase in our stock price and our strong relative TSR performance since stock awards were granted in fiscal 2022 and 2023. Our stock price increased almost 70% between the fiscal 2022 annual grant date (August 15, 2021) and the modification date (September 21, 2023). The chart below illustrates the increase in our stock price between the grant dates and the modification date.
To assist with comparison to prior fiscal years and assessment of trends in our compensation, we present a Supplemental Summary Compensation Table on page 64 that excludes the incremental accounting expense associated with the accounting modifications.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Shareholder Engagement and Consideration of 2023 Say-on-Pay Vote
Our annual say-on-pay vote is an opportunity to receive feedback from shareholders regarding our executive compensation program. The Compensation Committee takes the result of this vote into consideration when it determines the compensation of our executive officers. Shareholders demonstrated strong support for our executive compensation program in 2023, as evidenced by the 92% of votes cast in favor of say-on-pay last year. A general overview of our annual shareholder engagement process can be found on page 40.
Our Board Chairman, Compensation Committee Chair, and members of senior management continued our practice of engaging with shareholders during the summer of 2024 and discussed executive compensation, including the actions taken regarding executive severance protection and the related accounting modifications of stock awards, as well as other governance and sustainability topics.

In our meetings, shareholders continued to express support for the structure of our executive compensation program, including the ways in which we have evolved annual and long-term incentive plan metrics to align with our strategy and the company’s performance. Shareholders also stated that they understood the rationale for actions taken by the Compensation Committee early in fiscal 2024 regarding executive severance protection and appreciated our explanation of how the related accounting modifications of stock awards would change the amounts shown in the Summary Compensation Table but would not reflect any new awards to executives, as discussed on pages 57 and 58. Shareholders were supportive of our including a Supplemental Summary Compensation Table (see page 64) to assist with comparison to prior fiscal years and assessment of trends in our compensation.
Executive Compensation Governance Features

WHAT WE HAVE	WHAT WE DO NOT HAVE
Significant portion of executive pay consists of performance-based “at risk” elements	No employment agreements with executive team
Performance goals for cost savings and Our Path Forward	No payment of dividend equivalents on PSUs or RSUs until, and only to the extent that, the underlying award vests
Caps on annual cash incentive payouts and PSU awards	No executive pensions
Minimum vesting period for long-term incentive awards	No repricing of underwater options without shareholder approval
Stock ownership guidelines for directors and executive officers	No hedging or pledging of company stock
Compensation clawback policies	No “single trigger” change of control arrangements
Longstanding, proactive shareholder engagement program and history of responsiveness	No excise tax gross-ups upon change of control

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Compensation Discussion and Analysis
Executive Compensation Philosophy
Our executive compensation program is designed to support our long-term growth, with accountability for key annual results. It has the following key objectives:
•Reward performance. We tie our executive pay to financial, operational, and individual performance as well as to performance against key strategic initiatives, such as achieving cost savings and Our Path Forward culture goals, as discussed below. Assessing our executives’ individual performance includes alignment with our Standards of Business Conduct, values, and behaviors.
•Emphasize long-term, stock-based incentive compensation. We emphasize performance and retention using long-term, stock-based incentive compensation, which supports sustainable long-term shareholder return. Combined with stock ownership guidelines, this approach provides executives with meaningful ownership stakes and aligns their interests with shareholders.
•Maintain a competitive program that will attract and retain critical talent. We have designed our compensation program to be competitive in the marketplace and to invest in and reward talent, driving our long-term growth while holding employees accountable to our strategy and our values.
Primary Elements of Compensation for Executive Officers
Our executive officers’ total direct compensation has three primary elements: base salary; annual incentive; and long-term incentive. In fiscal 2024, long-term incentive awards were granted 60% in PSUs and 40% in RSUs. A significant portion of executive compensation is based on company performance and is at-risk (annual incentive and PSUs). At the beginning of each performance period, the Compensation Committee sets performance goals under our annual incentive program and for our PSUs. After the performance period ends, the Compensation Committee evaluates the performance and determines payouts.
The charts below show the components of fiscal 2024 target total direct compensation and the elements of fiscal 2024 pay for our CEO and other named executives.

Chief Executive Officer Mix of Pay Elements	Other Named Executives Average Mix of Pay Elements

Pay Element	Description and Purpose	Links to Business and Talent Strategies
Base salary	•Fixed cash compensation, which is reviewed annually and adjusted when appropriate •Based on qualifications, experience, role, performance, career progression, market data, and internal pay equity	•Competitive base salaries support our ability to attract and retain executive talent

Annual incentive
•Variable cash compensation based on achieving goals for annual adjusted non-GAAP operating earnings, operating cash flow, cost savings, and Our Path Forward, and individual performance
•Target as a percentage of base salary reflects market data and internal pay equity

•Primary financial measure reflects our focus on operating earnings and liquidity-focused measure aligns with our focus on capital deployment
•Cost savings and Our Path Forward goals align with key strategic initiatives
•Executives are assessed on their individual performance, including their alignment with our Standards of Business Conduct, values, and behaviors

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Long-term incentive
•Weighted 60% in PSUs and 40% in RSUs
•PSUs vest based on achievement over a three-year performance period of adjusted non-GAAP diluted EPS compound annual growth rate (“CAGR”), average annual dividend yield, operating cash flow, and Our Path Forward goals, with a relative TSR modifier
•RSUs vest ratably over three years
•Target annual grant value reflects market data and internal pay equity

•Primary financial measure supports sustainable long-term shareholder return and closely aligns management’s interests with shareholders’ interests
•Liquidity-focused measure aligns with our focus on capital deployment
•Our Path Forward goal aligns with a key strategic initiative
•Long-term incentives help to retain executive talent

Fiscal 2024 Target Total Direct Compensation
The Compensation Committee established fiscal 2024 target total direct compensation for our current named executives as shown below. The Compensation Committee takes several factors into consideration when setting target total direct compensation and each of the individual elements, including job responsibilities, time in role, and competitive market data derived from our Comparator Group discussed on pages 59 and 60. Further information on the primary elements of compensation can be found in the following pages, where each pay element is described more fully.

Name	Base Salary (Annualized Rate) ($)	Annual Incentive Target (% of Base Salary)	Annual Incentive Target ($)	Long-Term Incentive Target ($)	Target Total Direct Compensation ($)
Hollar	1,450,000	175	2,537,500	12,000,000	15,987,500
Alt	850,000	110	935,000	3,750,000	5,535,000
Mason	725,000	100	725,000	3,000,000	4,450,000
Weitzman	725,000	100	725,000	3,500,000	4,950,000
Mayer	700,000	100	700,000	3,000,000	4,400,000
Fiscal 2024 Base Salary
The Compensation Committee annually reviews our named executives’ base salaries. The Compensation Committee approved base salary adjustments at the beginning of fiscal 2024 (effective August 28, 2023) to move named executives’ target total direct compensation closer to the median of the Comparator Group market data for their respective roles as well as for internal pay equity considerations.

	Base Salary (Annualized Rate)
Name	Fiscal 2024 ($)	Fiscal 2023 ($)
Hollar	1,450,000	1,350,000
Alt	850,000	825,000
Mason	725,000	700,000
Weitzman	725,000	625,000
Mayer	700,000	675,000

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Fiscal 2024 Annual Incentive Compensation
Consistent with last year, the Compensation Committee based the goals for the fiscal 2024 annual cash incentive award program on adjusted non-GAAP operating earnings, operating cash flow, cost savings, and Our Path Forward objectives.
Operating Earnings Goal
The earnings goal continued to be based on non-GAAP operating earnings because it is one of our primary measures of operating performance.
The Compensation Committee set the adjusted non-GAAP operating earnings target of $2,323 million at the beginning of fiscal 2024. Based on the Board-approved budget, the earnings target represented approximately 11% growth over the prior year’s actual adjusted non-GAAP operating earnings of $2,085 million.
Operating Cash Flow Goal
The Compensation Committee again included a liquidity-focused measure in the annual incentive program to align with our focus on capital deployment. Our ability to generate cash is critical to our growth and necessary to fund the activities needed to meet our capital deployment objectives.
The operating cash flow goal was based on GAAP net cash provided by operating activities. The Compensation Committee set the operating cash flow target at the beginning of fiscal 2024 based on the Board-approved budget.
The fiscal 2024 target was lower than the fiscal 2023 actual results largely due to the expected lower benefits of net working capital initiatives in fiscal 2024, litigation recoveries that occurred in fiscal 2023 and were not reflected in the fiscal 2024 budget, and the timing of customer and vendor payments.
Actual fiscal 2024 operating cash flow over-performed versus budget largely due to a successful year-long effort to optimize each element of working capital.
Cost Savings Goal
The Compensation Committee set the target for new cost savings projects during fiscal 2024 to align with our internal projections. These projects are designed to streamline our cost structure and position us for sustainable future growth.
The fiscal 2024 target was lower than the fiscal 2023 target and actual results largely due to our past successes in attaining cost savings, leaving less permanent savings to achieve.
Our Path Forward Goal
Our Path Forward, which is discussed on page 38, is a comprehensive, enterprise-wide strategy setting forth our mission, where we are going, how we will grow, what we believe, and how we act. The initiative reflects our vision and strategy to position the company for the future.
For fiscal 2024, the Our Path Forward goal required incentive-eligible employees to complete trainings focused on building leader capabilities, including talent retention. A training completion rate of between 97% and 98% was required across all eligible employees to earn a target payout.
We describe how we calculate the measures referenced above under “Performance Measure Calculations” beginning on page 68.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Annual Incentive Goals and Results
The table below shows goals for the fiscal 2024 annual incentive program and our performance against those goals.

(dollars in millions)	Weight	Threshold	Target	Maximum	Percent of Target	Weighted Impact
Adjusted non-GAAP operating earnings(1)					106%	74 pp
Operating cash flow(1)					188%	30 pp
Cost savings(2)					126%	13 pp
Our Path Forward(3)		Target payout achieved if between 97% and 98% of all eligible employees complete leader capability training; actual completion rate was 100%			150%	15 pp
Total performance						132%
(1)A payout between 20% and 200% is earned for achieving the adjusted non-GAAP operating earnings and operating cash flow goals.
(2)A payout between 50% and 200% is earned for achieving the cost savings goal.
(3)A payout between 50% and 150% is earned for achieving the Our Path Forward goal.
Following a review of the company’s performance against the goals for the fiscal 2024 annual incentive program, the Compensation Committee determined that it would apply negative discretion to reduce awards from 132% of target to 124% for the corporate function, which includes Messrs. Hollar and Alt and Ms. Mayer. This reduction was intended to adjust for certain one-time events, including the cash flow impact from a reduction in inventory associated with the unwinding of a large customer contract that expired at the end of fiscal 2024 and a benefit from COVID-19 vaccine distribution in the first year of commercialization. A portion of the funds available from the reduction was also used to make a bonus payment to supervisory-level employees who were not eligible for incentive compensation to recognize their contributions to our outstanding fiscal 2024 performance.
Annual Incentive Targets and Payouts
The Compensation Committee annually reviews our named executives’ annual incentive targets as a percentage of base salary. After the review at the beginning of fiscal 2024, the Committee increased Mr. Hollar’s target to 175% (from 150%) to move his target total direct compensation closer to the median of the Comparator Group market data for his role. The Compensation Committee did not change any of the other named executives’ targets.
The Compensation Committee awarded each named executive a fiscal 2024 annual incentive award based on corporate performance with respect to Messrs. Hollar and Alt and Ms. Mayer, GPMD segment performance with respect to Mr. Mason, and Pharmaceutical and Specialty Solutions segment performance with respect to Ms. Weitzman.

Name	Target (% of Base Salary)	Target Amount ($)	Actual Amount ($)	Actual (% of Target Amount)
Hollar	175	2,509,768	3,112,112	124
Alt	110	930,642	1,153,996	124
Mason	100	721,038	627,303	87
Weitzman	100	709,153	758,794	107
Mayer	100	696,038	863,087	124

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Compensation Discussion and Analysis
Fiscal 2024 Long-Term Incentive Targets and Grants
The Compensation Committee annually reviews our named executives’ long-term incentive targets. After the review at the beginning of fiscal 2024, the Committee approved adjustments for our CEO and three other named executives to move their target total direct compensation closer to the median of the Comparator Group market data for their respective roles as well as for internal pay equity considerations.

	Long-Term Incentive Targets
Name	Fiscal 2024 ($)	Fiscal 2023 ($)
Hollar	12,000,000	11,000,000
Alt	3,750,000	3,500,000
Mason	3,000,000	3,000,000
Weitzman	3,500,000	2,500,000
Mayer	3,000,000	2,750,000
The following table shows the long-term incentive awards made in the fiscal 2024 annual grant (made on August 16, 2023) to the named executives. The annual grant award mix was 60% in PSUs and 40% in RSUs.

	Fiscal 2024 Annual Grant Awards
Name	RSUs ($)	Target PSUs ($)	Total ($)
Hollar	4,800,000	7,200,000	12,000,000
Alt	1,500,000	2,250,000	3,750,000
Mason	1,200,000	1,800,000	3,000,000
Weitzman	1,400,000	2,100,000	3,500,000
Mayer	1,200,000	1,800,000	3,000,000
Fiscal 2024-2026 Performance Share Unit Grants
The Compensation Committee based the goals for the PSUs for the fiscal 2024 through fiscal 2026 performance cycle (the “Fiscal 24-26 PSUs”) on adjusted non-GAAP diluted EPS CAGR and average annual dividend yield, operating cash flow, and an Our Path Forward objective. The Compensation Committee added operating cash flow, which replaced the cost savings metric used in prior grants.

(dollars in millions)	Weighting	Threshold	Target	Maximum
Adjusted non-GAAP diluted EPS CAGR and average annual dividend yield(1)
Operating cash flow(1)
Our Path Forward(1)		Achieved based on attainment of favorability scores in employee engagement surveys in three separate categories: DE&I; leadership; and competing in the market
Relative TSR modifier(2)
(1)A payout level between 50% and 200% is earned for achieving the adjusted non-GAAP diluted EPS CAGR and average annual dividend yield, operating cash flow, and Our Path Forward goals.
(2)The relative TSR modifier decreases the payout by 20% if relative TSR is below the 20th percentile of the S&P 500 Health Care Index and increases it by 20% if relative TSR is above the 80th percentile of the index (unless absolute TSR is negative).

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
EPS CAGR and Dividend Yield Goal
Consistent with last year’s PSU grant, 70% of the payout for the Fiscal 24-26 PSUs will be earned based on the sum of adjusted non-GAAP diluted EPS CAGR and average annual dividend yield over the three-year performance cycle.
These measures influence TSR over the long term, align management’s interests with shareholders’ interests, and reflect operating performance as well as capital deployment through acquisitions, dividends, and share repurchases.
Operating Cash Flow Goal
The operating cash flow goal is based on GAAP net cash provided by operating activities. The Compensation Committee included this liquidity-focused measure in the long-term incentive program to align with our focus on capital deployment.
Our ability to generate cash is critical to our growth and necessary to fund the activities needed to meet our capital deployment objectives.
Our Path Forward Goal
The Fiscal 24-26 PSUs included an Our Path Forward measure (see page 38 for a discussion of Our Path Forward) focused on attainment of favorability scores in employee engagement surveys to be conducted during the performance period in three separate categories: DE&I; leadership; and competing in the market.
Relative TSR Modifier
A relative TSR modifier measured over a three-year period continues to link this long-term incentive compensation directly to our relative shareholder returns and provide further alignment with shareholder interests while also recognizing factors that impact our industry and peers. We use the S&P 500 Health Care Index as the peer group because it is an objective, widely available index with broad representation in the healthcare sector.
We describe how we calculate the measures referenced above under “Performance Measure Calculations” beginning on page 68.
Fiscal 2022-2024 Performance Share Unit Payouts
In August 2024, the Compensation Committee certified the payout of the Fiscal 22-24 PSUs at 144%. The payout was increased by 20% after applying the relative TSR modifier.
The Fiscal 22-24 PSUs were eligible to be earned based on achievement versus a three-year cumulative adjusted non-GAAP diluted EPS goal, a three-year cost savings goal, and an Our Path Forward measure focused on progress against long-term aspirational diverse management representation goals. In addition, operating cash flow must have exceeded net earnings for the first two years of the performance period for any of the Fiscal 22-24 PSUs to vest, regardless of whether the other goals were achieved.
The final payout was also subject to adjustment based on a relative TSR modifier, which decreased the payout by 20% if relative TSR was below the 20th percentile of the S&P 500 Health Care Index and increased it by 20% if relative TSR was above the 80th percentile of the index (unless absolute TSR is negative).
We describe how we calculate the measures referenced above under “Performance Measure Calculations” beginning on page 68.

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Compensation Discussion and Analysis

(dollars in millions, except for per share amounts)	Weighting	Fiscal Year	Threshold	Target	Maximum	Percent of Target	Weighted Impact
Adjusted non-GAAP diluted EPS(1)		2022
		2023
		2024
	3-Year Cumulative					103%	84 pp
Cost savings(2)						140%	26 pp
Our Path Forward(3)			Achieved based on progress against long-term aspirational diverse management representation goals			100%	10 pp
Payout before relative TSR modifier applied							120%
Relative TSR modifier(4)				92nd percentile of S&P 500 Health Care Index
Final payout						144%
(1)The adjusted non-GAAP diluted EPS goal is a three-year cumulative goal, which is the sum of annual targets set by the Compensation Committee. Achieving threshold performance of 90% of the cumulative EPS goal results in a 50% payout, achieving target performance of 100% of the cumulative EPS goal results in a 100% payout, and achieving maximum performance of 115% of the cumulative EPS goal (or above) results in a 200% payout. The fiscal 2022 and 2023 actual amounts were revised from those reported in last year’s proxy statement as discussed on page 61.
(2)A payout between 50% and 200% is earned for achieving the cost savings goal.
(3)A payout between 50% and 150% is earned for achieving the Our Path Forward goal.
(4)The relative TSR modifier decreases the payout by 20% if relative TSR is below the 20th percentile of the S&P 500 Health Care Index and increases it by 20% if relative TSR is above the 80th percentile of the index (unless absolute TSR is negative).

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The chart below shows PSU payouts over the last five performance cycles, illustrating the correlation of pay with performance. Three-year TSR is calculated as TSR over the three fiscal year period expressed as a percentage, calculated based on changes in stock price assuming reinvestment of dividends.

3-year TSR	(25.3)%	31.1%	24.2%	100.0%	86.2%
Application of relative TSR modifier	20% reduction in payout	20% reduction in payout	No modification	20% increase in payout	20% increase in payout
The table below shows the target and earned Fiscal 22-24 PSUs for those named executives who had received this grant.

Name	Target Number of Shares (#)	Number of Shares Earned (#)
Hollar	31,915	45,958	(1)
Mason	31,915	45,958	(1)
Weitzman	9,671	13,926
Mayer	29,014	41,780	(1)
(1)Per the terms of the Fiscal 22-24 PSUs, 33% of the payout to these NEOs, who were executive officers at the time the grant was made, was deferred for a year after vesting.
Other Elements of Compensation
Retirement Benefits
Our 401(k) Savings Plan and DCP allow U.S.-based employees to accumulate value on a tax-deferred basis and allow us to be competitive in recruiting and retaining talent. Our DCP permits certain management employees, including the named executives, to defer payment and taxation of a portion of their salary and annual incentive compensation into a variety of different investment alternatives. We make matching contributions subject to limits discussed under “Deferred Compensation” on page 71. We also may make additional contributions to the 401(k) Savings Plan and DCP on the same basis for all participating employees. Named executives also may elect to defer payment and taxation of PSUs and RSUs.
Perquisites
The Compensation Committee encourages use of our corporate aircraft for the personal travel of our CEO because it increases his time available for business purposes and enhances his safety and security. Mr. Hollar’s fiscal 2024 personal travel allowance as CEO was $450,000, which was increased from $350,000 last year to account for increased operating costs. Mr. Hollar did not receive tax reimbursement for any imputed income associated with personal travel during fiscal 2024. We may be reimbursed under an aircraft time-sharing agreement for incremental costs when Mr. Hollar uses the aircraft for personal travel, which reimbursed travel does not count against his personal travel allowance.

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Compensation Discussion and Analysis
Severance and Change of Control Benefits
Under our Cardinal Health, Inc. Senior Executive Severance Plan (the “Severance Plan”) adopted by the Board in 2018, our named executives are eligible for severance benefits under certain circumstances. The table below describes the benefits received by our named executives under specific termination events under the Severance Plan, which reflects the amended terms approved by the Compensation Committee in September 2023 in connection with the business portfolio review discussed further below.

Termination Event	Benefits Received
Termination without cause on or before September 21, 2025 and other than during COC Period(1)
•Cash severance equal to 2.25 times the sum of annual base salary and target bonus for the CEO and 1.75 times the sum of annual base salary and target bonus for other named executives
•Prorated annual bonus for the year of termination based on actual performance
•Prorated vesting of unvested stock awards (with performance awards continuing to remain subject to actual performance)
•Up to 18 months of health insurance premiums and up to 12 months of outplacement services

Termination without cause after September 21, 2025 and other than during COC Period
•Cash severance equal to 2.0 times the sum of annual base salary and target bonus for the CEO and 1.5 times the sum of annual base salary and target bonus for other named executives
•Prorated annual bonus for the year of termination based on actual performance
•Up to 18 months of health insurance premiums and up to 12 months of outplacement services

Termination without cause or termination for good reason during COC Period
•Cash severance equal to 2.5 times the sum of annual base salary and target bonus for the CEO and 2.0 times the sum of annual base salary and target bonus for other named executives
•Prorated annual bonus for the year of termination based on the greater of target performance and actual performance
•Up to 18 months of health insurance premiums and up to 12 months of outplacement services

(1)For purposes of the Severance Plan, the “COC Period” refers to the two-year period commencing upon the occurrence of a change of control.
Receipt of severance benefits is subject to the terms of the Severance Plan, including the required execution of a general release and compliance with certain restrictive covenants.
We believe that the Severance Plan is competitive with market practices and provides appropriate levels of benefits under standard terms and conditions related to executive separations. These benefits are an important component of our compensation packages designed to attract and retain top caliber talent in senior leadership roles and define terms and conditions of separation events. We do not have any agreements to provide change-of-control excise tax gross-ups.
We have a Policy Regarding Shareholder Approval of Severance Agreements, which requires shareholder approval prior to our entering into severance agreements with executives that would provide cash severance benefits exceeding 2.99 times base salary and target bonus.
We discuss our severance and change of control benefits in detail under “Potential Payments on Termination of Employment or Change of Control” beginning on page 73.
Severance Plan Amendment Adopted in Connection With Business Portfolio Review
As noted in the Proxy Summary on page 10, in September 2022, the Board formed an advisory Business Review Committee under the Cooperation Agreement with Elliott (which Committee sunsetted in July 2024) to review the company’s strategy, portfolio, capital allocation framework, and operations.
In order to ensure that we effectively aligned our executive team through this review with long-term shareholders’ interests and allowed them to focus on business decisions associated with the review without consideration for how a potential business transaction may affect them personally, as disclosed in last year’s proxy statement, on September 21, 2023, the Compensation Committee approved the Third Amendment (the “Amendment”) to the Severance Plan, in which all our currently-employed named executives participate.
The Amendment effected an increase in the cash severance multiple for executive officers if we terminate them without cause on or before September 21, 2025 (and not during the two years following a change of control). The severance multiple for the CEO was increased from 2.0 times to 2.25 times the sum of annual base salary and target bonus and the multiple applicable to other named executives was increased from 1.5 times to 1.75 times the sum of annual base salary and target bonus.
The Amendment also effected a change to the treatment of unvested stock awards held by executive officers if we terminate them without cause on or before September 21, 2025 (and not during the two years following a change of control), which would provide for prorated vesting of unvested awards (with performance awards continuing to remain subject to

CARDINAL HEALTH 2024 Proxy Statement	57

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
actual performance). This treatment of unvested stock awards under such a termination generally mirrors the existing treatment of unvested stock awards held by retirement-eligible executives if they are involuntarily terminated. Mses. Weitzman and Mayer were retirement eligible at the time the Amendment was approved.
The Compensation Committee believed that the combination of an increase in severance multiples and prorated vesting of unvested stock awards upon an involuntary termination best suited the Committee’s goal of maintaining management continuity throughout the business review. The above-described changes to the Severance Plan remain in place only until September 21, 2025, following which the Severance Plan will automatically revert to its prior non-change of control severance formulation.
Following on from the business review and in recognition of the market for executive talent, in August 2024, the Compensation Committee approved changes to the forms of stock award agreements for future grants to Mr. Hollar that continue to provide for the same treatment as in the Amendment. Specifically, the agreements provide for prorated vesting of unvested awards (with performance awards continuing to remain subject to actual performance) if we terminate Mr. Hollar without cause.
We discuss these severance benefits in detail under “Potential Payments on Termination of Employment or Change of Control” beginning on page 73.
Accounting Impact of Severance Plan Amendment on Unvested Stock Awards
As a result of the Amendment discussed above, certain stock awards previously granted to Messrs. Hollar, Alt, and Mason were considered modified for accounting purposes, which impacts the Summary Compensation Table on page 63. As required by SEC rules, the Summary Compensation Table includes incremental accounting expense of $8.3 million for Mr. Hollar, $1.0 million for Mr. Alt, and $2.9 million for Mr. Mason related to the modification of previously granted and reported awards.
No additional stock awards were granted. In addition, the modifications had no effect on the performance conditions of unvested PSU grants, which must still be achieved for the PSUs to vest.
As noted earlier on page 47, the incremental accounting expense was largely attributable to the increase in our stock price and our strong relative TSR performance since stock awards were granted in fiscal 2022 and 2023.
To assist with comparison to prior fiscal years and assessment of trends in our compensation, we present a Supplemental Summary Compensation Table on page 64 that excludes the incremental accounting expense associated with the accounting modifications.
Our Policies, Guidelines, and Practices Related to Executive Compensation
Role of Compensation Committee’s Compensation Consultant
The Compensation Committee has utilized Korn Ferry as its independent executive compensation consultant since 2018. In its role as the Compensation Committee’s executive compensation consultant during fiscal 2024, Korn Ferry (among other things):
•reviewed materials prepared for the Compensation Committee by management;
•assisted the Compensation Committee in the design and implementation of our executive compensation program, including the selection of the key elements of the program, setting of targeted payments for each element, and establishment of performance targets;
•made recommendations regarding the compensation of our CEO and other named executives and the compensation of our directors;
•conducted an annual review of the composition of our Comparator Group, advised the Compensation Committee with respect to the competitiveness of our executive and director compensation programs and pay levels in comparison to those of Comparator Group companies, and identified trends in executive and director compensation;
•attended Compensation Committee meetings; and
•responded to various ad hoc requests from the Compensation Committee.
Fees paid to Korn Ferry in fiscal 2024 for executive and director compensation consulting services provided to the Compensation Committee were $283,300. Korn Ferry also provided leadership development and other services to management during the fiscal year. Fees paid to Korn Ferry in fiscal 2024 for these other services were $497,583.

58	CARDINAL HEALTH 2024 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Compensation Committee has determined that Korn Ferry is independent and its other work for the company does not raise any conflicts of interest. The Compensation Committee reached this determination by reviewing the fees paid to Korn Ferry and evaluating  its work under  applicable  SEC  rules  and NYSE  listing standards on conflicts of interest and independence. This evaluation included considering all the services provided to the company, the amount of fees received as a percentage of Korn Ferry’s annual revenue, Korn Ferry’s policies and procedures designed to prevent conflicts of interest and maintain independence, any business or personal relationships between Korn Ferry and the members of our Compensation Committee or executive officers, and any ownership of our stock by Korn Ferry’s team that provided executive and director compensation consulting services. The Compensation Committee must pre-approve the engagement of Korn Ferry for any consulting services provided in addition to those provided to the Compensation Committee.
Role of Executive Officers
Our CEO and Chief Human Resources Officer participate in Compensation Committee meetings to make recommendations regarding program design and compensation amounts, present performance assessments of the named executives (other than our CEO), and discuss company performance. The Compensation Committee may delegate authority to our executive officers to administer certain compensation plans for participants who are not officers subject to Section 16 of the Exchange Act.
Our CEO reviews performance objectives with the Compensation Committee at the beginning of the fiscal year. Following the end of the fiscal year, the Committee reviews and discusses the performance and compensation of the CEO in executive session and with the Chairman of the Board. The CEO does not participate in discussions regarding his own compensation.
Comparator Group
Each year, the Compensation Committee, in consultation with Korn Ferry, evaluates a “Comparator Group” of similarly situated public companies that serves as a reference for comparing our named executives’ pay to the market. Our Comparator Group reflects the industry in which we primarily compete for executive talent and includes direct competitors and other companies in the healthcare field. Our Comparator Group also includes air/freight and logistics companies and retailers because of their similar sizes and business models. The following companies comprised the Comparator Group for fiscal 2024 executive pay decisions, which did not change from the prior fiscal year:

Abbott Laboratories	The Kroger Co.
Baxter International Inc.	Laboratory Corp. of America
Becton, Dickinson and Company	McKesson Corporation
Boston Scientific Corporation	Medtronic plc
Cencora, Inc.	Owens & Minor, Inc.
The Cigna Group	Stryker Corporation
CVS Health Corporation	Sysco Corporation
Danaher Corporation	Target Corporation
Elevance Health, Inc.	Thermo Fisher Scientific Inc.
FedEx Corporation	United Parcel Service, Inc.
Henry Schein, Inc.	UnitedHealth Group Inc.
Johnson & Johnson	Walgreens Boots Alliance, Inc.
The Compensation Committee uses the following guidelines when it reviews the Comparator Group’s composition to ensure that the companies remain relevant for comparison purposes:
•firm size (firms generally falling in the range of 0.2 to 2.0 times our revenue and 0.2 to 5.0 times our market capitalization);
•industry;
•business model; and
•other secondary considerations, such as talent market, customer base, and market presence.
Our revenue is in the top quintile of the Comparator Group and our market capitalization is in the bottom quintile.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
How We Use Comparator Group Data
Each spring, Korn Ferry presents to the Compensation Committee an annual review of the market competitiveness of our named executives’ target total direct compensation using Comparator Group proxy statement data. The review assesses the market positioning of each named executive by position and, for the named  executives  other  than   the CEO and  CFO,  pay rank,  and indicates where target total pay falls within a competitive range (generally within 20%) of the median of the Comparator Group. The review also indicates the competitive positioning of each named executive’s base salary, target annual incentives, target total cash compensation, target long-term incentives, target pay mix, and long-term incentive vehicles.
At the beginning of the next fiscal year, the Compensation Committee determines target total direct compensation for each named executive using the market competitiveness assessment from the prior spring as a reference point. In addition, the Compensation Committee also takes into consideration internal pay equity and an executive’s experience, scope of responsibility, individual performance, potential, and unique or hard-to-replace skills, as well as retention and other considerations.
Risk Assessment of Compensation Programs
Management has assessed our compensation programs and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Cardinal Health. This risk assessment included reviewing the design and operation of our compensation programs, identifying and evaluating situations or compensation elements that could raise more significant risks, and evaluating other controls and processes designed to identify and manage risk. The Compensation Committee along with Korn Ferry reviewed the risk assessment for fiscal 2024 and concurred with management’s conclusion.
Compliance Review with Risk Oversight Committee
At the beginning of fiscal 2022, the Compensation Committee adopted a formal process which provides that when it assesses executives’ individual performance for annual incentive awards, it considers executives’ alignment with our Standards of Business
Conduct, values, and behaviors. The Risk Oversight Committee with the support of the company’s Ethics and Compliance organization, provides input in this process.
Stock Ownership Guidelines
We have established stock ownership guidelines to align the interests of our executive officers and directors with the interests of our shareholders. The guidelines specify a dollar value (expressed as a multiple of salary or cash retainer) of shares that executive officers and directors must accumulate and hold while serving in these positions. Our CEO’s ownership requirement is six times base salary, our CFO’s and segment CEOs’ ownership requirement is four times base salary, and other executive officers’ ownership requirement is three times base salary. Directors are required to own five times their cash retainer.
We count common shares, unvested RSUs, vested but deferred RSUs and PSUs, and phantom shares held through the DCP as shares owned for purposes of the stock ownership guidelines. Executive officers and directors must retain 100% of the net after-tax shares received under any equity awards until they satisfy the required ownership levels.
The Compensation Committee reviews executive officer compliance with our stock ownership guidelines each year.

	Stock Ownership Policy
	Target Ownership		Actual Ownership(1)
Name	Multiple of Base Salary	Multiple Expressed in Dollars	Multiple of Base Salary	Value of Shares Held by Executive in Dollars
Hollar	6	8,700,000	16	22,507,897
Alt(2)	4	3,400,000	3	2,870,972
Mason	4	2,900,000	5	3,914,057
Weitzman	4	2,900,000	5	3,621,616
Mayer	3	2,100,000	12	8,348,870
(1)Actual ownership is stated as of June 30, 2024, using fiscal 2024 salary levels. Per our policy, the share price used to calculate share ownership is the 90-day average closing price.
(2)Mr. Alt became CFO of the company on February 10, 2023. His actual ownership exceeded his target ownership beginning in August 2024.

60	CARDINAL HEALTH 2024 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Clawback Policies
In November 2023, our Board adopted the Cardinal Health, Inc. Clawback Policy (the “Clawback Policy") to comply with final rules required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the SEC and the applicable NYSE listing standards. The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation received after the October 2, 2023 effective date of the policy in the event of an accounting restatement. In such an event, we would seek to recover the amount of erroneously awarded incentive-based compensation paid to covered executives that was in excess of the amount that would have been awarded based on the restated financial results, subject to and in accordance with the terms of the Clawback Policy and applicable law.
Separate from and in addition to the Clawback Policy, our Cardinal Health, Inc. Management Incentive Plan (“MIP”) and long-term incentive plans contain contractual provisions under which we may seek recovery of both time and performance-vesting incentive awards if a plan participant engages in misconduct that causes or contributes to the need to restate previously filed financial statements and the payment was based on financial results that we subsequently restate.
Our MIP and long-term incentive plans also provide for forfeiture of outstanding awards and recovery of gains realized from vested awards if a plan participant breaches our Standards of Business Conduct, discloses confidential information, commits fraud, gross negligence, or willful misconduct, solicits business or our employees, disparages us, or engages in certain competitive actions while employed by Cardinal Health or for a set period of time after termination of employment.
We will disclose publicly the incentive compensation forfeitures or recoveries from our executive officers if required by law or NYSE listing standards or if we have already disclosed publicly the underlying event triggering the forfeiture or repayment and the disclosure would not violate any individual’s privacy rights, is not likely to result in or exacerbate any existing or threatened employee, shareholder, or other litigation, arbitration, investigation, or proceeding against us, and is not otherwise prohibited.
Application of Clawback Policy to Correction of Accounting Error in Form 10-K
We disclosed in our Annual Report on Form 10-K filed with the SEC on August 14, 2024 that, in accordance with the applicable accounting guidance, we had revised prior period financial statements after identifying a longstanding accounting error and determining that correcting the error in the current period would be material to our fiscal 2024 results. The error related to revenue recognition of third-party payor contracts within the at-Home Solutions operating segment. We included revised financial statements in the Form 10-K that corrected this error as well as other unrelated immaterial errors. As noted in the Form 10-K, the error correction disclosed in the Form 10-K was a restatement that required a recovery analysis under the Clawback Policy.
As noted above, the Clawback Policy only applies to incentive-based compensation received by covered executives after October 2, 2023 (i.e., fiscal 2024 annual cash incentive awards and Fiscal 22-24 PSUs). We determined that no recovery was required under the Clawback Policy because the annual incentive and PSU payouts were received after we had identified the accounting error and therefore were calculated based on the revised results reflecting the correction of the accounting error. We also determined that the revision to the financial statements did not impact the actual TSR achieved with respect to the relative TSR modifier for the PSUs. Among other things, the Compensation Committee consulted a nationally recognized valuation consultancy as part of the Committee reaching its conclusion.
Separate from the recovery analysis under the Clawback Policy, we also determined that no recovery should be sought under the discretionary, fault-based contractual provisions in our MIP and long-term incentive plans because there were no indications of employee misconduct related to the accounting error within the at-Home Solutions operating segment that caused or contributed to the need to restate previously filed financial statements.
Hedging and Pledging Shares
Our Board has adopted a policy prohibiting all employees (including executives) and directors from entering into short sales, publicly traded options, puts and calls, forward sale contracts, and other swap, hedging, or derivative transactions relating to our securities. The Board also has adopted a policy prohibiting our executive officers and directors from holding our securities in margin accounts or pledging our securities as collateral for a loan.
Equity Grant Practices
The Compensation Committee typically approves the annual equity grant in August of each year and sets August 15 as the grant date. The Compensation Committee expects the annual grant date to follow the release of earnings for the prior fiscal year in early August, without regard to whether we are aware of material nonpublic information.
Equity Dilution Practices
Our fiscal 2024 annual equity run rate was 0.46%. We calculate our equity run rate as the total number of shares subject to equity awards granted in the fiscal year divided by the weighted average number of our common shares outstanding during the fiscal year.

CARDINAL HEALTH 2024 Proxy Statement	61

EXECUTIVE COMPENSATION
Human Resources and Compensation Committee Report
Human Resources and Compensation Committee Report
We have reviewed and discussed the foregoing CD&A with management. Based on that review and discussion, we have recommended to the Board that the CD&A be included in this proxy statement and in Cardinal Health’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024.
Submitted by the Human Resources and Compensation Committee of the Board.
Nancy Killefer, Chair
Michelle M. Brennan
Patricia A. Hemingway Hall
Christine A. Mundkur

62	CARDINAL HEALTH 2024 Proxy Statement

EXECUTIVE COMPENSATION
Executive Compensation Tables
Executive Compensation Tables
The table below summarizes fiscal 2024 (and, where required, prior year) compensation for our CEO, CFO, and three other most highly compensated executive officers as of June 30, 2024, the last day of our fiscal 2024.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Jason M. Hollar	2024	1,434,153	0	20,640,912	0	3,112,112	463,532	25,650,709
Chief Executive Officer	2023	1,245,534	0	14,828,888	0	2,383,757	325,588	18,783,767
	2022	729,247	0	2,762,792	0	320,869	69,791	3,882,699
Aaron E. Alt	2024	846,038	0	4,824,118	0	1,153,996	17,849	6,842,001
Chief Financial Officer	2023	375,205	1,000,000	3,815,637	0	544,798	265,008	6,000,648
Stephen M. Mason	2024	721,038	0	5,973,322	0	627,303	13,800	7,335,463
Chief Executive Officer, Global Medical Products and Distribution Segment	2023	695,959	0	3,184,155	0	521,969	13,200	4,415,283
	2022	666,781	0	2,762,792	0	166,695	15,403	3,611,671
Deborah L. Weitzman	2024	709,153	0	3,598,977	0	758,794	19,063	5,085,987
Chief Executive Officer, Pharmaceutical and Specialty Solutions Segment	2023	606,139	0	2,672,523	0	773,979	17,810	4,070,451
Jessica L. Mayer	2024	696,038	0	3,084,840	0	863,087	13,800	4,657,765
Chief Legal and Compliance Officer	2023	666,918	0	2,918,878	0	800,302	13,200	4,399,298
	2022	616,781	0	4,261,614	0	244,245	12,426	5,135,066
(1)Except as noted below, the amounts reported in the “Stock Awards” column represent the aggregate accounting value of PSUs and RSUs granted during each fiscal year. The accounting values for the PSUs were calculated assuming that the target level of performance conditions will be achieved. The accounting values of the PSUs granted during fiscal 2024 assuming that the highest level of performance conditions will be achieved are: Mr. Hollar — $18,094,259; Mr. Alt — $5,654,420; Mr. Mason — $4,523,707; Ms. Weitzman — $5,277,484; and Ms. Mayer — $4,523,707.
As required by SEC rules, the amounts reported in the “Stock Awards” column for fiscal 2024 also include incremental accounting expense for Messrs. Hollar, Alt, and Mason for previously granted stock awards that were considered modified for accounting purposes due to an amendment to our Severance Plan (which is discussed on pages 57 and 58 of CD&A) that changed the treatment of unvested stock awards held by executive officers if we terminate them without cause before September 21, 2025. The amounts of this incremental accounting expense are: Mr. Hollar — $8,301,653; Mr. Alt — $968,118; and Mr. Mason — $2,888,482. No additional stock awards were granted. In addition, the modifications had no effect on the performance conditions of unvested PSU grants, which must still be achieved for the PSUs to vest. To assist with comparison to prior fiscal years and assessment of trends in our compensation, we present a Supplemental Summary Compensation Table below that excludes the incremental accounting expense associated with the modifications.
See the Grants of Plan-Based Awards for Fiscal 2024 table on page 66 and the accompanying footnotes for information on how the accounting value of each award granted or modified in fiscal 2024 was determined.
(2)The elements of compensation included in the “All Other Compensation” column for fiscal 2024 are set forth in a table below. Mr. Hollar’s amount for fiscal 2023 was understated in last year’s proxy statement by $7,334 due to an error in calculating the incremental cost of his personal use of corporate aircraft.

CARDINAL HEALTH 2024 Proxy Statement	63

EXECUTIVE COMPENSATION
Executive Compensation Tables
Supplemental Summary Compensation Table
The following Supplemental Summary Compensation Table shows the compensation paid to our named executives for fiscal 2024, excluding the incremental accounting expense reported in the “Stock Awards” column for Messrs. Hollar, Alt, and Mason for previously granted and reported stock awards that were considered modified for accounting purposes due to an amendment to our Severance Plan (which is discussed on pages 57 and 58 of CD&A) that changed the treatment of unvested stock awards held by executive officers if we terminate them without cause before September 21, 2025.
No additional stock awards were granted. In addition, the modifications had no effect on the performance conditions of unvested PSU grants, which must still be achieved for the PSUs to vest.
As we noted earlier on page 47, the incremental accounting expense was largely attributable to the increase in our stock price and our strong relative TSR performance since stock awards were granted in fiscal 2022 and 2023.
This Supplemental Summary Compensation Table is for informational purposes only and is not part of our SEC-required compensation disclosure. We believe this table facilitates analysis of the compensation paid to our named executives by excluding amounts related to stock awards granted in prior fiscal years and previously reported in prior proxy statements. The table assists with comparison to prior fiscal years and assessment of trends in our compensation.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jason M. Hollar	2024	1,434,153	0	12,339,259	0	3,112,112	463,532	17,349,056
Chief Executive Officer	2023	1,245,534	0	14,828,888	0	2,383,757	325,588	18,783,767
	2022	729,247	0	2,762,792	0	320,869	69,791	3,882,699
Aaron E. Alt	2024	846,038	0	3,856,000	0	1,153,996	17,849	5,873,883
Chief Financial Officer	2023	375,205	1,000,000	3,815,637	0	544,798	265,008	6,000,648
Stephen M. Mason	2024	721,038	0	3,084,840	0	627,303	13,800	4,446,981
Chief Executive Officer, Global Medical Products and Distribution Segment	2023	695,959	0	3,184,155	0	521,969	13,200	4,415,283
	2022	666,781	0	2,762,792	0	166,695	15,403	3,611,671
Deborah L. Weitzman	2024	709,153	0	3,598,977	0	758,794	19,063	5,085,987
Chief Executive Officer, Pharmaceutical and Specialty Solutions Segment	2023	606,139	0	2,672,523	0	773,979	17,810	4,070,451
Jessica L. Mayer	2024	696,038	0	3,084,840	0	863,087	13,800	4,657,765
Chief Legal and Compliance Officer	2023	666,918	0	2,918,878	0	800,302	13,200	4,399,298
	2022	616,781	0	4,261,614	0	244,245	12,426	5,135,066

64	CARDINAL HEALTH 2024 Proxy Statement

EXECUTIVE COMPENSATION
Executive Compensation Tables
All Other Compensation
The amounts shown for “All Other Compensation” for fiscal 2024 in the Summary Compensation Table include: company contributions to the named executive’s account under our 401(k) plan; company contributions to the named executive’s account under our DCP; and perquisites, in the following amounts:

Name	Company 401(k) Savings Plan Contributions ($)	Company Deferred Compensation Plan Contributions ($)	Perquisites ($)(1)	Total ($)
Hollar	13,800	4,000	445,732	463,532
Alt	13,800	4,049	—	17,849
Mason	13,800	0	—	13,800
Weitzman	14,603	4,460	—	19,063
Mayer	13,800	0	—	13,800
(1)The amounts shown include the value of perquisites and other personal benefits if the aggregate value exceeded $10,000. We quantify each reported perquisite or personal benefit if it exceeds the greater of $25,000 or 10% of the total amount of perquisites for each named executive.
The amount reported for Mr. Hollar includes the incremental cost to us of his personal use of corporate aircraft ($438,175), home security system installation and monitoring fees, and personal liability insurance coverage. We calculate the incremental cost of personal use of corporate aircraft based on the average cost of fuel, average trip-related maintenance costs, contract pilot expenses, crew travel expenses, per flight landing fees, hangar and parking costs, and other trip-related variable costs. Since we use our aircraft primarily for business travel, we do not include fixed costs that do not change based on personal use of our aircraft, such as depreciation, pilot salaries, and certain maintenance costs. If an aircraft flies empty before picking up or dropping off a passenger flying for personal reasons, this “deadhead” segment is included in the incremental cost. For fiscal 2024, Mr. Hollar received up to $450,000 in personal use of corporate aircraft as CEO. He did not receive tax reimbursement for any imputed income associated with personal travel during fiscal 2024. We may be reimbursed under an aircraft time-sharing agreement for incremental costs when Mr. Hollar uses the aircraft for personal travel consistent with Federal Aviation Administration regulations. Reimbursed travel does not count against Mr. Hollar’s personal travel allowance.

CARDINAL HEALTH 2024 Proxy Statement	65

EXECUTIVE COMPENSATION
Executive Compensation Tables
Grants of Plan-Based Awards for Fiscal 2024
In the table below, we show the potential ranges of the fiscal 2024 annual incentive awards and PSUs and RSUs granted in fiscal 2024. As required by SEC rules, the table also shows the incremental accounting expense for stock awards granted in fiscal 2022 and 2023 that were considered modified for accounting purposes due to an amendment of our Severance Plan, which is discussed on pages 57 and 58 of the CD&A. No additional stock awards were granted. In addition, the modifications had no effect on the performance conditions of unvested PSU grants, which must still be achieved for the PSUs to vest. We include the accounting values of the stock awards in the “Stock Awards” column of the Summary Compensation Table.

Name/ Award Type	Grant Date	Approval Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Potential Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Hollar
Annual Incentive			501,954	2,509,768	4,894,048
Fiscal 24-26 PSUs	8/16/2023	8/7/2023				39,823	79,646	191,150		7,539,290
RSUs	8/16/2023	8/7/2023							53,097	4,799,969
Fiscal 22-24 PSU Modification	9/21/2023	9/21/2023				15,958	31,915	74,681		579,992
Fiscal 23-25 PSU Modification	9/21/2023	9/21/2023				57,882	115,764	270,888		5,284,309
RSU Modification	9/21/2023	9/21/2023							7,093	801,505
RSU Modification	9/21/2023	9/21/2023							56,215	1,635,847
Alt
Annual Incentive			186,128	930,642	1,814,752
Fiscal 24-26 PSUs	8/16/2023	8/7/2023				12,445	24,889	59,734		2,355,993
RSUs	8/16/2023	8/7/2023							16,593	1,500,007
Fiscal 23-25 PSU Modification	9/21/2023	9/21/2023				15,908	31,815	74,447		830,804
RSU Modification	9/21/2023	9/21/2023							8,484	137,314
Mason
Annual Incentive			144,208	721,038	1,406,024
Fiscal 24-26 PSUs	8/16/2023	8/7/2023				9,956	19,912	47,789		1,884,870
RSUs	8/16/2023	8/7/2023							13,274	1,199,970
Fiscal 22-24 PSU Modification	9/21/2023	9/21/2023				15,958	31,915	74,681		579,992
Fiscal 23-25 PSU Modification	9/21/2023	9/21/2023				12,863	25,725	60,197		1,174,276
RSU Modification	9/21/2023	9/21/2023							7,093	801,505
RSU Modification	9/21/2023	9/21/2023							11,434	332,710
Weitzman
Annual Incentive			141,831	709,153	1,382,848
Fiscal 24-26 PSUs	8/16/2023	8/7/2023				11,615	23,230	55,752		2,198,952
RSUs	8/16/2023	8/7/2023							15,487	1,400,025
Mayer
Annual Incentive			139,208	696,038	1,357,274
Fiscal 24-26 PSUs	8/16/2023	8/7/2023				9,956	19,912	47,789		1,884,870
RSUs	8/16/2023	8/7/2023							13,274	1,199,970
(1)This information relates to annual cash incentive award opportunities with respect to fiscal 2024 performance. Amounts actually earned under the annual cash incentive awards are reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.
(2)Except as noted in footnote (4) below, “Equity Incentive Plan Awards” are PSUs granted during the fiscal year under our 2021 LTIP. PSUs are eligible to vest after a three-year performance period based on (i) the sum of non-GAAP diluted EPS CAGR and average annual dividend yield, (ii) operating cash flow, and (iii) an Our Path Forward measure, with a modifier based on TSR relative to the S&P 500 Health Care Index. PSUs accrue cash dividend equivalents that are payable when, and only to the extent that, the PSUs vest.
(3)Except as noted in footnote (4) below, “All Other Stock Awards” are RSUs granted during the fiscal year under our 2021 LTIP that vest ratably over three years and accrue cash dividend equivalents that are payable when, and only to the extent that, the RSUs vest.

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Executive Compensation Tables
(4)As required by SEC rules, the amounts reported under the “Grant Date Fair Value of Stock Awards” column reflect the incremental accounting expense for stock awards granted in fiscal 2022 and 2023 under our 2021 LTIP and the Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan (“2011 LTIP”) that were considered modified for accounting purposes due to an amendment of our Severance Plan, which is discussed on pages 57 and 58 of CD&A. The Fiscal 24-26 PSUs and RSUs granted on August 16, 2023 and reported in this table were also considered modified for accounting purposes, but there was no incremental accounting expense incurred with respect to these modifications.
(5)We valued PSUs granted or modified during the fiscal year using a Monte Carlo simulation valuation model based on the probable outcome of the performance conditions as of the grant date. The Monte Carlo model applies a risk-free interest rate and expected volatility assumptions. The risk-free interest rate is assumed to equal the yield on U.S. Treasury bonds on the grant date with remaining terms consistent with the remaining performance measurement period. Expected volatility is based on the average of historical volatility over a look-back period commensurate with the remaining performance measurement period ending on the grant date and the implied volatility from exchange-traded options as of the grant date. For PSUs granted on August 16, 2023, the assumed per-share value was $94.66, using a risk-free rate of 4.66% and expected volatility of 23.99%. For PSUs modified on September 21, 2023 that were granted on August 15, 2022 and February 15, 2023, the assumed per-share value was $103.70, using a risk-free rate of 5.13% and expected volatility of 26.58%. For PSUs modified on September 21, 2023 that were granted on August 15, 2021, the assumed per-share value was $108.87, using a risk-free rate of 5.28% and expected volatility of 22.77%. We valued RSUs granted or modified during the fiscal year by multiplying the closing price of our common shares on the NYSE on the grant or modification date by the number of RSUs awarded or modified. Accounting values differ from the compensation values of PSU and RSU awards discussed in the CD&A.
Incentive Plans
Annual Cash Incentive Awards
Our key executive employees, including our named executives, were eligible to receive fiscal 2024 annual cash incentive awards under the MIP. As discussed in the CD&A, the Compensation Committee set performance goals of adjusted non-GAAP operating earnings for 65% of the payout, operating cash flow for 15% of the payout, cost savings for 10% of the payout, and Our Path Forward for 10% of the payout. Performance against these goals as well as segment performance determines the named executives’ annual incentive awards before applying an individual performance factor. The performance goals established by the Compensation Committee may vary from year to year.
The MIP provides that the Compensation Committee determines the timing of payment of any award, provided that payment will occur in all events within the “short term deferral period” specified in Section 409A of the U.S. Internal Revenue Code (the “Code”). The MIP also grants the Compensation Committee broad discretion to assess and determine the amounts payable, including how performance was achieved and whether there were inappropriate risks undertaken or misconduct by individual participants. In practice, the Compensation Committee has deferred decisions on payment of awards under the annual cash incentive program until fiscal year-end audited financial statements are substantially complete to support its assessment of the company’s and the named executives’ performance.
The Compensation Committee retains discretion to adjust upward or downward any final award for participants based on such further considerations as the Committee determines in its sole discretion. The MIP also permits the Compensation Committee to require deferral of payment of awards and provides that MIP awards will be subject to the company’s Clawback Policy and other discretionary clawback provisions. The Compensation Committee may make annual incentive awards to named executives even if we do not achieve threshold performance goals.
Long-Term Incentive Plans
Under our 2021 LTIP, we may grant stock options, stock appreciation rights, stock awards, other stock-based awards, and cash awards to employees. During fiscal 2024, we granted PSUs and RSUs under the 2021 LTIP to our named executives, as shown in the Grants of Plan-Based Awards for Fiscal 2024 table on page 66 and discussed in the CD&A. The 2021 LTIP provides for “double trigger” vesting in connection with a change of control, under which the vesting of awards will accelerate only if there is a qualifying termination within two years after the change of control or if the surviving entity does not provide qualifying replacement awards.
We have one-year minimum vesting provisions in the 2021 LTIP. Under these provisions, stock options and stock awards are subject to a one-year vesting condition, except upon a change of control or the death or disability of the grantee or for up to an aggregate not to exceed 5% of the total number of shares provided for in the 2021 LTIP.
PSUs granted under the 2021 LTIP settle after a performance period by the issuance of shares, which may be a fraction or multiple of the target number of PSUs subject to an award. Issuance of the shares is subject to both continued employment and the achievement of performance goals established by the Compensation Committee (which may vary from award to award).
As discussed in the CD&A, the Compensation Committee established performance goals for the Fiscal 24-26 PSUs based on the sum of adjusted non-GAAP diluted EPS CAGR and average annual dividend yield over the three-year performance cycle for 70% of the payout, operating cash flow for 20% of the payout, and Our Path Forward for 10% of the payout. A modifier based on TSR relative to the S&P 500 Health Care Index is then applied to determine the final payout.
We describe how we calculate the measures referred to in this section under “Performance Measure Calculations” below.

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EXECUTIVE COMPENSATION
Executive Compensation Tables
Performance Measure Calculations
Our primary annual incentive and PSU performance measures are based on the same non-GAAP financial measures that we use internally for planning and evaluating our performance and present externally in our earnings materials and SEC reports. We generally adjust these non-GAAP financial measures to exclude some items that are included in our GAAP measures, such as restructuring and employee severance costs, amortization and other acquisition-related costs, net impairments and gain or loss on disposal of assets, and net litigation recoveries or charges. We make these adjustments primarily because they are not part of our ongoing operations or included in our financial planning, or they relate to events that may have occurred in prior or multiple periods or their timing or amount is inherently unpredictable. We explain the adjustments to our non-GAAP financial measures and provide a reconciliation to GAAP measures in Annex A.

Award	Performance Measure	Calculation
Fiscal 2024 Annual Cash Incentive	Adjusted non-GAAP operating earnings
Non-GAAP operating earnings(1) adjusted to exclude annual cash incentive expense to the extent below or above target performance, equity compensation expense to the extent below or above budgeted performance, and income or expense related to the performance of our DCP assets that is included within distribution, selling, general, and administrative expenses in our consolidated statements of earnings.(2)

	Operating cash flow	Net cash provided by operating activities as shown in our consolidated statements of cash flows.(3)
	Cost savings	Annual cost savings achieved through cost optimization initiatives.
	Our Path Forward	Incentive-eligible employees were required to complete trainings focused on building leader capabilities, including talent retention. A training completion rate of between 97% and 98% was required across all eligible employees to earn a target payout.
Fiscal 24-26 PSUs	Sum of adjusted non-GAAP diluted EPS CAGR and average annual dividend yield
Adjusted non-GAAP diluted EPS CAGR is adjusted non-GAAP diluted EPS(4) for the last fiscal year of the performance period divided by adjusted non-GAAP diluted EPS for the last fiscal year preceding the performance period; the quotient is then raised to the power of one divided by the number of years in the performance period. Average annual dividend yield is the sum of all cash dividends paid per share during a performance period divided by the number of years in the performance period; the quotient is then divided by our closing share price on the grant date.

	Operating cash flow	Net cash provided by operating activities as shown in our consolidated statements of cash flows over the performance period.(3)
	Our Path Forward	Focuses on attainment of favorability scores in employee engagement surveys to be conducted during the performance period in three separate categories: DE&I; leadership; and competing in the market.
	Relative TSR modifier	Cumulative TSR for the performance period assuming dividend reinvestment and determined based on the average daily closing stock prices for the 20 trading days ending immediately prior to the first day and last day of the three-year performance period, respectively. TSR percentile rank references companies in the S&P 500 Health Care Index on both the first and the last day of the performance period and any company that filed for bankruptcy during the performance period is assigned a -100% TSR. No upward adjustment will occur if absolute TSR is negative regardless of the TSR percentile rank.
Fiscal 22-24 PSUs	Adjusted non-GAAP diluted EPS payout level
Level of achievement of cumulative adjusted non-GAAP diluted EPS(4) goal, which is the sum of the annual adjusted non-GAAP diluted EPS goals established at the beginning of each of the three fiscal years during the performance period.

	Cost savings	Attaining realized cost savings during the performance period incremental to the cost savings realized prior to the beginning of the performance period.
	Our Path Forward	Measures progress against long-term aspirational DE&I management representation goals that we established in 2021. The overall payout level for the metric is based on the three-year increases needed to be on pace for the long-term aspirational goals.
	Relative TSR modifier	Same calculation as used for Fiscal 24-26 PSUs.
	Cash flow threshold	Net cash provided by operating activities as shown in our consolidated statements of cash flows exceeding net earnings attributable to Cardinal Health, Inc. for the first two years of the performance period.
(1)Non-GAAP operating earnings is operating earnings excluding shareholder cooperation agreement costs, restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, net, and litigation (recoveries)/charges, net.
(2)Historically, we have excluded the results of acquired or divested businesses from the adjusted non-GAAP operating earnings if they were not included in our Board-approved annual budget. We excluded the Specialty Networks acquisition from adjusted non-GAAP operating earnings performance for fiscal 2024. The Compensation Committee also may make other adjustments for purposes of determining whether we achieved our performance goals.

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Executive Compensation Tables
(3)The operating cash flow calculation may be adjusted at the Compensation Committee’s discretion for significant, unforeseen differences due to the timing of customer payments (exceeding $100 million and within two business days of the start or end of the fiscal year or other performance period) and the timing of litigation and tax settlements payments.
(4)Adjusted non-GAAP diluted EPS is adjusted non-GAAP net earnings attributable to Cardinal Health, Inc. divided by diluted weighted average shares outstanding. Adjusted non-GAAP net earnings attributable to Cardinal Health, Inc. is net earnings attributable to Cardinal Health, Inc. excluding shareholder cooperation agreement costs, restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, net, litigation (recoveries)/charges, net, loss on early extinguishment of debt, any federal, state or other assessments or taxes on the distribution or sale of opioids, and any other adjustments that the Compensation Committee may approve to reflect unbudgeted taxes, tariffs, assessments or other items, whether benefit or expense, that individually exceed $20 million, tax benefits and expenses associated with each of the foregoing items, and such other adjustments that the Compensation Committee may approve to reflect a change by us to the definition of that measure as presented to shareholders, exceptional acquisitions or divestitures, changes in accounting principles, or other exceptional items that are not reflective of our operating performance.

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EXECUTIVE COMPENSATION
Executive Compensation Tables
Outstanding Equity Awards at Fiscal Year-End for Fiscal 2024
The table below shows the number of shares underlying exercisable and unexercisable stock options and unvested PSUs and RSUs held by our named executives on June 30, 2024.

		Option Awards				Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Hollar
						116,405	(3)	11,444,940	430,990	(4)	42,374,937
Alt
						25,077	(5)	2,465,571	111,817	(6)	10,993,847
Mason
	8/15/2015	5,990	0	84.27	8/15/2025
	8/15/2016	8,971	0	83.19	8/15/2026
						31,801	(7)	3,126,674	135,946	(8)	13,366,211
Weitzman
						29,862	(9)	2,936,032	96,350	(10)	9,473,132
Mayer
	8/15/2016	3,139	0	83.19	8/15/2026
	8/15/2017	5,534	0	66.43	8/15/2027
						41,764	(11)	4,106,236	127,589	(12)	12,544,550
(1)The market value is the product of $98.32, the closing price of our common shares on the NYSE on June 28, 2024, and the number of shares subject to unvested awards.
(2)Fiscal 22-24 PSUs are actual amounts that vested based on our performance over the performance period. Based on current performance in accordance with the SEC rules, PSUs for the fiscal 2023 through fiscal 2025 performance cycle (“Fiscal 23-25 PSUs”) and Fiscal 24-26 PSUs assume payout at the maximum payout level (without giving effect to the relative TSR modifier). Outstanding PSUs, if earned, will pay out in August 2024, August 2025, and August 2026.
(3)Reflects RSUs that vest as follows: 35,200 shares on August 15, 2024; 17,699 shares on August 16, 2024; 45,807 shares on August 15, 2025; and 17,699 shares on August 15, 2026.
(4)Reflects 45,958 Fiscal 22-24 PSUs, 225,740 Fiscal 23-25 PSUs, and 159,292 Fiscal 24-26 PSUs.
(5)Reflects RSUs that vest as follows: 5,531 shares on August 16, 2024; 4,242 shares on February 15, 2025; 5,531 shares on August 15, 2025; 4,242 shares on February 15, 2026; and 5,531 shares on August 15, 2026.
(6)Reflects 62,039 Fiscal 23-25 PSUs and 49,778 Fiscal 24-26 PSUs.
(7)Reflects RSUs that vest as follows: 12,810 shares on August 15, 2024; 4,424 shares on August 16, 2024; 10,142 shares on August 15, 2025; and 4,425 shares on August 15, 2026.
(8)Reflects 45,958 Fiscal 22-24 PSUs, 50,164 Fiscal 23-25 PSUs, and 39,824 Fiscal 24-26 PSUs.
(9)Reflects RSUs that vest as follows: 8,643 shares on August 15, 2024; 5,162 shares on August 16, 2024; 10,894 shares on August 15, 2025; and 5,163 shares on August 15, 2026.
(10)Reflects 13,926 Fiscal 22-24 PSUs, 35,964 Fiscal 23-25 PSUs, and 46,460 Fiscal 24-26 PSUs.
(11)Reflects RSUs that vest as follows: 11,688 shares on August 15, 2024; 4,424 shares on August 16, 2024; 11,561 shares on November 15, 2024; 9,666 shares on August 15, 2025; and 4,425 shares on August 15, 2026.
(12)Reflects 41,780 Fiscal 22-24 PSUs, 45,985 Fiscal 23-25 PSUs, and 39,824 Fiscal 24-26 PSUs.

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Executive Compensation Tables
Option Exercises and Stock Vested for Fiscal 2024
The table below shows stock options that were exercised, and PSUs and RSUs that vested, during fiscal 2024 for each of our named executives.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)
Hollar	—	—	79,691	(2)	7,217,614
Alt	—	—	4,242		445,155
Mason	—	—	57,300		5,189,661
Weitzman	34,354	1,013,512	25,306		2,302,549
Mayer	2,928	60,883	56,171		5,217,226
(1)This column represents shares acquired on vesting of PSUs granted during fiscal 2021 and RSUs granted during fiscal 2021, 2022, and 2023.
(2)Includes 35,977 shares the receipt of which was deferred at Mr. Hollar’s election, net of required withholding. See “Deferred Compensation” below for a discussion of deferral terms.
Deferred Compensation
Our DCP permits certain management employees, including the named executives, to defer between 1% and 50% of base salary and between 1% and 80% of incentive compensation. In addition, we may make additional matching and non-matching contributions to the deferred balances of participants. We make matching contributions on amounts deferred under the DCP from compensation in excess of $345,000, but not in excess of $445,000 (subject to future annual adjustments based on certain U.S. Internal Revenue Service limits), at the same rate as contributions are matched under the 401(k) Savings Plan. We also may credit participants’ accounts with additional company contributions in the same amount as company contributions made to the 401(k) Savings Plan based on a percentage of fiscal year compensation in excess of $345,000, but not in excess of $445,000.
Each participant may direct the investment of their DCP account by selecting among certain notional investment options that generally track publicly available mutual funds and investments and by periodically changing investment elections as the participant deems appropriate. We pay participants’ deferred balances in cash upon retirement, termination from employment, death, or total disability in a single lump sum or annual installment payments over a period of five or ten years. The DCP does not qualify under Section 401(a) of the Code and is exempt from many of the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) as a “top hat” plan for a select group of management or highly compensated employees.
Apart from the DCP, a named executive also may defer receipt of shares that otherwise would be issued on the date that stock awards vest until after the named executive is no longer employed by Cardinal Health or until a fixed future date.

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EXECUTIVE COMPENSATION
Executive Compensation Tables
Nonqualified Deferred Compensation in Fiscal 2024
The table below provides information regarding the named executives’ accounts under our DCP and deferred share arrangements.

Name/Award Type	Executive Contributions in Last FY ($)(1)(2)	Cardinal Health Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Hollar
DCP	523,093	4,000	177,837	—	1,069,382
Deferred shares	3,258,437	—	344,342	—	5,255,106
Alt
DCP	42,260	6,438	8,841	—	63,268
Deferred shares	—	—	—	—	—
Mason
DCP	—	—	77,911	—	487,964
Deferred shares	—	—	—	—	—
Weitzman
DCP	486,034	4,700	394,501	—	4,437,414
Deferred shares	—	—	—	—	—
Mayer
DCP	—	—	13,775	—	260,241
Deferred shares	—	—	—	—	—
(1)The DCP amounts shown include salary and fiscal 2023 cash incentive awards deferred during fiscal 2024.
(2)DCP amounts included as contributions in the table and also reported as fiscal 2024 compensation in the Summary Compensation Table of this proxy statement are as follows: Mr. Hollar — $75,539; Mr. Alt — $48,698; and Ms. Weitzman — $181,143.
(3)We calculate the aggregate DCP earnings based upon the change in value of the investment options selected by the named executive during the year. Aggregate deferred share earnings are calculated based upon the change in their total value from the first day of the fiscal year (or the vesting date, if later) to the last day of the fiscal year.
(4)DCP amounts included in the aggregate balance at June 30, 2024 in the table and also reported as fiscal 2023 and 2022 compensation in the Summary Compensation Table of this proxy statement are as follows: Mr. Hollar — $276,559; Mr. Alt — $5,521; Mr. Mason — $19,494; and Ms. Weitzman — $493,510.

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Executive Compensation Tables
Potential Payments upon Termination of Employment or Change of Control at Fiscal Year-End
In accordance with the SEC rules, the table below presents the potential payments and benefits in the event of termination of employment or a change of control for each named executive, calculated as if the named executive’s employment had terminated under the indicated circumstances as of June 30, 2024, the last day of fiscal 2024. The table below uses the closing market price of our common shares on June 28, 2024 ($98.32).
The table does not include certain other benefits that are available to all our salaried employees upon retirement, death, or disability, including 401(k) Savings Plan distributions, group and supplemental life insurance benefits, and short-term and long-term disability benefits. The amounts reported in the table below are hypothetical amounts. Actual payments will depend on the circumstances and timing of any termination of employment or change of control. The paragraphs following the table explain the general provisions applicable to each termination or change of control situation.

	Voluntary Termination ($)(1)		Involuntary Termination Without Cause ($)		Death or Disability ($)		Qualifying Termination Following Change of Control ($)
Hollar
Cash severance	0		8,971,875		0		9,968,750
Annual cash incentive award(2)	0		2,509,768		2,509,768		2,509,768
Long-term incentive awards(3)	0		32,304,609	(4)	53,819,876	(5)	53,819,876	(5)
Medical benefits	0		22,369		0		22,369
Outplacement services	0		25,000		0		25,000
Total	0		43,833,621		56,329,644		66,345,763
Alt
Cash severance	0		3,123,750		0		3,570,000
Annual cash incentive award(2)	0		930,642		930,642		930,642
Long-term incentive awards(3)	0		5,011,075	(4)	13,459,418	(5)	13,459,418	(5)
Medical benefits	0		23,145		0		23,145
Outplacement services	0		25,000		0		25,000
Total	0		9,113,612		14,390,060		18,008,205
Mason
Cash severance	0		2,537,500		0		2,900,000
Annual cash incentive award(2)	0		721,038		721,038		721,038
Long-term incentive awards(3)	0		11,353,895	(4)	16,492,885	(5)	16,492,885	(5)
Medical benefits	0		23,035		0		23,035
Outplacement services	0		25,000		0		25,000
Total	0		14,660,468		17,213,923		20,161,958
Weitzman
Cash severance	0		2,537,500		0		2,900,000
Annual cash incentive award(2)	709,153		709,153		709,153		709,153
Long-term incentive awards(3)	7,215,803	(4)	7,215,803	(4)	12,409,164	(5)	12,409,164	(5)
Medical benefits	0		22,259		0		22,259
Outplacement services	0		25,000		0		25,000
Total	7,924,956		10,509,715		13,118,317		16,065,576
Mayer
Cash severance	0		2,450,000		0		2,800,000
Annual cash incentive award(2)	0		696,038		696,038		696,038
Long-term incentive awards(3)	0		11,528,708	(4)	16,650,787	(5)	16,650,787	(5)
Medical benefits	0		15,994		0		15,994
Outplacement services	0		25,000		0		25,000
Total	0		14,715,740		17,346,825		20,187,819
(1)Ms. Weitzman satisfied the standard age and service requirements to qualify for retirement under our 2021 LTIP in the event of a voluntary termination.
(2)Assumes that the annual cash incentive payouts were at the following fiscal 2024 target amounts: Mr. Hollar — $2,509,768 (actual payout was $3,112,112); Mr. Alt — $930,642 (actual payout was $1,153,996); Mr. Mason — $721,038 (actual payout was $627,303); Ms. Weitzman — $709,153 (actual payout was $758,794); and Ms. Mayer — $696,038 (actual payout was $863,087).

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Executive Compensation Tables
(3)We valued the vesting of PSUs and RSUs by multiplying the closing price of our common shares on June 30, 2024 by the number of PSUs and RSUs. PSUs are valued using the same payout assumptions as noted in footnote (2) to the Outstanding Equity Awards at Fiscal Year-End for Fiscal 2024 table on page 70.
(4)Assumes the prorated vesting of long-term incentive awards, as follows: Mr. Hollar — 249,549 PSUs and 79,017 RSUs; Mr. Alt — 37,272 PSUs and 13,695 RSUs; Mr. Mason — 92,675 PSUs and 22,804 RSUs; Ms. Weitzman — 53,387 PSUs and 20,004 RSUs; and Ms. Mayer — 85,710 PSUs and 31,547 RSUs.
(5)Assumes the full vesting of long-term incentive awards, as follows: Mr. Hollar — 430,990 PSUs and 116,405 RSUs; Mr. Alt — 111,817 PSUs and 25,077 RSUs; Mr. Mason — 135,946 PSUs and 31,801 RSUs; Ms. Weitzman — 96,350 PSUs and 29,862 RSUs; and Ms. Mayer — 127,589 PSUs and 41,764 RSUs.
Voluntary Termination
If a named executive voluntarily terminates, and they qualify for retirement under our MIP and 2021 LTIP, they generally receive:
•a prorated annual cash incentive award based on actual performance;
•prorated vesting of RSUs outstanding for at least six months and any outstanding stock options remain exercisable until the expiration of the option term; and
•a prorated number of PSUs outstanding for at least six months that vest on the original vesting date based on actual performance.
The named executives qualify for retirement upon a voluntary termination if they are age 55 or greater and have at least 10 years of service, or they are age 60 or greater and have at least five years of service. If the named executives voluntarily terminate and do not qualify for retirement, they are not eligible for any of the post-termination benefits described in this section.
Involuntary Termination Without Cause
Under the Amendment to our Severance Plan approved by our Compensation Committee in September 2023, which is discussed on pages 57 and 58 of CD&A, if a named executive is involuntarily terminated without cause on or before September 21, 2025 (and prior to a change of control or following the second anniversary of a change of control), they generally receive under our Severance Plan:
•cash severance equal to 2.25 times in the case of the CEO, and 1.75 times in the case of the other named executives, the sum of annual base salary and target annual cash incentive payable in equal installments over 18 to 24 months;
•a prorated annual cash incentive award based on actual performance;
•prorated vesting of unvested RSUs and PSUs (with PSUs continuing to remain subject to actual performance); and
•up to 18 months of health insurance premiums and up to 12 months of outplacement services (up to a maximum value of $25,000).
The changes to the Severance Plan effected by the Amendment remain in place only until September 21, 2025, following which the Severance Plan will automatically revert to its prior non-change of control severance formulation. This formulation provides for, among other things, cash severance equal to 2.0 times in the case of the CEO, and 1.5 times in the case of the other named executives and does not provide for prorated vesting of unvested RSUs and PSUs (which the named executives will receive if they qualify for retirement under our 2021 LTIP).
As noted earlier, in August 2024, the Compensation Committee approved changes to the forms of stock award agreements for future grants to Mr. Hollar. The agreements provide for prorated vesting of unvested awards (with performance awards continuing to remain subject to actual performance) if we terminate Mr. Hollar without cause.
Involuntary Termination for Cause
If a named executive is involuntarily terminated for cause, the named executive is not eligible for any of the post-termination benefits described in this section. In addition, we may require repayment of an annual cash incentive award if the named executive commits misconduct, including a breach of our Standards of Business Conduct, and we may cancel unexercised stock options and unvested stock awards and require repayment of proceeds realized from vested awards for a specified period.
“Cause” generally means termination of employment for the following: willful failure to perform substantially the named executive’s duties; the willful engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to us; conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving dishonesty or moral turpitude; committing or engaging in fraud, embezzlement or theft against us; the material breach of any restrictive covenant in favor of the company; or willfully and materially violating our Standards of Business Conduct or any other written company policy.

74	CARDINAL HEALTH 2024 Proxy Statement

EXECUTIVE COMPENSATION
Executive Compensation Tables
Death
If a named executive dies while employed, the post-termination benefits generally consist of:
•a prorated annual cash incentive award based on actual performance;
•vesting of RSUs and any outstanding stock options remain exercisable until the expiration of the option term; and
•vesting of PSUs on the original vesting date based on actual performance.
Disability
If a named executive is disabled while employed, the post-termination benefits generally consist of:
•a prorated annual cash incentive award based on actual performance;
•vesting of RSUs outstanding for at least six months and any outstanding stock options remain exercisable until the expiration of the option term; and
•PSUs outstanding for at least six months vest on the original vesting date based on actual performance.
“Disability” generally means when a named executive who is under the regular care of a physician is continuously unable to substantially perform his or her job or to be employed in any occupation for which the named executive is qualified by education, training, or experience.
Change of Control
The following discussion describes the benefits that are triggered by the occurrence of a change of control that is followed, within two years after a change of control, by the named executive’s employment terminating involuntarily without cause or voluntarily with good reason. The discussion assumes that the surviving entity provides qualifying replacement equity awards. If the surviving entity does not provide qualifying replacement equity awards, the named executives would receive vesting of equity awards immediately upon a change of control.
In general terms, we will experience a “change of control,” as defined in our compensation plans, if any of the following events occur:
•a person or group acquires 30% or more of Cardinal Health’s outstanding common shares or voting securities, subject to limited exceptions;
•during any two-year period, individuals who as of the beginning of such two-year period constituted the Board cease for any reason to constitute at least a majority of the Board, unless the replacement directors are approved as described in the compensation plans;
•there is a consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of Cardinal Health’s assets or another business combination unless: after the transaction all or substantially all the owners of Cardinal Health’s outstanding common shares or voting securities prior to the transaction own more than 50% of such securities after the transaction in substantially the same proportions; no person, subject to certain exclusions, owns 30% or more of the outstanding common shares or voting securities of the resulting entity (unless such ownership level existed before the transaction); and a majority of the directors of the resulting entity were members of Cardinal Health’s Board (including applicable replacements as described above) when the transaction was approved or the transaction agreement was executed; or
•our shareholders approve a complete liquidation or dissolution of Cardinal Health.
A termination is for “good reason” if we materially reduce the named executive’s total compensation, annual or long-term incentive opportunities, or duties, responsibilities, or authority, or we require the named executive to relocate more than 50 miles from his or her office or location.
If a named executive is involuntarily terminated without cause, or they voluntarily terminate employment with good reason within two years after a change of control, they receive under our Severance Plan:
•cash severance equal to 2.5 times in the case of the CEO, and 2.0 times in the case of the other named executives, the sum of annual base salary and target annual cash incentive payable in equal installments over 24 to 30 months;
•a prorated annual cash incentive award based on the greater of target performance and actual performance; and
•up to 18 months of health insurance premiums and up to 12 months of outplacement services (up to a maximum value of $25,000).
The actual payments made under the Severance Plan will be reduced to the extent necessary to eliminate any “golden parachute” excise tax under the Code provided that the value of the adjusted payments and benefits is not less than the amount the named executive otherwise would have received on an after-tax basis.
Under our 2021 LTIP, a named executive receives vesting of stock awards and stock options remain exercisable until the earlier of three years from termination or expiration of the option term. The number of PSUs received is based on the actual performance before the change of control and expected performance for the remainder of the performance period.
Our plans do not provide for any tax gross-ups for taxes due on any payments described in this section.

CARDINAL HEALTH 2024 Proxy Statement	75

EXECUTIVE COMPENSATION
Pay Ratio Disclosure
Conditions Applicable to Receipt of Payments
Our named executives are subject to certain conditions and obligations applicable to the receipt of payments or benefits upon a termination of employment. Our Severance Plan conditions the payment of severance benefits upon continued compliance with restrictive covenants that, among other things, prohibit the named executives for a period of two years after termination of employment from being employed by certain entities that compete with us and from soliciting on behalf of a competitor the business of any customer or any known potential customer of Cardinal Health. These covenants also prohibit disclosure of confidential information, disparagement, and recruitment or employment of our employees. The named executives are also subject to certain forfeiture and clawback provisions in our incentive plans discussed under “Clawback Policies” on page 61.
Pay Ratio Disclosure
The Dodd-Frank Act and SEC rules require us to provide the ratio of the annual total compensation of Mr. Hollar, our CEO, to the annual total compensation of our median employee. We identified our median employee using our global employee population as of June 30, 2024.
For fiscal 2024, the median annual total compensation of all our employees (other than the CEO) was $56,119. Mr. Hollar’s annual total compensation for fiscal 2024 for purposes of the pay ratio disclosure was $25,665,055. Based on this information, for fiscal 2024, the ratio of the compensation of the CEO to the median annual total compensation of all other employees was estimated to be 457 to 1. This ratio would have been 309 to 1 if the incremental accounting expense for stock awards that were considered modified for accounting purposes was excluded from Mr. Hollar’s annual total compensation. The median employee was a non-exempt, full-time employee located in the United States.
The annual total compensation was calculated for both Mr. Hollar and the median employee in accordance with the SEC rules applicable to the Summary Compensation Table, except that it also includes the company-paid portion of health insurance premiums, which is not required to be included in the Summary Compensation Table.
The pay ratio disclosure presented above is a reasonable estimate calculated in a manner consistent with SEC rules. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exclusions, estimates, and assumptions that reflect their employee populations and compensation practices, the pay ratio disclosure of other companies may not be comparable to the pay ratio reported by us.

76	CARDINAL HEALTH 2024 Proxy Statement

EXECUTIVE COMPENSATION
Pay Versus Performance
Pay Versus Performance
The table and graphs below summarize the relationship between the “compensation actually paid” (as required to be defined under the SEC rules, “CAP”) of the principal executive officer (“PEO”) and the non-PEO named executive officers (“Non-PEO NEOs”), and the financial performance of the company over the time horizon set forth below in accordance with applicable SEC rules. The Compensation Committee does not use the CAP amounts as a basis for making compensation decisions. For a discussion of how our Compensation Committee seeks to align pay with performance when making compensation decisions, please see the CD&A beginning on page 46 of this proxy statement.
The financial performance measures used for purposes of this disclosure are the company’s TSR, the peer group TSR (as disclosed under Item 201(e) of Regulation S-K under the Exchange Act (“Regulation-S K”)), and the company’s net income, each of which are required financial performance measures under the SEC rules. The SEC rules also require us to select our most important other financial performance measure that is used to link the CAP amounts paid to these officers to the company’s performance, which for fiscal 2024 was determined to be non-GAAP diluted EPS, as reflected in the SEC-required table below.

	Summary Compensation Table Total for PEO(1)		Compensation Actually Paid to PEO(2)		Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On:		GAAP Net Income/ (Loss) ($ millions)(4)(5)	Company Selected Measure: Non-GAAP Diluted EPS ($)(5)(6)
Year	Hollar ($)	Kaufmann ($)	Hollar ($)	Kaufmann ($)			Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(3)
2024	25,650,709	N/A	28,304,007	N/A	5,980,304	7,968,087	213	145	852	7.53
2023	18,783,767	3,528,968	40,794,271	12,948,517	4,153,005	9,211,106	202	132	330	5.85
2022	N/A	13,463,557	N/A	3,175,014	4,110,560	2,918,363	109	127	(938)	5.07
2021	N/A	12,482,378	N/A	9,686,761	3,715,505	4,121,383	115	125	611	5.57
(1)The PEO for fiscal 2024 was Mr. Hollar. The PEOs for fiscal 2023 were Mr. Hollar and Michael C. Kaufmann. The PEO for fiscal 2022 and 2021 was Mr. Kaufmann. The Non-PEO NEOs for fiscal 2024 were Mses. Mayer and Weitzman and Messrs. Alt and Mason. The Non-PEO NEOs for fiscal 2023 were Mses. Patricia M. English, Mayer, and Weitzman and Messrs. Alt, Victor L. Crawford, and Mason. The Non-PEO NEOs for fiscal 2022 and 2021 were Ms. Mayer and Messrs. Crawford, Hollar, and Mason. Amounts set forth in the table for the PEO do not include Mr. Hollar’s compensation for years in which he did not serve as PEO. Where applicable, such amounts are included in the Non-PEO NEO amounts.
(2)The following tables show the adjustments, each of which is prescribed by the SEC rules, made to calculate the CAP amounts from the Summary Compensation Table (“SCT”) amounts. The SCT amounts and the CAP amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K. Pursuant to the applicable rules, the amounts in the “Stock Awards” column from the SCT are subtracted from the SCT amounts and the values reflected in the table below are added or subtracted as applicable:
PEO Summary Compensation Table Total Compensation to Compensation Actually Paid Reconciliation

	2024	2023		2022	2021
PEO	Hollar ($)	Hollar ($)	Kaufmann ($)	Kaufmann ($)	Kaufmann ($)
SCT total compensation	25,650,709	18,783,767	3,528,968	13,463,557	12,482,378
Adjustments for stock awards
Stock award values reported in SCT for the covered fiscal year	(20,640,912)	(14,828,888)	0	(11,051,066)	(10,197,832)
Fair value of stock awards granted in the covered fiscal year — value at fiscal-year-end	20,398,094	29,849,423	0	10,213,707	10,748,666
Change in fair value from end of prior fiscal year to vesting date for stock awards granted in prior fiscal years that vested during the covered fiscal year	(329,335)	460,516	2,703,218	(4,290,114)	(4,389,981)
Change in fair value from end of prior fiscal year to end of the covered fiscal year for stock awards granted in prior fiscal years that were unvested at the end of the covered fiscal year	2,379,497	5,649,120	5,791,292	(6,590,127)	(482,158)
Change in dividends accrued	845,955	880,332	925,040	1,429,057	1,525,687
Compensation actually paid (as calculated)	28,304,007	40,794,271	12,948,517	3,175,014	9,686,761

CARDINAL HEALTH 2024 Proxy Statement	77

EXECUTIVE COMPENSATION
Pay Versus Performance
Average Non-PEO NEO Summary Compensation Table Total Compensation to Average Compensation Actually Paid Reconciliation

	2024 ($)*	2023 ($)*	2022 ($)*	2021 ($)*
SCT total compensation	5,980,304	4,153,005	4,110,560	3,715,505
Adjustments for stock awards
Stock award values reported in SCT for the covered fiscal year	(4,370,314)	(2,764,459)	(3,137,498)	(2,447,474)
Fair value of stock awards granted in the covered fiscal year — value at fiscal-year-end	5,630,751	4,439,800	2,948,596	2,579,674
Change in fair value from end of prior fiscal year to vesting date for stock awards granted in prior fiscal years that vested during the covered fiscal year	(105,237)	464,885	(138,220)	25,940
Change in fair value from end of prior fiscal year to end of the covered fiscal year for stock awards granted in prior fiscal years that were unvested at the end of the covered fiscal year	567,703	2,636,182	(1,185,583)	(30,365)
Change in dividends accrued	264,879	281,692	320,508	278,103
Compensation actually paid (as calculated)	7,968,087	9,211,106	2,918,363	4,121,383
*    Amounts presented are averages for the entire group of Non-PEO NEOs in each respective year.
(3)Pursuant to the SEC rules, TSR measures the cumulative value of an initial investment of $100 on June 30, 2020, including the reinvestment of dividends, through and including the end of the applicable fiscal year for which TSR is calculated, or June 30, 2021, June 30, 2022, June 30, 2023, and June 30, 2024, respectively. As permitted by the SEC rules, the peer group referenced for purpose of the TSR comparison is the S&P 500 Health Care Index, which is the industry peer group used by the company for purposes of Item 201(e) of Regulation S-K. The separate peer group used by the Compensation Committee for purposes of determining compensation paid to our executive officers is described in the CD&A beginning on page 59.
(4)Represents the amounts of GAAP net earnings/(loss) attributable to Cardinal Health, Inc.
(5)The fiscal 2022 and 2023 amounts were revised from those reported in last year’s proxy statement as discussed on page 61.
(6)The primary financial metric for our PSU program is adjusted non-GAAP diluted EPS, which is defined on page 68. See Annex A for a reconciliation to the comparable financial measure prepared in accordance with GAAP and the reasons why we use non-GAAP financial measures.
Most Important Performance Measures
The following table lists the four performance measures that, in our assessment, represent the most important performance measures we used in fiscal 2024 to link compensation for our named executive officers to company performance. For further information regarding these performance metrics and their function in our executive compensation program, please see the CD&A, beginning on page 46.

Non-GAAP diluted EPS
Non-GAAP operating earnings
Operating cash flow
Annual dividend yield

78	CARDINAL HEALTH 2024 Proxy Statement

EXECUTIVE COMPENSATION
Pay Versus Performance
Description of Compensation Actually Paid Versus Company Performance
The following charts illustrate the relationships over the past four fiscal years of the CAP amounts for our PEOs and Non-PEO NEOs as compared to our cumulative TSR, peer group TSR, GAAP net income/(loss), and non-GAAP diluted EPS.
Compensation Actually Paid vs. Company and Total Shareholder Return

Compensation Actually Paid to Hollar	Compensation Actually Paid to Kaufmann
Average Compensation Actually Paid to Non-PEO NEOs	Cardinal Health TSR
S&P 500 Health Care Index TSR
Compensation Actually Paid vs. Net Income

Compensation Actually Paid to Hollar	Compensation Actually Paid to Kaufmann
Average Compensation Actually Paid to Non-PEO NEOs	GAAP Net Income/(Loss)

CARDINAL HEALTH 2024 Proxy Statement	79

EXECUTIVE COMPENSATION
Pay Versus Performance
Compensation Actually Paid vs. Non-GAAP Diluted EPS

Compensation Actually Paid to Hollar	Compensation Actually Paid to Kaufmann
Average Compensation Actually Paid to Non-PEO NEOs	Non-GAAP Diluted EPS

80	CARDINAL HEALTH 2024 Proxy Statement

EXECUTIVE COMPENSATION
Equity Compensation Plan Information
Equity Compensation Plan Information
The table below summarizes information relating to our equity compensation plans at June 30, 2024.

Plan Category	Common Shares to be Issued Upon Exercise of Outstanding Options and Rights (#)		Weighted Average Exercise Price of Outstanding Options ($)		Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (#)
	(a)		(b)		(c)
Equity compensation plans approved by shareholders	4,648,695	(1)	77.71	(1)	16,773,926	(2)
Equity compensation plans not approved by shareholders	1,398	(3)	—	(3)	—
Total at June 30, 2024	4,650,093				16,773,926
(1)In addition to stock options outstanding under the 2021 LTIP and 2011 LTIP, also includes 1,392,457 PSUs and 1,524,872 RSUs outstanding under the 2021 LTIP, 593,512 PSUs and 326,482 RSUs outstanding under the 2011 LTIP, and 34,234 RSUs outstanding under the Cardinal Health, Inc. 2007 Nonemployee Directors Equity Incentive Plan that are payable solely in common shares. PSUs and RSUs do not have an exercise price, and therefore were not included for purposes of computing the weighted-average exercise price. PSUs granted in fiscal 2022 are reported in this table at the actual amount that vested (144% of target). PSUs granted in fiscal 2023 and 2024 are reported in this table at the maximum payout level (234% and 240% of target) in accordance with SEC rules.
(2)Reflects common shares remaining available for future issuance under the 2021 LTIP in the form of stock options and other stock-based awards. Under the 2021 LTIP’s fungible share counting provisions, stock options are counted against the plan as one share for every common share issued; awards other than stock options are counted against the plan as two and one-half shares for every common share issued. This means that only 6,709,570 shares could be issued under awards other than stock options while 16,773,926 shares could be issued under stock options.
(3)RSUs outstanding under the Cardinal Health, Inc. Amended and Restated Outside Directors Equity Incentive Plan that are payable solely in common shares. RSUs do not have an exercise price, and therefore were not included for purposes of computing the weighted-average exercise price.

CARDINAL HEALTH 2024 Proxy Statement	81

AUDIT COMMITTEE MATTERS
PROPOSAL 3 — Ratification of Appointment of Ernst & Young LLP as Independent Auditor
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditor and approves the audit engagement with Ernst & Young LLP and its audit fees. The Audit Committee has appointed Ernst & Young LLP as our independent auditor for fiscal 2025 and believes that the continued retention of Ernst & Young LLP as our independent auditor is in the best interest of Cardinal Health and its shareholders. Ernst & Young LLP has served as our independent auditor since 2002. In accordance with SEC rules, lead audit partners are subject to rotation requirements, which limit the number of consecutive years an individual partner may serve us. The Audit Committee oversees the rotation of the audit partners. The Audit Committee Chair interviews candidates for audit partner and the Audit Committee discusses them.
While not required by law, we are asking our shareholders to ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal 2025 at the Annual Meeting as a matter of good corporate governance. If shareholders do not ratify this appointment, the Audit Committee will consider whether it is appropriate to appoint another audit firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different audit firm at any time during the fiscal year if it determines that such a change would be in the best interest of Cardinal Health and its shareholders. Our Audit Committee approved, and our shareholders ratified with 95% support, the appointment of Ernst & Young LLP as our independent auditor for fiscal 2024.
We expect representatives of Ernst & Young LLP to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR FOR FISCAL 2025.
Audit Committee Report
The Audit Committee is responsible for overseeing: the integrity of Cardinal Health’s financial statements; the independent auditor’s qualifications, independence, and performance; Cardinal Health’s internal audit function; Cardinal Health’s compliance with legal and regulatory requirements with respect to audit, accounting, and financial disclosure matters and related internal controls2; and Cardinal Health’s processes for assessing and managing risk. As of the date of this report, the Audit Committee consists of five members of the Board. The Board has determined that each of Messrs. Evans and Johri is an “audit committee financial expert” for purposes of the SEC rules and that each Committee member is independent. The Audit Committee’s activities are governed by a written charter, which is available on Cardinal Health’s website at www.cardinalhealth.com under “About Us — Corporate — Investor Relations — Governance — Committee Composition.”
Management has primary responsibility for the financial statements and for establishing and maintaining the system of internal control over financial reporting. Management also is responsible for reporting on the effectiveness of Cardinal Health’s internal control over financial reporting. Cardinal Health’s independent auditor, Ernst & Young LLP, is responsible for performing an independent audit of Cardinal Health’s consolidated financial statements and for issuing a report on the financial statements and a report on the effectiveness of Cardinal Health’s internal control over financial reporting based on its audit.
The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2024 with management and with Ernst & Young LLP. The Audit Committee also reviewed and discussed with management and Ernst & Young LLP the effectiveness of Cardinal Health’s internal control over financial reporting as well as management’s report and Ernst & Young LLP’s report on the subject. The Audit Committee discussed  with  Ernst  &  Young   LLP  the  matters  required  to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC and matters related to Cardinal Health’s financial statements, including critical accounting estimates and judgments. The Audit Committee received from Ernst & Young LLP the written disclosures and letter required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP its independence.
2    The Audit Committee Charter provides that the Audit Committee oversees compliance with legal and regulatory requirements in coordination with the Risk Oversight Committee, except that the Audit Committee is solely responsible for compliance with audit, accounting, and financial disclosure matters and related internal controls.

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AUDIT COMMITTEE MATTERS
Fees Paid to Ernst & Young LLP
The Audit Committee meets regularly with Ernst & Young LLP, with and without management present, to review the overall scope and plans for Ernst & Young LLP’s audit work and to discuss the results of its examinations, the evaluation of Cardinal Health’s internal control over financial reporting, and the overall quality of Cardinal Health’s accounting and financial reporting. In addition, the Audit Committee annually considers the performance of Ernst & Young LLP.
In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended June 30, 2024 be included in Cardinal Health’s Annual Report on Form 10-K for filing with the SEC.
Submitted by the Audit Committee of the Board on August 6, 2024.
Akhil Johri, Chairman
Michelle M. Brennan
Sujatha Chandrasekaran
Sheri H. Edison
David C. Evans
Fees Paid to Ernst & Young LLP
The following table sets forth the fees billed to us by Ernst & Young LLP for services in fiscal 2024 and 2023.

	Fiscal 2024 ($)	Fiscal 2023 ($)
Audit fees(1)	17,055,626	14,783,030
Audit-related fees(2)	13,486,085	2,285,500
Tax fees(3)	758,230	1,198,055
All other fees	—	—
TOTAL FEES	31,299,941	18,266,585
(1)Audit fees include fees paid to Ernst & Young LLP related to the annual audit of consolidated financial statements, the annual audit of the effectiveness of internal control over financial reporting, the review of financial statements included in Quarterly Reports on Form 10-Q, and statutory audits of various international subsidiaries. Audit fees also include fees for services performed by Ernst & Young LLP that are closely related to the audit and in many cases could only be provided by the independent auditor, such as comfort letters and consents related to SEC registration statements.
(2)Audit-related fees include fees for services related to acquisitions and divestitures, audit-related research and assistance, service auditor’s examination reports, and employee benefit plan audits. The increase in audit-related fees in fiscal 2024 primarily related to an increase in services related to acquisitions and divestitures during the fiscal year.
(3)Tax fees include fees for tax compliance and other tax-related services. The aggregate fees billed to us by Ernst & Young LLP for tax compliance for fiscal 2024 and 2023 were $145,744 and $179,556, respectively.
Policy on Pre-Approval of Services Provided by Ernst & Young LLP
The Audit Committee must pre-approve the audit and permissible non-audit services performed by our independent accountants in order to help ensure that the accountants remain independent of Cardinal Health. The Audit Committee has adopted a policy governing this pre-approval process.
Under the policy, the Audit Committee annually pre-approves certain services and assigns specific dollar thresholds for these types of services. If a proposed service is not included in the annual pre-approval, the Audit Committee must separately pre-approve the service before the engagement begins.
The Audit Committee has delegated pre-approval authority to the Audit Committee Chair for proposed services up to $500,000. Proposed services exceeding $500,000 require full Audit Committee approval.
All audit and non-audit services provided for us by Ernst & Young LLP for fiscal 2024 and 2023 were pre-approved by the Audit Committee.

CARDINAL HEALTH 2024 Proxy Statement	83

SHAREHOLDER PROPOSALS
PROPOSAL 4 — Shareholder Proposal to Prohibit the Re-nomination of Any Director Who Fails to Receive a Majority Vote
We received notice that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, a shareholder owning 100 of our common shares as of May 24, 2024, intends to present the following proposal at the Annual Meeting. The proposed resolution and its supporting statement, for which neither we nor the Board accepts responsibility, are set forth below.
The shareholder proposal and supporting statement read as follows:
Proposal 4 – Directors to be Elected by Majority Vote Improvement
Resolved: Adopt a Corporate Governance Guideline, rule or bylaw provision to state that a director who fails to obtain a majority vote in an uncontested election shall not be eligible to be nominated as a director by the Board at the next annual shareholder meeting.
When Cardinal Health shareholders give a director a no confidence vote it is important that the Cardinal Health Board respect the vote of Cardinal Health shareholders and not override such a shareholder no confidence vote. This proposal could improve director performance because a failed vote would have more of a consequence. Currently a director with a failed vote can remain on the Board continuously for years into the future.
Under the current rules the Cardinal Health Board of Directors could be the cheerleaders for a director who fails to get a majority vote from Cardinal Health shareholders and then keep such a failed director on the Cardinal Health Board in spite of shareholder rejection.
Under the current rules a Cardinal Health director could be kept on the Cardinal Health Board year after year of failed votes. The current rule is hardly the type of rule that would inspire Cardinal Health directors to excellent performance.
Please vote yes:
Directors to be Elected by Majority Vote Improvement – Proposal 4
The Board of Directors’ Statement in Opposition to Proposal 4
The Board recommends a vote AGAINST Proposal 4.
We already have a robust majority voting and director resignation policy. In November 2008, in response to amendments to Ohio corporation law allowing corporations to adopt voting standards for director elections other than plurality voting, our Board amended our Amended and Restated Articles of Incorporation (“Articles of Incorporation”) to adopt a majority voting standard for the uncontested election of directors. This standard, which requires each director to receive a majority of the votes cast with respect to that director’s election, underscores our focus on corporate governance and provides for a greater level of accountability of directors to shareholders. Our majority voting standard places Cardinal Health firmly in line with other S&P 500 companies.
Moreover, our Corporate Governance Guidelines require any director nominee who is not elected by shareholders in an uncontested election because he or she received a greater number of votes “against” his or her election than “for” such election to promptly tender his or her resignation to the
Chairman of the Board following certification of the shareholder vote. Within 90 days following the certification of the shareholder vote, the Board’s Governance and Sustainability Committee must make a recommendation to the Board as to whether to accept the tendered resignation. Promptly following such recommendation, the Board must act on the tendered resignation and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision to promote accountability and transparency. Any director who tenders his or her resignation pursuant to this provision is expected to recuse himself or herself from voting on the recommendation of the Governance and Sustainability Committee or the decision of the Board with respect to his or her resignation.
A rigid director resignation policy eliminates the Board’s ability to make an informed decision based on the best interests of the company and its shareholders. Our existing majority voting standard and director resignation policy provides our Board the appropriate flexibility to determine whether accepting a director’s resignation is in the best interests of the company and its shareholders. The current policy enables the

84	CARDINAL HEALTH 2024 Proxy Statement

SHAREHOLDER PROPOSALS
PROPOSAL 4 — Shareholder Proposal to Prohibit the Re-nomination of Any Director Who Fails to Receive a Majority Vote
Board to engage in a thoughtful deliberation process to assess the factors underlying a director’s failure to obtain a majority vote and to evaluate whether such factors support a conclusion that it is in the best interests of the company and its shareholders for the director to cease serving on the Board at a particular time. These factors may include any alternatives to address and cure the underlying reasons reasonably believed to have resulted in the director’s failure to receive the necessary votes for re-election. For example, concerns regarding director capacity (i.e., “over-boarding”) might be addressed by a director reducing their other commitments without needing to resign from our Board. We believe allowing the Board flexibility to exercise its discretion regarding whether to accept a director resignation based on the specific facts and circumstances, as our existing policy allows, is in the best interests of the company and our shareholders.
Our shareholders have consistently shown strong support of our director nominees. Our shareholders have consistently demonstrated strong support for our director nominees over the years through their vote at our annual meetings of shareholders and over the course of our shareholder engagement. Since the company adopted a majority voting standard, no director has received less than a majority of votes cast. Our annual meeting voting results have shown that our director nominees generally have received consistently positive voting support from our shareholders over the years. Last year, they received an average of 98% support.
Cardinal Health has demonstrated a strong commitment to leading corporate governance practices. Our shareholders have several avenues to provide feedback on our governance practices through our robust and ongoing shareholder engagement program. It has been our longstanding practice to meet with shareholders throughout the year so that management and the Board can better understand shareholder perspectives on an array of topics, including corporate governance. Our independent Board Chairman, our Compensation Committee
Chair, and members of management engaged with shareholders during the summer of 2024 to provide updates on topics including Board composition and refreshment. During our shareholder outreach, we continue to receive positive feedback on our corporate governance practices and policies and the quality of our Board. We also will engage with shareholders after we file our proxy statement, if requested.
Furthermore, our Board is committed to effective corporate governance and accountability, and has adopted a wide range of practices that promote effective Board leadership and oversight, including: having a majority voting standard in uncontested director elections; including a market standard proxy access provision in our Restated Code of Regulations (“Code of Regulations”); lowering the share ownership requirement to 10% from 15% for shareholders to request a special meeting; maintaining a Board comprised of highly qualified, independent (except the CEO) directors and led by an independent Board Chairman; regularly refreshing Board composition based on our current needs and priorities; and conducting a robust annual Board evaluation process to identify areas for improvement. Our strong corporate governance practices and record of responsiveness to shareholder feedback demonstrate our commitment to considering and adopting practices the Board determines are in the best interests of the company and its shareholders.
In light of the fact that we already have a majority voting standard and director resignation policy, we have a history of nominating and electing directors who are highly qualified, and our shareholders have consistently shown strong support of our director nominees and our corporate governance practices, the Board does not believe that any further action is necessary or appropriate and, therefore, unanimously recommends that you vote AGAINST this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

CARDINAL HEALTH 2024 Proxy Statement	85

SHARE OWNERSHIP INFORMATION
The table below sets forth certain information regarding the beneficial ownership of our common shares by, and the percentage of our outstanding common shares represented by such ownership for:
•each person known by us to own beneficially more than 5% of our outstanding common shares;
•our directors;
•our named executive officers; and
•all current executive officers and directors as a group.
A person has beneficial ownership of shares if the person has direct or indirect voting or investment power over the shares or the right to acquire such power in 60 days. Investment power means the power to direct the sale or other disposition of the shares. Except as otherwise described in the footnotes below the table, information on the number of shares beneficially owned is as of September 9, 2024 and the listed beneficial owners have sole voting and investment power.

	Common Shares
Name of Beneficial Owner	Number Beneficially Owned	Percent of Class	Additional RSUs and PSUs(7)
The Vanguard Group(1)	31,266,013	12.9	—
BlackRock, Inc.(2)	26,152,886	10.8	—
State Street Corporation(3)	14,540,655	6.0	—
Aaron E. Alt	3,050	*	33,817
Robert W. Azelby(4)(5)	1,288	*	0
Steven K. Barg(5)	4,739	*	0
Michelle M. Brennan(5)	5,289	*	0
Sujatha Chandrasekaran(5)	4,739	*	0
Sheri H. Edison(5)	12,051	*	0
David C. Evans(5)	12,576	*	0
Patricia A. Hemingway Hall(5)	26,855	*	2,612
Jason M. Hollar	18,241	*	179,395
Akhil Johri(5)	20,071	*	0
Gregory B. Kenny(5)	40,096	*	19,584
Nancy Killefer(5)	24,827	*	0
Stephen M. Mason	0	*	40,671
Jessica L. Mayer	26,049	*	49,922
Christine A. Mundkur(5)	4,739	*	0
Deborah L. Weitzman	20,174	*	29,587
All Executive Officers and Directors as a Group (18 Persons)(6)	229,300	*	397,972
*    Indicates beneficial ownership of less than 1% of the outstanding shares.
(1)Based on information obtained from a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”). The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard reported that, as of December 29, 2023, it had shared voting power with respect to 330,581 shares, sole dispositive power with respect to 30,158,383 shares, and shared dispositive power with respect to 1,107,630 shares. The number and percentage of shares held by Vanguard may have changed since the filing of the Schedule 13G/A.
(2)Based on information obtained from a Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock, Inc. (“BlackRock”). The address of BlackRock is 50 Hudson Yards, New York, New York 10001. BlackRock reported that, as of December 31, 2023, it had sole voting power with respect to 23,764,047 shares and sole dispositive power with respect to all shares shown in the table. The number and percentage of shares held by BlackRock may have changed since the filing of the Schedule 13G/A.
(3)Based on information obtained from a Schedule 13G/A filed with the SEC on January 30, 2024 by State Street Corporation (“State Street”). The address of State Street is State Street Financial Center, 1 Congress Street, Suite 1, Boston, Massachusetts 02114. State Street reported that, as of December 31, 2023, it had shared voting power with respect to 9,870,576 shares and shared dispositive power with respect to 14,511,362 shares. The number and percentage of shares held by State Street may have changed since the filing of the Schedule 13G/A.
(4)Mr. Azelby joined the Board on March 1, 2024.
(5)Common shares listed as being beneficially owned by our non-management directors include outstanding RSUs that may be settled within 60 days, as follows: Mr. Azelby — 1,288 shares; Mr. Barg — 1,965 shares; Ms. Brennan — 1,965 shares; Ms. Chandrasekaran — 4,739 shares; Ms. Edison — 7,982 shares; Mr. Evans — 12,576 shares; Ms. Hemingway Hall — 15,972 shares; Mr. Johri — 20,071 shares; Mr. Kenny — 40,096 shares; Ms. Killefer — 24,827 shares; and Ms. Mundkur — 4,739 shares.
(6)Common shares listed as being beneficially owned by all executive officers and directors as a group include 136,220 RSUs that may or will be settled in common shares within 60 days.
(7)“Additional RSUs and PSUs” include vested and unvested RSUs and vested PSUs that will not be settled in common shares within 60 days. RSUs and PSUs do not confer voting rights and generally are not considered “beneficially owned” shares under the SEC rules.

86	CARDINAL HEALTH 2024 Proxy Statement

OTHER MATTERS
General Information About the Annual Meeting
Date, Time, and Place of Meeting
Date: Wednesday, November 6, 2024
Time: 8:00 a.m. Eastern Time
Virtual Meeting Access: www.virtualshareholdermeeting.com/CAH2024
This proxy statement was first mailed to shareholders on September 16, 2024. It is furnished in connection with the solicitation of proxies by the Board of Directors of Cardinal Health, Inc. to be voted during the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy during the meeting. A shareholder may change or revoke their proxy at any time before it is exercised at the Annual Meeting by Internet, telephone, or mail prior to 11:59 p.m. Eastern Time on Tuesday, November 5, 2024, or by attending the virtual Annual Meeting and following the voting instructions provided on the meeting platform.
Proxy Materials are Available on the Internet
We are furnishing proxy materials to our shareholders primarily via the Internet instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On September 16, 2024, we mailed a notice of internet availability of proxy materials (“Notice”) to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.
Participating in the Annual Meeting
The Annual Meeting will be conducted virtually. We aim to offer shareholders rights and participation opportunities during our virtual meeting that are comparable to those at an in-person annual meetings of shareholders.
Shareholders of record and proxy holders as of the record date will be able to participate in the virtual meeting online, vote shares electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/CAH2024 and entering the 16-digit control number included in the Notice, voting instruction form, or proxy card. Only shareholders and proxy holders who enter a valid control number will be able to participate in the virtual Annual Meeting to submit questions and vote.
The live webcast of the Annual Meeting will begin promptly at 8:00 a.m., Eastern Time. We encourage you to access the webcast early, starting at approximately 7:45 a.m., Eastern Time, to allow yourself time to log in and test your computer. If you encounter technical difficulties accessing the virtual Annual Meeting, please call the technical support telephone number posted on www.virtualshareholdermeeting.com/CAH2024. Shareholders will be able to ask questions during the virtual Annual Meeting. We will post Annual Meeting rules on www.virtualshareholdermeeting.com/CAH2024.
We will make an audio replay of the Annual Meeting available and post questions and answers received at the Annual Meeting that were not addressed (if applicable to Cardinal Health’s business and otherwise appropriate under the Annual Meeting rules) on the Cardinal Health Investor Relations website after the meeting.
Even if you plan to attend the Annual Meeting online, we encourage you to vote in advance of the Annual Meeting as described in this proxy statement, so that your vote will be counted if you later decide not to attend the Annual Meeting or if you encounter technical difficulties. If you wish to submit your vote before the virtual Annual Meeting, then you do not have to vote at the Annual Meeting unless you wish to change your vote.

CARDINAL HEALTH 2024 Proxy Statement	87

OTHER MATTERS
General Information About the Annual Meeting
Attending the Annual Meeting as a Guest
If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. To attend as a guest, please visit www.virtualshareholdermeeting.com/CAH2024 and enter the information requested on the screen to register as a guest. Please note that you will not have the ability to vote or ask questions during the meeting if you participate as a guest.
Soliciting Proxies
The Board is soliciting the proxy accompanying this proxy statement. Proxies may be solicited by officers, directors, and employees of Cardinal Health, none of whom will receive any additional compensation for their services. Alliance Advisors may solicit proxies at a cost we anticipate will not exceed $20,000. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email, or the Internet. Cardinal Health will pay persons holding common shares in their names or in the names of nominees, but not owning shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. Cardinal Health will pay all proxy solicitation costs.
Shareholders of record at the close of business on September 9, 2024 will be entitled to vote during the meeting on the basis of one vote for each share held. On September 9, 2024, there were 241,961,574 common shares outstanding, held of record by 6,196 shareholders.
Householding
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. In addition, if you currently are a shareholder who shares an address with another shareholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account, or you may notify us if you are a shareholder of record. Shareholders of record may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.
Quorum Requirement
We will have a quorum to conduct business at the Annual Meeting if the holders of a majority of our common shares entitled to vote at the Annual Meeting are present or represented by proxy.
Voting Procedures
How to Vote
You may vote either electronically during the Annual Meeting at www.virtualshareholdermeeting.com/CAH2024 or by providing a proxy or voting instructions in advance of the meeting. If you decide to vote prior to the Annual Meeting, you may do so in any one of the following three ways:
•By telephone. You may vote your shares 24 hours a day by calling the toll-free number 1-800-690-6903 within the United States, U.S. territories, or Canada, and following instructions provided by the recorded message. You will need to enter identifying information that appears on your proxy card, voting instruction form, or the Notice. The telephone voting system allows you to confirm that your votes were properly recorded.
•By Internet. You may vote your shares 24 hours a day by logging on to a secure website, www.proxyvote.com, and following the instructions provided. You will need to enter identifying information that appears on your proxy card, voting instruction form, or the Notice. As with the telephone voting system, you will be able to confirm that your votes were properly recorded.
•By mail. If you received proxy materials by mail, you may mark, sign, and date your proxy card or voting instruction form and return it by mail in the enclosed postage-paid envelope.
Telephone and Internet voting is available through 11:59 p.m. Eastern Time on Tuesday, November 5, 2024. If you vote by mail, your proxy card or voting instruction form must be received before the Annual Meeting to assure that your vote is counted. We encourage you to vote promptly.

88	CARDINAL HEALTH 2024 Proxy Statement

OTHER MATTERS
Communicating with the Board
Voting Shares Held Through Employee Plans
If you hold shares through our 401(k) Savings Plans, you will receive voting instructions from Broadridge Financial Solutions, Inc. and can vote through one of the three methods described above under “How to Vote.” Please note that employee plan shares have an earlier voting deadline of 11:59 p.m. Eastern Time on Thursday, October 31, 2024.
Broker Non-Votes
If you are a beneficial owner whose shares are held by a broker, and you do not provide voting instructions prior to the meeting, your broker is not permitted to vote your shares on the election of directors, the advisory vote to approve the compensation of our named executive officers, or the shareholder proposal. The inability of the broker to vote your shares on these proposals results in a “broker non-vote.” In the absence of voting instructions, the broker can only register your shares as being present at the Annual Meeting for purposes of determining a quorum and may vote your shares on ratification of the appointment of our auditor.
Majority Vote Standard for Election of Directors
To elect directors under Proposal 1, our governing documents require that a director nominee be elected by a majority of votes cast in an uncontested election. If an incumbent director nominee receives a greater number of votes “against” than votes “for” his or her election, our Corporate Governance Guidelines require the director to promptly tender a resignation to the Chairman of the
Board. Within 90 days following the certification of the shareholder vote, the Governance and Sustainability Committee will recommend to the Board whether to accept the resignation. Thereafter, the Board will promptly act and publicly disclose its decision and the rationale behind the decision.
Vote Required; Effect of Abstentions and Broker Non-Votes
You may either vote FOR, AGAINST, or ABSTAIN on each of the proposals. Votes will be tabulated by or under the direction of inspectors of election, who will certify the results following the Annual Meeting.
Each of the proposals requires approval by a majority of votes cast.
Abstentions and broker non-votes are not considered as votes cast and will not be counted in determining the outcome of the voting results. Proxies may not be voted for more than 10 director nominees, and shareholders may not cumulate their voting power.
How Shares Will Be Voted
The shares represented by all valid proxies received by telephone, by Internet, or by mail will be voted in the manner specified. For shareholders of record who do not specify a choice for a proposal, proxies that are signed and returned will be voted FOR the election of all 10 director nominees, FOR approval of the compensation of our named executive officers, FOR the ratification of the appointment of Ernst & Young LLP as independent auditor, and AGAINST the shareholder proposal. If any other matters properly come before the Annual Meeting, the individuals named in your proxy, or their substitutes, will determine how to vote on those matters in their discretion. The Board does not know of any other matters that will be presented for action at the Annual Meeting.
Communicating with the Board
Shareholders and other interested parties may communicate with the Board, any committee of the Board, any individual director or the independent directors as a group, by writing to Corporate Secretary, Cardinal Health, Inc., 7000 Cardinal Place, Dublin, Ohio 43017 or sending an email to bod@cardinalhealth.com. Communications from shareholders will be distributed to the entire Board unless addressed to a particular committee, director or group of directors. The corporate secretary will not distribute communications that are unrelated to the duties of the Board, such as spam, junk mail, mass mailings, business solicitations, and advertisements.

CARDINAL HEALTH 2024 Proxy Statement	89

OTHER MATTERS
Shareholder Recommendations for Director Nominees
Shareholder Recommendations for Director Nominees
The Governance and Sustainability Committee will consider candidates recommended by shareholders for election as director. Shareholder recommendations will be evaluated against the same criteria used to evaluate other director nominees, which criteria are discussed under “Board Membership Criteria: What we look for” on page 14. Shareholders who wish to recommend a candidate may do so by writing to the Governance and Sustainability Committee in care of Corporate Secretary, Cardinal Health, Inc., 7000 Cardinal Place, Dublin, Ohio 43017. To be considered by the Governance and Sustainability Committee for consideration at the 2025 annual meeting of shareholders, a shareholder recommendation must be received no later than May 19, 2025.
Recommendations must include, at a minimum, the following information:
•the name and address of the shareholder making the recommendation;
•the name and address of the person recommended for nomination;
•if the shareholder is not a shareholder of record, a representation and satisfactory proof of share ownership;
•a statement in support of the shareholder’s recommendation, including sufficient information to permit the Governance and Sustainability Committee to evaluate the candidate’s qualifications, skills, and experience;
•a description of all direct or indirect arrangements or understandings between the shareholder and the candidate recommended by the shareholder;
•information regarding the candidate as would be required to be included in a proxy statement filed in accordance with SEC rules; and
•the candidate’s written, signed consent to serve if elected.
Shareholders who wish to nominate directors directly for election at an annual meeting of shareholders in accordance with the procedures in our Code of Regulations, including under our proxy access provision, should follow the instructions under “Submitting Proxy Proposals and Director Nominations for the Next Annual Meeting of Shareholders” below and the details contained in our Code of Regulations.
Submitting Proxy Proposals and Director Nominations for the Next Annual Meeting of Shareholders
Shareholder Proposals
If you intend to present a proposal to be included in the proxy statement and form of proxy relating to our 2025 annual meeting of shareholders under Rule 14a-8 under the Exchange Act, we must receive the proposal at our principal executive offices not later than the close of business (5:00 p.m. Eastern Time) on May 19,  2025. The proposal should be  addressed to Corporate
Secretary, Cardinal Health, Inc., 7000 Cardinal Place, Dublin, Ohio 43017. We will not be required to include in our proxy statement or form of proxy a shareholder proposal that we receive after that date or that otherwise fails to meet the requirements for shareholder proposals established by the SEC rules.
Proxy Access Nominees
Our Code of Regulations includes a proxy access provision, under which a shareholder, or a group of up to 20 shareholders, owning at least 3% of our outstanding common shares continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two nominees or 20% of the Board, if the shareholders and the nominees satisfy the requirements specified in our Code of Regulations.
If you intend to request that director nominees be included in our proxy materials under our proxy access provision, you must comply with the notice and other requirements set forth in our
Code of Regulations. Among other requirements, you must deliver proper written notice to our corporate secretary at our principal executive offices no earlier than April 19, 2025 and not later than the close of business on May 19, 2025. If the date of the 2025 annual meeting of shareholders is more than 30 days before, or more than 60 days after, November 6, 2025, written notice must be delivered after the close of business on the 150th day prior to the meeting, but before the close of business on the later of the 120th day prior to the meeting or the 10th day after we first publicly announce the date of the meeting.

90	CARDINAL HEALTH 2024 Proxy Statement

OTHER MATTERS
Corporate Governance Documents
Advance Notice Provisions for Item of Business or Director Nominee
If you intend to present a proposal for other business or a nomination for election to the Board at our 2025 annual meeting of shareholders (other than any such proposal included in our proxy statement and form of proxy under Rule 14a-8 under the Exchange Act), you must comply with the notice requirements set forth in our Code of Regulations and such business must be a proper matter for shareholder action. Among other requirements, you must deliver proper written notice to our corporate secretary at our principal executive offices no earlier than July 9, 2025 and no later than the close of business on August 8, 2025. If the date of the 2025 annual meeting of shareholders is more than 30 days before, or more than 60 days after, November 6, 2025, written notice must be delivered after the close of business on the 120th day prior to the meeting, but before the close of business on the later of the 90th day prior to the meeting or the 10th day after we first publicly announce the date of the meeting.
Universal Proxy Rules
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Cardinal Health’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 7, 2025. If the date of the 2024 annual meeting of shareholders is more than 30 days before or after November 6, 2025, shareholders who intend to solicit proxies in support of director nominees other than Cardinal Health’s nominees must provide such notice by the later of 60 days prior to the meeting or the 10th day after we first publicly announce the date of the meeting.
Corporate Governance Documents
You can find the full text of our Articles of Incorporation, Code of Regulations, and Corporate Governance Guidelines on our website at www.cardinalhealth.com under “About Us — Corporate — Investor Relations — Governance — Governance
Documents.” This information also is available in print (free of charge) to any shareholder who requests it from our Investor Relations department.
Transfer Agent
Shareholders of record should direct communications regarding change of address, transfer of share ownership, lost share certificates, and other matters regarding their share ownership to Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078. Our transfer agent may also be contacted via the Internet at www.computershare.com/investor or by telephone at (877) 498-8861 or (781) 575-2879.

CARDINAL HEALTH 2024 Proxy Statement	91

ANNEX A: USE OF NON-GAAP FINANCIAL MEASURES
This proxy statement contains financial measures that are not calculated in accordance with GAAP. In addition to analyzing our business based on financial information prepared in accordance with GAAP, we use these non-GAAP financial measures internally to evaluate our performance, engage in financial and operational planning, and determine incentive compensation because we believe that these measures provide additional perspective on and, in some circumstances are more closely correlated to, the performance of our underlying, ongoing business. We provide these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on our financial and operating results on a year-over-year basis and in comparing our performance to that of our competitors. However, the non-GAAP financial measures that we use may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The non-GAAP financial measures disclosed by us should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth below should be carefully evaluated.
Exclusions from Non-GAAP Financial Measures
Management believes it is useful to exclude the following items from the non-GAAP financial measures presented in this proxy statement for its own and for investors’ assessment of the business for the reasons identified below:
•Shareholder cooperation agreement costs includes costs such as legal, consulting, and other expenses incurred in relation to the Cooperation Agreement, including costs incurred to negotiate and finalize the Cooperation Agreement and costs incurred by the Board’s Business Review Committee, which was formed under the Cooperation Agreement. We have excluded these costs from our non-GAAP financial measures because they do not occur in or reflect the ordinary course of our ongoing business operations and may obscure analysis of trends and financial performance.
•Restructuring and employee severance costs are excluded because they are not part of the ongoing operations of our underlying business.
•Amortization and other acquisition-related costs, which include transaction costs, integration costs, and changes in the fair value of contingent consideration obligations, are excluded because they are not part of the ongoing operations of our underlying business and to facilitate comparison of our current financial results to our historical financial results and to our peer group companies’ financial results. Additionally, costs for amortization of acquisition-related intangible assets are non-cash amounts, which are variable in amount and frequency and are significantly impacted by the timing and size of acquisitions, so their exclusion facilitates  comparison of historical, current, and forecasted financial results. We also exclude other acquisition-related costs, which are directly related to an acquisition, but do not meet the criteria to be recognized on the acquired entity’s initial balance sheet as part of the purchase price allocation. These costs are also significantly impacted by the timing, complexity, and size of acquisitions.
•Impairments and gain or loss on disposal of assets, net are excluded because they do not occur in, or reflect the ordinary course of, our ongoing business operations and are inherently unpredictable in timing and amount, and in the case of impairments, are non-cash amounts, so their exclusion facilitates comparison of historical, current, and forecasted financial results.
•Litigation recoveries or charges, net, which include loss contingencies for certain litigation and regulatory matters and income from the favorable resolution of litigation, are excluded because they often relate to events that may have occurred in prior or multiple periods, do not occur in or reflect the ordinary course of our business, and are inherently unpredictable in timing and amount.
The tax effect for each of the items listed above is determined using the tax rate and other tax attributes applicable to the item and the jurisdiction(s) in which the item is recorded. The gross, tax, and net impact of each item are presented with our GAAP to non-GAAP reconciliations.

CARDINAL HEALTH 2024 Proxy Statement	A-1

ANNEX A: USE OF NON-GAAP FINANCIAL MEASURES
Fiscal 2024 GAAP to Non-GAAP Reconciliations
Fiscal 2024 GAAP to Non-GAAP Reconciliations

(in millions, except for per share amounts)	Operating Earnings ($)	Operating Earnings Growth Rate (%)	Earnings Before Income Taxes ($)	Provision For Income Taxes ($)	Net Earnings Attributable to Cardinal Health, Inc. ($)	Diluted Earnings Per Share Attributable to Cardinal Health, Inc. ($)	Diluted Earnings Per Share Attributable to Cardinal Health, Inc. Growth Rate (%)
GAAP	1,243	65	1,201	348	852	3.45	N.M.
Shareholder cooperation agreement costs	1		1	—	1	—
Restructuring and employee severance	175		175	41	134	0.54
Amortization and other acquisition-related costs	284		284	74	210	0.85
Impairments and (gain)/loss on disposal of assets, net(1)	634		634	47	587	2.38
Litigation (recoveries)/ charges, net(2)	78		78	5	73	0.30
NON-GAAP	2,414	16	2,372	515	1,856	7.53	29
(1)Impairments and (gain)/loss on disposals of assets, net includes pre-tax goodwill impairment charges of $675 million ($617 million after tax or $2.50 per share) related to the GMPD segment.
(2)Litigation (recoveries)/charges, net includes $201 million ($0.67 per share) in net charges related to opioid litigation. Historically, we have excluded litigation recoveries and charges from our non-GAAP earnings measures, which is common in our industry. This practice ensures that executives have incentives to efficiently resolve litigation when it is in the best interest of the company, helps focus our incentives on underlying business performance, and aligns our incentives with performance during the performance period. We did not adjust our non-GAAP financial measures to exclude ordinary, recurring opioid-related litigation defense costs, which adversely impacted our fiscal 2024 non-GAAP operating earnings by approximately $46 million. We also did not adjust for opioid-related compliance costs.
The sum of the components and certain computations may reflect rounding adjustments.
Definitions
Non-GAAP operating earnings is operating earnings excluding shareholder cooperation agreement costs, restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, net, and litigation (recoveries)/charges, net.
Non-GAAP earnings before income taxes is earnings before income taxes excluding shareholder cooperation agreement costs, restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, net, and litigation (recoveries)/charges, net.
Non-GAAP net earnings attributable to Cardinal Health, Inc. is net earnings attributable to Cardinal Health, Inc. excluding shareholder cooperation agreement costs, restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, net, and litigation (recoveries)/charges, net, each net of tax.
Non-GAAP diluted earnings per share attributable to Cardinal Health, Inc. is non-GAAP net earnings attributable to Cardinal Health, Inc. divided by diluted weighted average shares outstanding.

A-2	CARDINAL HEALTH 2024 Proxy Statement

Corporate offices
Cardinal Health
7000 Cardinal Place
Dublin, Ohio 43017

614.757.5000
cardinalhealth.com

© 2024 Cardinal Health. All Rights Reserved. CARDINAL HEALTH and the Cardinal Health LOGO are trademarks of Cardinal Health and may be registered in the US and/or in other countries. All other trademarks are the property of their respective owners. Patent cardinalhealth.com/patents. Lit. No. 5PR24-3013324 (09/2024)

SCAN TO
VIEW MATERIALS & VOTE

CARDINAL HEALTH, INC.
7000 CARDINAL PLACE
DUBLIN, OH 43017

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 5, 2024 for shares held directly and by 11:59 p.m. Eastern Time on October 31, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CAH2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 5, 2024 for shares held directly and by 11:59 p.m. Eastern Time on October 31, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V56616-Z87972-P14931

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARDINAL HEALTH, INC.

The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3, and a vote AGAINST Proposal 4.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Robert W. Azelby	☐	☐	☐
1b. Michelle M. Brennan	☐	☐	☐
1c. Sheri H. Edison	☐	☐	☐
1d. David C. Evans	☐	☐	☐
1e. Patricia A. Hemingway Hall	☐	☐	☐
1f. Jason M. Hollar	☐	☐	☐
1g. Akhil Johri	☐	☐	☐
1h. Gregory B. Kenny	☐	☐	☐
1i. Nancy Killefer	☐	☐	☐
1j. Christine A. Mundkur	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V56617-Z87972-P14931

CARDINAL HEALTH, INC.
Annual Meeting of Shareholders
November 6, 2024 8:00 AM Eastern Time
This proxy is solicited by the Board of Directors

Jason M. Hollar, Jessica L. Mayer, and Patrick C. Pope (the "Proxies"), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Cardinal Health, Inc. to be held at 8:00 AM Eastern Time on November 6, 2024 at www.virtualshareholdermeeting.com/CAH2024, or at any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted FOR each of the nominees listed in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side